Exhibit 10.1 to 2003 10-Q

--------------------------------------------------------------------------------

                             PARTICIPATION AGREEMENT

                            Dated as of June 30, 2003

                                      among

                      CONVERGYS CORPORATION, as the Lessee,

                  THE VARIOUS PARTIES HERETO FROM TIME TO TIME,
                               as the Guarantors,

                        WACHOVIA DEVELOPMENT CORPORATION,
                       as the Borrower and as the Lessor,

 THE VARIOUS FINANCIAL INSTITUTIONS AND OTHER INSTITUTIONAL INVESTORS WHICH ARE
        PARTIES HERETO FROM TIME TO TIME, as the Credit Note Purchasers,

 THE VARIOUS BANKS AND OTHER LENDING INSTITUTIONS WHICH ARE PARTIES HERETO
                  FROM TIME TO TIME, as the Mortgage Lenders,

                                       and

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                 as the Agent for the Primary Financing Parties
                     and, respecting the Security Documents,
                      as the Agent for the Secured Parties

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

                                TABLE OF CONTENTS
                                                                           Page

SECTION 1.  THE FINANCING......................................................1
SECTION 2.  CONTINUATION OF LEASE FACILITY.....................................2
SECTION 3.  SUMMARY OF TRANSACTIONS............................................2
     3.1.   Operative Agreements...............................................2
     3.2.   Lease of Property; Refinance of Indebtedness.......................2
SECTION 4.  THE CLOSING........................................................3
     4.1.   Closing Date.......................................................3
     4.2.   Advances...........................................................3
SECTION 5.  FUNDING OF ADVANCE; CLOSING CONDITIONS.............................3
     5.1.   General............................................................3
     5.2.   Procedures for Funding.............................................3
     5.3.   Conditions Precedent for  the Agent, the Credit
            Note Purchasers, the Mortgage Lenders and the Lessor
            Relating to the Closing Date.......................................5
     5.4.   [Reserved].........................................................9
     5.5.   [Reserved].........................................................9
     5.6.   [Reserved].........................................................9
     5.7.   Restrictions on Liens..............................................9
     5.8.   [Reserved].........................................................9
     5.9.   [Reserved].........................................................9
     5.10.  Payments...........................................................9
     5.11.  Amounts Due Under Lease...........................................10
SECTION 5B. LESSOR ADVANCE....................................................10
     5B.1.  Procedure for Lessor Advance......................................10
     5B.2.  Lessor Yield......................................................10
     5B.3.  Scheduled Return of Lessor Advance................................11
     5B.4.  Early Return of Lessor Advance....................................11
     5B.5.  Conversion and Continuation Options...............................12
     5B.6.  Computation of Lessor Yield.......................................12
SECTION 6.  REPRESENTATIONS AND WARRANTIES....................................13
     6.1.   Representations and Warranties of the Borrower....................13
     6.2.   Representations and Warranties of the Credit Parties..............15
SECTION 6B. GUARANTY..........................................................21
     6B.1.  Guaranty of Payment and Performance...............................21
     6B.2.  Obligations Unconditional.........................................22
     6B.3.  Modifications.....................................................23
     6B.4.  Waiver of Rights..................................................23
     6B.5.  Reinstatement.....................................................23
     6B.6.  Remedies..........................................................24
     6B.7.  Limitation of Guaranty............................................24
     6B.8.  Contribution......................................................24
     6B.9.  Payment of Amounts to the Agent...................................24

     6B.10. Release of Guarantors.............................................25
SECTION 7.  PAYMENT OF CERTAIN EXPENSES.......................................25
     7.1.   Transaction Expenses..............................................25
     7.2.   Brokers' Fees.....................................................25
     7.3.   Certain Fees and Expenses.........................................26
     7.4.   [Reserved]........................................................26
     7.5.   Administrative Fee................................................26
SECTION 8.  OTHER COVENANTS AND AGREEMENTS....................................26
     8.1.   Cooperation with the Lessee.......................................26
     8.2.   Covenants of the Lessor...........................................26
     8.3.   Lessee Covenants, Consent and Acknowledgment......................29
            8.3A     Affirmative Covenants....................................32
            8.3A.1   Financial Statements and Other Information...............32
            8.3A.2   Notices of Material Events...............................33
            8.3A.3   Existence; Conduct of Business...........................33
            8.3A.4   Payment of Obligations...................................34
            8.3A.5   Maintenance of Properties; Insurance.....................34
            8.3A.6   Books and Records; Inspection Rights.....................34
            8.3A.7   Compliance with Laws.....................................34
            8.3A.8   Use of Proceeds..........................................34
            8.3A.9   Future Guarantors........................................35
            8.3B     Negative Covenants.......................................35
            8.3B.1   Liens....................................................35
            8.3B.2   Sale and Lease-Back Transactions.........................36
            8.3B.3   Fundamental Changes......................................36
            8.3B.4   Transactions with Affiliates.............................37
            8.3B.5   Restrictive Agreements...................................37
            8.3B.6   Interest Coverage Ratio..................................37
            8.3B.7   Consolidated Total Debt to Consolidated
                     Total Capitalization Ratio...............................38
            8.3B.8   Hedging Agreements.......................................38
     8.4.   Sharing of Certain Payments.......................................38
     8.5.   Grant of Easements, etc...........................................38
     8.6.   Appointment of the Agent by the Primary
            Financing Parties.................................................38
     8.7.   Collection and Allocation of Payments and Other Amounts
            Special Provision Regarding Post-Expiration Date Sales............43
     8.8.   Release of the Property, etc......................................45
     8.9.   Limitation of Lessor's Obligations................................45
     8.10.  No Representations or Warranties as to the Property or
            Operative Agreements..............................................46
     8.11.  Reliance; Advice of Counsel.......................................47
     8.12.  Amendments to Lessee Credit Agreement.............................47
     8.13.  Non-Disturbance...................................................48
SECTION 9.  MORTGAGE NOTE LOAN AGREEMENT......................................48
     9.1.   The Lessee's Mortgage Note Loan Agreement Rights..................48
SECTION 10.  TRANSFER OF INTEREST.............................................48
     10.1.  Restrictions on Transfer..........................................48

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     10.2.  Effect of Transfer................................................50
SECTION 11.  INDEMNIFICATION..................................................50
     11.1.  General Indemnity.................................................50
     11.2.  General Tax Indemnity.............................................53
     11.3.  Increased Costs, Illegality, etc..................................59
     11.4.  Funding/Contribution Indemnity....................................61
     11.5.  EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE,
            STRICT LIABILITY, ETC.............................................61
     11.6.  Additional Provisions Regarding Environmental
            Indemnification...................................................62
     11.7.  Cooperation with the Indemnity Provider...........................62
     11.8.  Time Period in which Claims may arise and be Covered by Indemnification................................................62
SECTION 12.  MISCELLANEOUS....................................................62
     12.1.  Survival of Agreements............................................62
     12.2.  Notices...........................................................63
     12.3.  Counterparts......................................................65
     12.4.  Terminations, Amendments, Waivers, Etc.; Unanimous
            Vote Matters......................................................66
     12.5.  Headings, etc.....................................................68
     12.6.  Parties in Interest...............................................68
     12.7.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER
            OF JURY TRIAL; VENUE..............................................68
     12.8.  Severability......................................................69
     12.9.  Liability Limited.................................................69
     12.10. Rights of the Credit Parties......................................70
     12.11. Further Assurances................................................71
     12.12. Calculations under Operative Agreements; Consents.................71
     12.13. Confidentiality...................................................71
     12.14. Financial Reporting/Tax Characterization..........................72
     12.15. Set-off...........................................................72

EXHIBITS
--------

A - Form of Requisition - Sections 4.2, 5.2 and 5.3
B - [Reserved]
C - Form of Secretary's Certificate - Section 5.3(y)
D - Form of Officer's Certificate - Section 5.3(z)
E - Form of Secretary's Certificate - Section 5.3(bb)
F - Form of Officer's Certificate - Section 5.3(cc)
G - [Reserved]
H - [Reserved]
I - [Reserved]
J - [Reserved]
K - Description of Material Litigation - Section 6.2(d)
L - State of Incorporation/Formation and Principal Place of Business of the
    Lessee - Section 6.2(i)
Appendix A - Rules of Usage and Definitions

Exhibit 10.1 to 2003 10-Q

                             PARTICIPATION AGREEMENT

     THIS PARTICIPATION AGREEMENT, dated as of June 30, 2003 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, this "Agreement") is by and among CONVERGYS CORPORATION, an Ohio corporation (the "Lessee"); the various parties hereto from time to time as guarantors (subject to the definition of Guarantors in Appendix A hereto, individually, a "Guarantor" and collectively, the "Guarantors"); WACHOVIA DEVELOPMENT CORPORATION, a North Carolina corporation (the "Borrower" or the "Lessor"); the various financial institutions and other institutional investors which are parties hereto from time to time as holders of the Credit Notes (subject to the definition of Credit Note Purchasers in Appendix A hereto, individually, a "Credit Note Purchaser" and collectively, the "Credit Note Purchasers"); the various banks and other lending institutions which are parties hereto from time to time as holders of the Mortgage Notes (subject to the definition of Mortgage Lenders in Appendix A hereto, individually, a "Mortgage Lender" and collectively, the "Mortgage Lenders"); (the Lessor, each Credit Note Purchaser and each Mortgage Lender may be referred to individually as a "Primary Financing Party" and collectively as the "Primary Financing Parties"); and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as the agent for the Primary Financing Parties and respecting the Security Documents, as the agent for the Secured Parties (in such capacity, the "Agent"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings set forth in Appendix A hereto.

     In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                            SECTION 1. THE FINANCING.

     Subject to the terms and conditions of this Agreement and the other Operative Agreements and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, the Primary Financing Parties have agreed to (i) make the Lessor Advance (in the case of the Lessor) or (ii) purchase the Credit Notes (in the case of the Credit Note Purchasers) issued by the Lessor on the Closing Date or (iii) make Mortgage Loans (in the case of the Mortgage Lenders) pursuant to the Mortgage Notes, with such Lessor Advance, the Credit Notes and the Mortgage Notes to be in an aggregate principal amount of up to the aggregate amount of the Commitments in order for the Lessor to acquire, through an assignment of the Existing Notes and the Existing Holder Certificates and an assumption of the Trust's obligations under the Existing Operative Agreements, title to and/or a ground lease interest in the Property, as applicable, in accordance with the terms and provisions hereof and for the other purposes described herein. The Credit Note Purchasers will purchase the Credit Notes issued by the Borrower pursuant to the Note Purchase Agreement. The Mortgage Lenders will make loans to the Borrower pursuant to the Mortgage Note Loan Agreement and the Mortgage Notes. The obligations of the Lessee to the Lessor and the obligations of the Borrower to the Credit Note Purchasers and the Mortgage Lenders under the Operative Agreements shall be secured by the Property.

                   SECTION 2. CONTINUATION OF LEASE FACILITY.

     Each party hereto agrees that the Operative Agreements amend, restate and replace the Existing Operative Agreements. Each of the parties hereto agrees that (a) the proceeds from the sale of the Credit Notes, the Mortgage Loans and the Lessor Advance shall be used by the Lessor to purchase and receive an assignment of the notes outstanding pursuant to the Existing Operative Agreements (the "Existing Notes") and the holder certificates outstanding pursuant to the Existing Operative Agreements (the "Existing Holder Certificates"), (b) the Credit Note Purchasers under the Note Purchase Agreement and the other Operative Agreements shall purchase Credit Notes pursuant to the terms and conditions of the Operative Agreements, the Mortgage Lenders shall make Mortgage Loans pursuant to the terms of the Mortgage Note Loan Agreement and the other Operative Agreements and the obligations owing to the Lessor with respect to the Lessor Advance shall be evidenced by Section 5B of this Agreement and pursuant to the terms and conditions of the Operative Agreements and (c) the Operative Agreements shall amend and restate the Existing Operative Agreements. In accordance with the Operative Agreements, the parties to this Agreement agree that the Lessor is permitted to (i) acquire the beneficial interest in the Trust through an assignment of the Existing Notes and the Existing Holder Certificates and an assumption of the Trust's obligations under the Existing Operative Agreements, (ii) take all necessary action to evidence the Lessor's ownership of the Property and/or the Lessor's ground lease interest in the Property, as applicable and (iii) enter into and perform its obligations pursuant to the Assignment and Recharacterization Agreement.

                       SECTION 3. SUMMARY OF TRANSACTIONS.

     3.1.  Operative Agreements.
           --------------------

     On the Closing Date, each of the respective parties hereto and thereto shall execute and deliver this Agreement, the Lease, the Note Purchase Agreement, the Credit Notes, the Mortgage Note Loan Agreement, the Mortgage Notes, the Security Agreement, each applicable Mortgage Instrument and such other documents, instruments, certificates and opinions of counsel as agreed to by the parties hereto.

     3.2.  Lease of Property; Refinance of Indebtedness.
           --------------------------------------------

     On the Closing Date and subject to the terms and conditions of this Agreement (a) the Credit Note Purchasers will purchase the Credit Notes in accordance with Section 5 of this Agreement and the terms and provisions of the Note Purchase Agreement, (b) the Mortgage Lenders will make Mortgage Loans in accordance with Section 5 of this Agreement and the terms and provisions of the Mortgage Note Loan Agreement, (c) the Lessor will make a Lessor Advance in accordance with Sections 5 and 5B of this Agreement, (d) the Lessor shall acquire, through an assignment of the Existing Notes and the Existing Holder Certificates and an assumption of the Trust's obligations under the Existing Operative Agreements, title to or a ground lease interest in each applicable Property, each to be within an Approved State, identified by the Lessee, in each case pursuant to a Bill of Sale and Deed or Ground Lease, as the case may be, and grant the Agent (on behalf of the Secured Parties) a lien on the Property by execution of the required Security Documents, (e) the Agent, the Lessee and the Lessor shall execute and deliver an amended and restated Lease Supplement relating to the Property acquired as of the Closing Date and (f) the Term shall commence with respect to the Property. Unless the context otherwise requires, references in the Operative Agreements to the acquisition of the Property (including without limitation a ground lease interest in the Property) by the Lessor shall be deemed to refer to the acquisition of title to the Property or the acquisition of a ground lease interest therein through an assignment of the applicable Existing Notes and the applicable Existing Holder Certificates and an assumption of the Trust's obligations under the applicable Existing Operative Agreements.

                             SECTION 4. THE CLOSING.

     4.1.  Closing Date.
           ------------

     All documents and instruments required to be delivered on the Closing Date shall be delivered at the offices of Moore & Van Allen PLLC, Charlotte, North Carolina, or at such other location as may be determined by the Lessor, the Agent and the Lessee.

     4.2.  Advances.
           --------

     The Lessee shall deliver to the Agent a requisition (a "Requisition"), in the form attached hereto as Exhibit A or in such other form as is satisfactory to the Agent, in its reasonable discretion, in connection with (a) the Transaction Expenses payable by the Lessor pursuant to Section 7.1 and (b) the Advance.

               SECTION 5. FUNDING OF ADVANCE; CLOSING CONDITIONS.

     5.1.  General.
           -------
     To the extent funds have been made available to or by the Lessor pursuant to this Section 5, the Lessor will use such funds on the Closing Date in accordance with the terms and conditions of this Agreement and the other Operative Agreements for the following purposes (i) at the direction of the Lessee to acquire, through an assignment of the applicable Existing Notes and the applicable Existing Holder Certificates and an assumption of the Trust's obligations under the applicable Existing Operative Agreements, title to and/or a Ground Lease interest in the Property in accordance with the terms of this Agreement and the other Operative Agreements, and (ii) to pay Transaction Expenses, and reasonable fees, expenses and other disbursements payable by the Lessor under Section 7.

     5.2   Procedures for Funding.
           ----------------------

           (a) The Lessee shall deliver to the Agent, not less than three (3) Business Days prior to the Closing Date, a Requisition as described in
     Section 4.2.

           (b)  [Reserved].

           (c) Subject to the satisfaction of the conditions precedent set forth in Section 5.3, on the Closing Date, (i) the Credit Note Purchasers shall purchase the Credit Notes issued by the Borrower based on their respective Credit Note Purchaser Commitments, (ii) the Mortgage Lenders shall make Mortgage Loans to the Borrower under the Mortgage Notes based on their respective Mortgage Note Commitments, and (iii) the Lessor shall make an advance based on its Lessor Commitment (the "Lessor Advance"). Subject to the foregoing sentence, the Requested Funds shall be funded by the Credit Note Purchasers, the Mortgage Lenders and the Lessor such that (I) the proceeds from the sale of the Credit Notes to the Credit Note Purchasers (the "Note Proceeds") shall equal the product of the Requested Funds set forth in such Requisition times eighty-four and sixty-two hundredths of one percent (84.62%), (II) the Mortgage Loans made by the Mortgage Lenders under the Mortgage Notes shall equal the product of the Requested Funds set forth in such Requisition times nine and thirty-eight hundredths of one percent (9.38%), and (III) the Lessor Advance shall equal the product of the Requested Funds set forth in such Requisition times six percent (6%). Notwithstanding that the Operative Agreements state that the Lessor shall issue the Credit Notes and the Mortgage Notes, the Note Proceeds, and the Mortgage Loans, together with the Lessor Advance, shall in fact be paid to such Persons as directed by the Lessee (for the benefit of the Lessor) pursuant to the requirements imposed on the Lessor and the Lessee under the Operative Agreements.

           (d)  [Reserved].

           (e) All Operative Agreements which are to be delivered to the Lessor, the Agent or the Primary Financing Parties shall be delivered to the Agent, on behalf of the Lessor, the Agent or the Primary Financing Parties, and such items (except for Credit Notes, Mortgage Notes, Bills of Sale, the Deed and chattel paper originals, with respect to which in each case there shall be only one original) shall be delivered with originals sufficient for the Lessor, the Agent and each other Primary Financing Party. The Agent shall then deliver such Operative Agreements to the Lessor and each other Primary Financing Party. All other items which are to be delivered to the Lessor, the Agent or the other Primary Financing Parties shall be delivered to the Agent, on behalf of the Lessor, the Agent or the other Primary Financing Parties, or directly to such party as required by the Operative Agreements. Except as otherwise noted, copies shall be sufficient for any other deliveries to parties other than the Agent required under Section 5.3. To the extent any such other items delivered to the Agent are requested in writing from time to time by the Lessor or any other Primary Financing Party or are required to be delivered by the Agent pursuant to Section 8.6(g), the Agent shall provide a copy of such item to the party requesting it or to the parties entitled thereto, as applicable.

           (f)  [Reserved].

           (g) Notwithstanding the completion of the closing under this Agreement pursuant to Section 5.3, each condition precedent in connection with the closing may be subsequently enforced as a covenant obligation of the Lessee by the Agent (unless such has been expressly waived in writing by the Agent).

     5.3.  Conditions Precedent for the Agent, the Credit Note Purchasers,
           ---------------------------------------------------------------
           the Mortgage Lenders and the Lessor Relating to the Closing Date.
           ----------------------------------------------------------------

     The obligations on the Closing Date of the Agent, the Credit Note Purchasers and the Lessor to enter into the transactions contemplated by this Agreement, including without limitation the obligation of each party to execute and deliver the applicable Operative Agreements to which it is a party and of the Lessor to make a Lessor Advance, of the Mortgage Lenders to make Mortgage Loans and of the Credit Note Purchasers to purchase the Credit Notes on the Closing Date (collectively, the Lessor Advance and Mortgage Loans made and the Note Proceeds received on the Closing Date may be referred to as the "Advance"), are subject to the satisfaction or waiver of the following conditions precedent on or prior to the Closing Date (it being agreed that (i) to the extent such conditions precedent require the delivery of any agreement, certificate, instrument, memorandum, legal or other opinion, appraisal, commitment, title insurance commitment, lien report or any other document of any kind or type, such shall be in form and substance satisfactory to the Agent and the Primary Financing Parties, in their reasonable discretion, and (ii) notwithstanding the foregoing, the obligations of each party shall not be subject to any conditions contained in this Section 5.3 which are required to be performed by such party):

           (a) the correctness on the Closing Date of the representations and warranties of the parties to this Agreement contained herein, in each of the other Operative Agreements and each certificate delivered pursuant to any Operative Agreement;

           (b) the performance by the parties to this Agreement of their respective agreements contained herein and in the other Operative Agreements to be performed by them on or prior to such date;

           (c) the Agent and the Primary Financing Parties shall have received fully executed counterpart copies of the Requisition, appropriately completed;

           (d) title to the Property shall conform to the representations and warranties set forth in Section 6.2(l) hereof;

           (e) the Lessee shall have delivered to the Agent and the Primary Financing Parties a good standing certificate for the Lessee in Florida and the Deed with respect to each parcel of Land and existing Improvements (or Ground Lease thereof, if applicable, respecting the Property being acquired on such date with the Advance;

           (f) there shall not have occurred and be continuing any Default or Event of Default and no Default or Event of Default will have occurred after giving effect to the Advance requested by the Requisition;

           (g) the Lessee shall have delivered to the Agent and the Primary Financing Parties separate title insurance commitments for the Note Proceeds, the Mortgage Loans and the Lessor Advance to issue policies respecting the Property, with such endorsements as the Agent and the Primary Financing Parties deem reasonably necessary, in favor of the Lessor and the Agent from a title insurance company reasonably acceptable to the

     Agent and the Primary Financing Parties, but only with such title exceptions thereto as are reasonably acceptable to the Agent and the Primary Financing Parties;

           (h) the Lessee shall have delivered to the Agent and the Primary Financing Parties an environmental site assessment respecting the Property prepared by an independent recognized professional reasonably acceptable to the Agent and the Primary Financing Parties in form and substance satisfactory to the Agent and the Primary Financing Parties;

           (i) the Lessee shall have delivered to the Agent and the Primary Financing Parties an ALTA survey (with a flood hazard certification) respecting the Property prepared by (i) an independent recognized professional reasonably acceptable to the Agent and the Primary Financing Parties and (ii) in a manner and including such information as is reasonably required by the Agent and the Primary Financing Parties;

           (j) the Lessee shall have caused to be delivered to the Agent and the Primary Financing Parties a legal opinion in such form as is reasonably acceptable to the Agent and the Primary Financing Parties with respect to local law real property issues respecting each state in which the Property is located addressed to the Lessor, the Agent and the other Primary Financing Parties, from counsel located in the state where the Property is located, prepared by counsel reasonably acceptable to the Agent and the Primary Financing Parties;

           (k) the Agent and the Primary Financing Parties shall be satisfied that the acquisition of the Property and the execution of the Mortgage Instruments and the other Security Documents will not materially and adversely affect the rights of the Lessor, the Agent or the other Primary Financing Parties under or with respect to the Operative Agreements;

           (l) the Lessee shall have delivered to the Agent and the Primary Financing Parties invoices for, or other reasonably satisfactory evidence of, the various Transaction Expenses and other fees, expenses and disbursements referenced in Section 7 of this Agreement, as appropriate;

           (m) the Lessee shall have caused to be delivered to the Agent and the Primary Financing Parties, Mortgage Instruments and the other Security Documents (in such form as is reasonably acceptable to the Agent and the Primary Financing Parties, with revisions as necessary to conform to applicable state law), Lessor Financing Statements and Primary Financing Party Financing Statements respecting the Property, all fully executed and in recordable form;

           (n)  [Reserved];

           (o) the Lessee shall have delivered to the Agent with respect to the Property a Lease Supplement and a memorandum (or short form lease) regarding the Lease and such Lease Supplement (such memorandum or short form lease to be in the form attached to the Lease as Exhibit B or in such other form as is acceptable to the Agent, with modifications as necessary to conform to applicable state law, and in form suitable for recording);

           (p)  [Reserved];

           (q)  [Reserved];

           (r) the Lessee shall have provided evidence to the Agent and the Primary Financing Parties of insurance with respect to the Property as provided in the Lease;

           (s) the Lessee shall have caused an Appraisal regarding the Property to be provided to the Agent and the Primary Financing Parties from an appraiser satisfactory to the Agent and the Primary Financing Parties;

           (t) the Lessee shall cause (i) Uniform Commercial Code lien searches, tax lien searches and judgment lien searches regarding the Lessor and the Lessee to be conducted (and copies thereof to be delivered to the Agent and the Primary Financing Parties) in such jurisdictions as determined by the Agent by a nationally recognized search company acceptable to the Agent and (ii) the liens referenced in such lien searches which are objectionable to the Agent to be either removed or otherwise handled in a manner satisfactory to the Agent;

           (u) all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Agreements and/or documents related thereto shall have been paid or provisions for such payment shall have been made to the satisfaction of the Agent;

           (v) in the reasonable opinion of the Agent and the Primary Financing Parties and their respective counsel, the transactions contemplated by the Operative Agreements do not and will not subject the Lessor, the other Primary Financing Parties or the Agent to any adverse regulatory prohibitions, constraints, penalties or fines;

           (w) each of the Operative Agreements to be entered into on such date shall have been duly authorized, executed and delivered by the parties thereto, and shall be in full force and effect, and the Agent and the Primary Financing Parties shall have received a fully executed copy of each of the Operative Agreements;

           (x)  [Reserved];

           (y) the Agent and the Primary Financing Parties shall have received an Officer's Certificate, dated as of the Closing Date, of the Lessee in the form attached hereto as EXHIBIT C or in such other form as is reasonably acceptable to the Agent and the Primary Financing Parties stating that (i) each and every representation and warranty of the Credit Parties contained in the Operative Agreements to which any Credit Party is a party is true and correct on and as of the Closing Date; (ii) no Default or Event of Default has occurred and is continuing under any Operative Agreement; (iii) each Operative Agreement to which any Credit Party is a party is in full force and effect with respect to it except as the same may be limited by applicable bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' or lessors' rights generally and general principles of equity; and (iv) each Credit Party has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Closing Date;

           (z)  the Agent and the Primary Financing Parties shall have received
     (i) a certificate of the Secretary or an Assistant Secretary of each Credit Party, dated as of the Closing Date, in the form attached hereto as EXHIBIT D or in such other form as is reasonably acceptable to the Agent and the Primary Financing Parties attaching and certifying as to (1) the resolutions of the Board of Directors of such Credit Party duly authorizing the execution, delivery and performance by such Credit Party of each of the Operative Agreements to which it is or will be a party, (2) the articles of incorporation of such Credit Party certified as of a recent date by the Secretary of State of its state of incorporation and its by-laws and (3) the incumbency and signature of persons authorized to execute and deliver on behalf of such Credit Party the Operative Agreements to which it is or will be a party and (ii) a good standing certificate (or local equivalent) from the respective states where such Credit Party is incorporated and where the principal place of business of such Credit Party is located as to its good standing in each such state;

           (aa) there shall not have occurred any material adverse change in the consolidated assets, liabilities, operations, business or condition (financial or otherwise) of the Lessee (on a consolidated basis) from that set forth in the most recent audited consolidated financial statements of the Lessee which have been provided to the Agent and the Primary Financing Parties;

           (bb) the Agent, the Lessee, the Credit Note Purchasers and the Mortgage Lenders shall have received an Officer's Certificate of the Lessor dated as of the Closing Date in the form attached hereto as EXHIBIT E or in such other form as is reasonably acceptable to the Agent and the Lessee, stating that (i) each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the Closing Date, (ii) each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it,
     (iii) the Lessor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Agreement required to be performed or complied with by it on or prior to the Closing Date and (iv) no Default or Event of Default attributable solely to Lessor has occurred and is continuing under any Operative Agreement;

           (cc) the Agent, the Lessee, the Credit Note Purchasers and the Mortgage Lenders shall have received (i) a certificate of the Secretary or an Assistant Secretary of the Lessor in the form attached hereto as EXHIBIT F or in such other form as is reasonably acceptable to the Agent and the Lessee, attaching and certifying as to (A) the signing resolutions duly authorizing the execution, delivery and performance by the Lessor of each of the Operative Agreements to which it is or will be a party, (B) its articles of incorporation certified as of a recent date by the Secretary of State of its state of incorporation and its by-laws and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Agreements to which it is a party and (ii) a good standing certificate from the appropriate governmental authority in the jurisdiction of the Lessor's organization and in Florida;

           (dd) counsel for the Lessor acceptable to the Agent shall have issued to the Lessee, the Primary Financing Parties and the Agent its opinion in such form as is reasonably acceptable to the Agent and the Primary Financing Parties and the Lessee;

           (ee) the Lessee shall have caused to be delivered to the Agent and the Primary Financing Parties a legal opinion in such form as is reasonably acceptable to the Agent and the Primary Financing Parties, addressed to the Lessor, the Agent and the Primary Financing Parties, from counsel reasonably acceptable to the Agent;

           (ff) the Credit Note Purchasers shall have obtained a private placement number for the Credit Notes from Standard & Poor's CUSIP Service Bureau;

           (gg) no Casualty and no Condemnation respecting the Property shall have occurred and no action shall be pending or threatened by a Governmental Authority to initiate a Condemnation with respect to the Property; and

           (hh) Lessee, Lessor, the Credit Note Purchasers and the Mortgage Lenders shall have received a certificate from the Placement Agent, in form and substance satisfactory to them, dated the Closing Date, with respect to offerees of the Credit Notes.

     5.4.  [Reserved].
           ----------

     5.5.  [Reserved].
           ----------

     5.6.  [Reserved].
           ----------

     5.7.  Restrictions on Liens.
           ---------------------

     On the Closing Date, the Lessee shall cause the Property to be free and clear of all Liens except those referenced in Sections 6.2(r)(i) and 6.2(r)(ii). On the date the Property is either sold to a third party in accordance with the terms of the Operative Agreements or, pursuant to Section 22.1(a) of the Lease Agreement, retained by the Lessor, the Lessee shall cause the Property to be free and clear of all Liens (other than Lessor Liens and such other Liens that are expressly set forth as title exceptions on the title commitment issued under
Section 5.3(g) with respect to the Property, to the extent such title commitment has been approved by the Agent).

     5.8.  [Reserved].
           ----------

     5.9.  [Reserved].
           ----------

     5.10. Payments.
           --------

     All payments of Rent, and other amounts payable to any Financing Party to be made by the Lessee under this Agreement or any other Operative Agreements (excluding Excepted Payments which shall be paid directly to the party to whom such payments are owed) shall be made to the Agent at the office designated by the Agent from time to time by written notice as provided herein in Dollars and in immediately available funds, without setoff, deduction, or counterclaim. Subject to the definition of "Interest Period" in Appendix A attached hereto, whenever any payment under this Agreement or any other Operative Agreements shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall not be included in the computation of interest and fees payable pursuant to the Operative Agreements, as applicable and as the case may be.

     5.11. Amounts Due Under Lease.
     -----------------------------

     Each Credit Party, the Lessor, the Agent, each Credit Note Purchaser and each Mortgage Lender intends that, subject to the provisions of the Operative
Agreements: (i) the amount and timing of installments of Basic Rent due and payable from time to time under the Lease shall be equal to the aggregate payments due and payable as scheduled interest on the Credit Notes and the Mortgage Loans and the scheduled Lessor Yield on the Lessor Advance on each Scheduled Interest Payment Date; (ii) if the Lessee elects the Purchase Option or becomes obligated or otherwise elects to purchase the Property under the Lease, then the Credit Notes, the Mortgage Notes, the Lessor Advance, all accrued and unpaid interest and Lessor Yield thereon, and all other obligations of the Credit Parties owing to the Primary Financing Parties under the Operative Agreements shall be paid by the Lessee with a payment of Supplemental Rent in an amount equal to the Termination Value for the Property; and (iii) if the Lessee properly elects the Sale Option with respect to the Property, the Lessee shall be required to pay to the Agent the Maximum Residual Guarantee Amount on the Expiration Date, together with all other amounts then due and payable as Supplemental Rent in respect of the Lease.

                           SECTION 5B. LESSOR ADVANCE.

     5B.1. Procedure for Lessor Advance.
           ----------------------------

           Upon receipt from Lessee by the Agent of a Requisition pursuant to
     Section 4.2, and subject to the terms and conditions of this Agreement, the Lessor shall make an Advance under the Lessor Commitment equal to six percent (6%) of the amount requested in such Requisition on the applicable Closing Date. The Lessor Advance shall be based on the Eurodollar Rate or the ABR, as designated by the Lessee in the Requisition.

     5B.2. Lessor Yield.
           ------------

           (a) The Lessor Advance shall bear yield calculated at the rate of Lessor Yield applicable from time to time. The Lessee shall pay as Basic Rent to the Agent for distribution to the Lessor the Lessor Yield in arrears on each Scheduled Interest Payment Date or as otherwise provided herein.

           (b) If all or a portion of Lessor Yield shall not be received by the Lessor (or the Agent on behalf of the Lessor) when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall, without limiting the rights of the Lessor hereunder or under any other Operative Agreement, bear interest at the Lessor Overdue Rate, in each case from the date of nonpayment until paid (whether after or before judgment) and shall be paid upon demand. Upon the occurrence and during the continuation of any Event of Default, Lessor Yield shall be calculated at the Lessor Overdue Rate.

     5B.3. Scheduled Return of Lessor Advance.
           ----------------------------------

           The outstanding amount of the Lessor Advance shall be due in full on the Expiration Date. On the Expiration Date, subject to the terms of this Agreement, the Lessor (or the Agent on behalf of the Lessor) shall receive from the Lessee as Basic Rent under the Lease the outstanding amount of the Lessor Advance then due, together with all accrued but unpaid Lessor Yield and all other amounts due to Lessor under the Operative Agreements.

     5B.4. Early Return of Lessor Advance.
           ------------------------------

           (a)  Subject to Section 5B.4(a) or (b) and Sections 11.2(e), 11.3 and
     11.4 of this Agreement, the Lessor Advance may at any time after the first annual anniversary of the Closing Date and from time to time thereafter be prepaid by the Lessee as a payment of Supplemental Rent, in whole or in part, without premium or penalty, upon at least three (3) Business Days' irrevocable notice to the Agent, specifying the date and amount of prepayment of the Lessor Advance. Upon receipt of such notice, the Agent shall promptly notify the Lessor thereof. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Amounts prepaid shall not be re-advanced.

           (b) If on any date the Agent or the Lessor shall receive any payment in respect of (i) any Casualty, Condemnation or Environmental Violation pursuant to Sections 15.1(a) or 15.1(g) or Article XVI of the Lease (excluding any payments in respect thereof which are payable to Lessee in accordance with the Lease), or (ii) the Termination Value of the Property in connection with the delivery of a Termination Notice pursuant to Article XVI of the Lease, or (iii) the Termination Value of the Property or such other applicable amount in connection with the exercise of a Purchase Option under Article XX of the Lease or the exercise of the option of the Lessor to transfer the Property to the Lessee pursuant to Section 20.3 of the Lease, then in each case, the Agent or the Lessor shall receive such payment to be distributed, subject to the requirements of Section 8.7, in a manner as the Financing Parties shall from time to time agree.

           (c) Each prepayment of the Lessor Advances pursuant to Section 5B.4(a) shall be allocated to reduce the Lessor Property Cost of the Property immediately before giving effect to such prepayment.

           (d) The Lessee shall not be permitted to prepay the Lessor Advance in accordance with Section 5B.4(d) unless, concurrently with such prepayment, Lessee (with a payment of Supplemental Rent) shall also cause
     (i) each of the Credit Notes to be
     prepaid and (ii) each of the Mortgage Loans to be prepaid, in each case (including the payment to Lessor of all or a portion of the Lessor Advance) ratably based on such Primary Financing Party's share of the Financing then outstanding.

     5B.5. Conversion and Continuation Options.
           -----------------------------------

           (a) The Lessee may elect from time to time to convert Eurodollar Lessor Advances to ABR Lessor Advances by giving the Lessor at least three
     (3) Business Days' prior irrevocable notice of such election, provided, that any such conversion may only be made on the last day of an Interest Period with respect thereto, and provided, further, to the extent an Event of Default has occurred and is continuing on the last day of any such Interest Period, the applicable Eurodollar Lessor Advances shall automatically be converted to ABR Lessor Advances. The Lessee may elect from time to time to convert ABR Lessor Advances to Eurodollar Lessor Advances by giving the Lessor at least three (3) Business Days' prior irrevocable notice of such election. All or any part of outstanding Lessor Advance may be converted as provided herein, provided, that (i) no ABR Lessor Advance may be converted into a Eurodollar Lessor Advance after the date that is one (1) month prior to the Expiration Date and (ii) such notice of conversion regarding any Eurodollar Lessor Advance shall contain an election by the Lessee of an Interest Period for such Eurodollar Lessor Advance to be created by such conversion and such Interest Period shall be in accordance with the terms of the definition of the term "Interest Period" including without limitation subparagraphs (A) through (D) thereof.

           (b) Each Eurodollar Lessor Advance shall automatically be continued as such upon the expiration of the then current Interest Period with respect thereto for an Interest Period of equal duration to the immediately preceding Interest Period, provided, that no Eurodollar Lessor Advance may be continued as such after the date that is one (1) month prior to the Expiration Date, provided, further, no Eurodollar Lessor Advance may be continued as such if a Lease Event of Default has occurred and is continuing as of the last day of the Interest Period for such Eurodollar Lessor Advance, and provided, further, if any continuation is not permitted pursuant to the preceding provisos, such Eurodollar Lessor Advance shall automatically be converted to an ABR Lessor Advance on the last day of such then expiring Interest Period.

     5B.6. Computation of Lessor Yield.
           ---------------------------

           (a) Lessor Yield shall be calculated on the basis of a year of three hundred sixty (360) days for the actual days elapsed. Any change in the Lessor Yield resulting from a change in the Eurodollar Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective.

           (b) Pursuant to Section 12.12 of this Agreement, the calculation of Lessor Yield under this Section 5B.6 shall be made by the Agent. Each determination of Lessor Yield by the Agent shall be conclusive and binding in the absence of manifest error.

           (c) If the Eurodollar Rate cannot be determined by the Agent in the manner specified in the definition of the term "Eurodollar Rate", then commencing on the Scheduled Interest Payment Date next occurring and continuing until such time as the

     Eurodollar Rate can be determined by the Agent in the manner specified in the definition of such term, the outstanding Lessor Advance shall bear a yield based on the ABR.

                   SECTION 6. REPRESENTATIONS AND WARRANTIES.

     6.1.  Representations and Warranties of the Borrower.
           ----------------------------------------------

     The Borrower represents and warrants to each of the other parties hereto that as of the Closing Date (except to the extent any such representation or warranty relates to an earlier date):

           (a) It is a corporation duly organized and validly existing and in good standing under the laws of the State of North Carolina, is qualified to do business in each jurisdiction necessary to permit the Borrower to own and lease the Property and perform its obligations under each of the Operative Agreements and has the power and authority to enter into and perform its obligations under each of the Operative Agreements to which it is or will be a party and each other agreement, instrument and document to be executed and delivered by it on or before such Closing Date in connection with or as contemplated by each such Operative Agreement to which the Borrower is or will be a party. Lessor is a multi-purpose, Wholly-Owned Entity of Wachovia Corporation;

           (b) The execution, delivery and performance of each Operative Agreement to which it is or will be a party has been duly authorized by all necessary action on its part and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by it with any of the terms and provisions thereof (i) does or will require any approval or consent of any trustee or holders of any of its indebtedness or obligations or any other consent or approval that has not previously been obtained, (ii) does or will contravene any Legal Requirement, (iii) does or will contravene or result in any breach of or constitute any default under, or result in the creation of any Lien upon any of its property under, (A) its charter or by-laws, or (B) any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement or other agreement or instrument to which it is a party or by which it or its properties may be bound or affected, which contravention, breach, default or Lien under clause (B) could reasonably be expected to materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party or (iv) does or will require any Governmental Action by any Governmental Authority;

           (c) Each Operative Agreement to which the Borrower is or will be a party have been, or on or before such Closing Date will be, duly executed and delivered by the Borrower, and each Operative Agreement to which the Borrower is a party constitutes, or upon execution and delivery will constitute, a legal, valid and binding obligation enforceable against the Borrower in accordance with the terms thereof;

           (d) There is no action or proceeding pending or, to its knowledge, threatened to which it is or will be a party before any Governmental Authority that, if adversely determined, would materially and adversely affect its ability to perform its obligations under the Operative Agreements to which it is a party or would question the validity or enforceability of any of the Operative Agreements to which it is or will become a party;

           (e) The Borrower has not assigned or transferred any of its right, title or interest in or under the Lease or its interest in the Property or any portion thereof, except in accordance with the Operative Agreements;

           (f) No Default or Event of Default under the Operative Agreements attributable to it has occurred and is continuing;

           (g) Except as otherwise contemplated in the Operative Agreements, the proceeds of the Advance shall not be applied by the Borrower for any purpose other than the purchase and/or lease of the Property or to pay Transaction Expenses, payable by the Lessor under Section 7.1 of this Agreement;

           (h) Neither the Borrower nor any Person authorized by the Borrower to act on its behalf has offered or sold any interest in the Borrower's Interest or the Notes, or in any similar security relating to the Property, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Credit Notes, the Agent, the Credit Note Purchasers and seventy-five (75) other institutional investors and neither the Borrower nor any Person authorized by the Borrower to act on its behalf will take any action which would subject, as a direct result of such action alone, the issuance or sale of any interest in the Borrower's Interest or the Notes to the provisions of Section 5 of the Securities Act or require the qualification of any Operative Agreement under the Trust Indenture Act of 1939, as amended;

           (i) The location of the Borrower for purposes of the UCC is North Carolina. The Borrower's principal place of business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288;

           (j) The Borrower is not engaged principally in, and does not have as one (1) of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U), and no part of the proceeds from the sale of the Credit Notes or the Mortgage Loans or the Lessor Advance will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulations T, U, or X;

           (k) The Borrower is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act;

           (l) The Property is free and clear of all Lessor Liens attributable to the Lessor;

           (m) The Borrower's true legal name as registered in the jurisdiction of its organization is "Wachovia Development Corporation" and its Federal Employer Identification Number is 56-1610288. During the five (5) year period immediately prior to the Closing Date, the true legal name of the Borrower has not been other than "Wachovia Development Corporation" or "First Union Development Corporation". The Borrower does not use, or transact and has not used, or transacted within the five (5) years immediately prior to the Closing Date any business under, any trade name other than its current or prior legal name referenced in the preceding sentence;

           (n) The Borrower has filed all tax returns and all other material reports that are required under applicable Law to be filed by them and has paid all taxes or other charges of any Governmental Authority due pursuant to such returns or other reports, except for any taxes or other charges that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on the books and records of the Borrower;

     6.2.  Representations and Warranties of the Credit Parties.
           ----------------------------------------------------

     Each Credit Party represents and warrants to each of the other parties hereto that as of the Closing Date (except to the extent that any such representation or warranty relates to an earlier date):

           (a) Such Credit Party and each subsidiary thereof (i) is duly organized, validly existing and is in good standing under the laws of the jurisdiction of its incorporation or organization, (ii) has the corporate or other necessary power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and (iii) is duly qualified as a foreign entity and is in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, other than in such jurisdictions where the failure to be so qualified and in good standing would not be reasonably expected to have a Material Adverse Effect;

           (b) The execution and delivery by each Credit Party of this Agreement and the other applicable Operative Agreements as of such date and the performance by each Credit Party of its respective obligations under this Agreement and the other applicable Operative Agreements are within the corporate, partnership or limited liability company (as the case may be) powers of each Credit Party, have been duly authorized by all necessary corporate, partnership or limited liability company (as the case may be) action on the part of each Credit Party (including without limitation any necessary shareholder action), have been duly executed and delivered, have received all necessary governmental approval, and do not and will not (i) violate any Legal Requirement which is binding on any Credit Party or any of its Subsidiaries, (ii) contravene or conflict with, or result in a breach of, any provision of the Articles of Incorporation, By-Laws or other organizational documents of any Credit Party or any of its Subsidiaries or of any agreement, indenture, instrument or other document which is binding on any Credit Party or any of its Subsidiaries or (iii) result in, or require, the creation or imposition of any Lien (other than pursuant to the terms of the Operative Agreements) on any asset of any Credit Party or any of its Subsidiaries;

           (c) This Agreement and the other applicable Operative Agreements, executed prior to and as of such date by any Credit Party, constitute the legal, valid and binding obligation of such Credit Party, as applicable, enforceable against such Credit Party, as applicable, in accordance with their terms. Each Credit Party has executed the various Operative Agreements required to be executed by such Credit Party as of such date;

           (d) There are no material actions, suits or proceedings pending or, to our knowledge, threatened against any Credit Party or its subsidiaries in any court or before any Governmental Authority (nor shall any order, judgment or decree have been issued or proposed to be issued by any Governmental Authority to set aside, restrain, enjoin or prevent the full performance of any Operative Agreement or any transaction contemplated thereby) that (i) concern the Property or any Credit Party's interest therein, (ii) question the validity or enforceability of any Operative Agreement to which any Credit Party is a party or the overall transaction described in the Operative Agreements to which any Credit Party is a party or (iii) have or could reasonably be expected to have a Material Adverse Effect; provided, for purposes of disclosure, the Credit Parties have described the litigation set forth on Exhibit K;

           (e) No Governmental Action by any Governmental Authority or other authorization, registration, consent, approval, waiver, notice or other action by, to or of any other Person pursuant to any Legal Requirement, contract, indenture, instrument or agreement or for any other reason is required to authorize or is required in connection with (i) the execution, delivery or performance of any Operative Agreement, (ii) the legality, validity, binding effect or enforceability of any Operative Agreement,
     (iii) the acquisition, ownership, construction, completion, occupancy, operation, leasing or subleasing of the Property or (iv) the Advance, in each case, except those which have been obtained and are in full force and effect;

           (f) Upon the execution and delivery of each Lease Supplement to the Lease, (i) the Lessee will have unconditionally accepted the Property subject to the Lease Supplement, and (ii) no offset will exist with respect to any Rent or other sums payable under the Lease;

           (g)  [Reserved];

           (h) All information heretofore or contemporaneously herewith furnished in writing by any Credit Party (or any of its Affiliates) to the Agent, the Lessor or any other Primary Financing Party for purposes of or in connection with this Agreement and the transactions contemplated hereby is true and accurate in every material respect on the date as of which such information is dated or certified, and such information, taken as a whole, does not omit to state any material fact necessary to make such information, taken as a whole, not misleading; provided, that no representation is made with respect to competitor, market, forward - looking or any other information provided to the Lessee by third parties unrelated to the Lessee and attributed to such third party;

           (i) The principal place of business, chief executive office, location for purposes of the UCC and office of the Lessee where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Agreement are kept are located at 201 East Fourth Street, 102-1900, Cincinnati, Hamilton County, Ohio 45201-2301, and the states of formation, location for purposes of the UCC and the chief executive offices of each other Credit Party are located at the places set forth in Exhibit L;

           (j) The representations and warranties of each Credit Party set forth in any of the Operative Agreements are true and correct in all material respects on and as of each such date as if made on and as of such date. Each Credit Party is in all material respects in compliance with its obligations under the Operative Agreements and there exists no Default or Event of Default under any of the Operative Agreements which is continuing and which has not been cured within any cure period expressly granted under the terms of the applicable Operative Agreement or otherwise waived in accordance with the applicable Operative Agreement. No Default or Event of Default will occur under any of the Operative Agreements as a result of, or after giving effect to, the Advance requested by the Requisition on the Closing Date;

           (k)  [Reserved];

           (l) Lessor has good and marketable fee simple title to the Property, or, if any portion of the Property is the subject of a Ground Lease, the Lessor will have a valid ground leasehold interest enforceable against the ground lessor of such portion of the Property in accordance with the terms of such Ground Lease, subject only to (i) Liens that are expressly set forth as title exceptions on the title commitment issued in accordance with
     Section 5(g) with respect to the Property on the Closing Date and (ii) subject to Section 5.7, Permitted Liens after the Closing Date;

           (m) No portion of the Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, or if the Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency, then flood insurance has been obtained for the Property in accordance with Section 14.2(b) of the Lease and in accordance with the National Flood Insurance Act of 1968, as amended;

           (n) The Property complies with all Insurance Requirements and all standards of Lessee with respect to similar properties owned by Lessee;

           (o) The Property complies with all Legal Requirements as of such date (including without limitation all zoning and land use laws and Environmental Laws), except to the extent that failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect;

           (p)  [Reserved];

           (q)  [Reserved];

           (r)  (i)    The Security Documents create, as security for the
           Obligations (as such term is defined in the Security Agreement), valid and enforceable security interests in, and Liens on, all of the Collateral, in favor of the Agent, for the benefit of the Secured Parties and such security interests and Liens are subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued in accordance with Section 5.3(g) with respect to the Property; and

                (ii) The Lease Agreement creates, as security for the obligations of the Lessee under the Lease Agreement, valid and enforceable security interests in, and Liens on, the Property leased thereunder, in favor of the Lessor, and such security interests and Liens are subject to no other Liens other than Liens that are expressly set forth as title exceptions on the title commitment issued in accordance with Section 5.3(g) with respect to the Property;

           (s)  (i)    No Credit Party nor any Subsidiary of such Credit Party
           is engaged principally, or as one of its more important activities, in the business of extending credit for the purposes of buying or carrying Margin Stock (as defined in Regulation U); and

                (ii) No part of the proceeds of the Advance will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board including Regulation T, U or X;

           (t) Except as otherwise could not reasonably be expected to have a Material Adverse Effect, to the knowledge of the Credit Parties:

                (i) The Property (including soils, surface waters, groundwaters on, at or under the Property) neither contains nor is otherwise affected by, and to Lessee's knowledge has not previously contained or been affected by, any Hazardous Substance in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to liability or obligation under applicable Environmental Laws;

                (ii) The Property and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there are no Hazardous Substances at, under or about the Property or such operations which could reasonably be expected to interfere with the continued operation of the Property;

                (iii) Lessee and all Subsidiaries of Lessee have obtained, are in compliance with, and have made all appropriate filings for issuance or renewal of, all environmental permits with respect to the Property, and all such environmental permits are in full force and effect;

                (iv) Neither Lessee nor any Subsidiary thereof has received any notice of violation, alleged violation, noncompliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws, in each case, with respect to the Property, nor does Lessee have knowledge or reason to believe that any such notice will be received or is being threatened;

                (v) Hazardous Substances have not been transported or disposed of from the Property in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, applicable Environmental Laws, nor have any Hazardous Substances been generated, treated, stored or disposed of at, on or under the Property in violation of, or in a manner which could reasonably be expected to give rise to liability under, any applicable Environmental Laws;

                (vi) No judicial proceedings or governmental or administrative action is pending, or threatened, under any applicable Environmental Law with respect to the Property to which Lessee or any Subsidiary thereof has been or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any applicable Environmental Law with respect to the Property;

                (vii) There has been no release, or threat of release, of Hazardous Substances at or from the Property, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under applicable Environmental Laws; and

                (viii) Neither Lessee nor any Subsidiary of Lessee (A) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any applicable permit, license or other approval required under any applicable Environmental Law or (B) has become subject to any Environmental Law or (C) has become subject to any Environmental Claim;

           (u) Neither the Lessee nor anyone authorized to act on the Lessee's behalf has, directly or indirectly, solicited any offers to acquire, offered or sold: (i) any interest in the Credit Notes, the Property, the Lease or the Operative Agreements in violation of Section 5 of the Securities Act or any state securities laws, or (ii) any interest in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned interests. Neither the Lessee nor anyone authorized to act on its behalf was involved in (y) offering or soliciting offers for the Credit Notes (or any similar securities) or (z) selling Notes (or any similar securities) to any Person other than the Credit Note Purchasers and Mortgage Lenders identified and contacted by the Agent and seventy-five (75) other institutional investors;

           (v) The true legal name of the Lessee as registered in the jurisdiction of its organization is and has been for at least five (5) years or, if less, since its formation "Convergys Corporation" and its Federal Employer Identification number is 31-1598292. The Lessee does not use or transact, and has not used or transacted within the five (5) years immediately prior to the Closing Date or, if less, since its formation, any business under any trade name other than its legal name.

           (w) The Property has not been acquired at a price in excess of its fair market value;

           (x)  (i)    The Lessee has heretofore furnished to the Financing
           Parties its consolidated balance sheet and statements of income, stockholders equity and cash flows (A) as of and for the fiscal year ended December 31, 2002, reported on by Ernst & Young LLP, independent public accountants, and (B) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2003, certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Lessee and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (B) above; and

                (ii) Since December 31, 2002, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Lessee and its Subsidiaries, taken as a whole.

           (y)  (i)    Each of the Lessee and its Subsidiaries has good title
           to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes; and

                (ii) Each of the Lessee and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Lessee and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

           (z) The Lessee and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing;

           (aa) Neither the Lessee nor any of its Subsidiaries is (i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935;

           (bb) The Lessee and each Subsidiary has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (i) Taxes that are being contested in good faith by appropriate proceedings and for which the Lessee or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP and (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect;

           (cc) No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each funded Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $40,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of all such underfunded Plans; and

           (dd) Schedule 6.2(dd) contains an accurate list of all of the material Subsidiaries of the Lessee on the date hereof, setting forth their respective jurisdictions of organization and the percentage of their respective ownership interest held by the Lessee or other Subsidiaries. All of the issued and outstanding shares of capital stock of such material Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

           (ee) None of the transactions contemplated under the Operative Agreements as they relate to, nor the use of the proceeds from the issuance and sale of the Notes by, Lessee, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, (a) neither the Lessee nor any of its Subsidiaries (i) is a blocked person described in Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transaction With Persons Who Commit and Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49049 (2001)) or (ii) engages in any dealings or transactions, or is otherwise associated, with any such blocked person and
     (b) the Lessee and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26,
     2001).

                              SECTION 6B. GUARANTY

     6B.1. Guaranty of Payment and Performance.
           -----------------------------------

     Subject to Section 6B.7, each Guarantor hereby, jointly and severally, absolutely, irrevocably and unconditionally guarantees to each Financing Party the prompt payment and performance of the Company Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) or when such is otherwise to be performed; provided, notwithstanding the foregoing, the obligations of the Guarantors under this Section 6B shall not constitute a direct guaranty of the indebtedness of the Borrower evidenced by the Notes but rather a guaranty of the Company Obligations arising under the Operative Agreements. This Section 6B is a guaranty of payment and performance and not of collection and is a continuing guaranty and shall apply to all Company Obligations whenever arising. All rights granted to the Financing Parties under this Section 6B shall be subject to the provisions of Section 8.2(d) and 8.6.

     6B.2. Obligations Unconditional.
           -------------------------

     Each Guarantor agrees that the obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Operative Agreements, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Company Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety, guarantor or co-obligor, it being the intent of this Section 6B.2 that the obligations of the Guarantors hereunder shall be absolute and unconditional under any and all circumstances. Each Guarantor agrees that this Section 6B may be enforced by the Financing Parties without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Operative Agreements or any collateral, if any, hereafter securing the Company Obligations or otherwise and each Guarantor hereby waives the right to require the Financing Parties to proceed against the Lessee or any other Person (including without limitation a co-guarantor) or to require the Financing Parties to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it hereby waives any and all right of subrogation, indemnity, reimbursement or contribution against the Lessee or any other Guarantor of the Company Obligations for amounts paid under this Section 6B until such time as the Credit Notes, the Mortgage Notes, the Lessor Advance, accrued but unpaid interest, accrued but unpaid Lessor Yield and all other amounts owing under the Operative Agreements have been paid in full. Without limiting the generality of the waiver provisions of this Section 6B, each Guarantor hereby waives any rights to require the Financing Parties to proceed against the Lessee or any co-guarantor or to require Lessor to pursue any other remedy or enforce any other right, including without limitation, any and all rights under N.C. Gen. Stat. Section 26-7 through 26-9. Each Guarantor further agrees that nothing contained herein shall prevent the Financing Parties from suing on any Operative Agreement or foreclosing any security interest in or Lien on any collateral, if any, securing the Company Obligations or from exercising any other rights available to it under any Operative Agreement, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, irrevocable and unconditional under any and all circumstances; provided that any amounts due under this Section 6B which are paid to or for the benefit of any Financing Party shall reduce the Company Obligations by a corresponding amount (unless required to be rescinded at a later date). Neither any Guarantor's obligations under this Section 6B nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Lessee or by reason of the bankruptcy or insolvency of the Lessee. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Company Obligations and notice of or proof of reliance by any Financing Party upon this Section 6B or acceptance of this
Section 6B. The Company Obligations shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Section 6B. All dealings between the Lessee and any of the Guarantors, on the one hand, and the Financing Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Section 6B.

     6B.3. Modifications.
           -------------

     Each Guarantor agrees that (a) all or any part of the security now or hereafter held for the Company Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) no Financing Party shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Company Obligations or the properties subject thereto; (c) the time or place of payment of the Company Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Lessee and any other party liable for payment under the Operative Agreements may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Operative Agreements may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Lessee or any other party liable for the payment of the Company Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Company Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

     6B.4. Waiver of Rights.
           ----------------

     Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Section 6B by any Financing Party and of all extensions of credit or other Advances by the Lessor and the Credit Note Purchasers pursuant to the terms of the Operative Agreements; (b) presentment and demand for payment or performance of any of the Company Obligations; (c) protest and notice of dishonor or of default with respect to the Company Obligations or with respect to any security therefor; (d) notice of any Financing Party obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Company Obligations, or any Financing Party's subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; and (e) all other notices to which such Guarantor might otherwise be entitled. Notwithstanding anything to the contrary herein, each Guarantor's payments hereunder shall be due ten (10) Business Days after written demand by the Agent for such payment (unless the Company Obligations are automatically accelerated pursuant to the applicable provisions of the Operative Agreements in which case the Guarantors' payments shall be automatically due).

     6B.5. Reinstatement.
           -------------

     The obligations of the Guarantors under this Section 6B shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Company Obligations is rescinded or must be otherwise restored by any holder of any of the Company Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify each Financing Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by any Financing Party in connection with such rescission or restoration, including without limitation any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

     6B.6. Remedies.
           --------

     The Guarantors agree that, as between the Guarantors, on the one hand, and each Financing Party, on the other hand, the Company Obligations may be declared to be forthwith due and payable as provided in the applicable provisions of the Operative Agreements (and shall be deemed to have become automatically due and payable in the circumstances provided therein) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Company Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Company Obligations being deemed to have become automatically due and payable), such Company Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors in accordance with the applicable provisions of the Operative Agreements.

     6B.7. Limitation of Guaranty.
           ----------------------

     Notwithstanding any provision to the contrary contained herein or in any of the other Operative Agreements, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including without limitation because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including without limitation the Bankruptcy Code).

     Subject to Section 6B.5, upon the satisfaction of the Company Obligations in full, regardless of the source of payment, the Guarantors' obligations hereunder shall be deemed satisfied, discharged and terminated other than indemnifications set forth herein that expressly survive.

     6B.8. Contribution.
           ------------

     To the extent of any payments made under this Section 6B, each Guarantor making such payment shall have a right of contribution from the other Guarantors, but such Guarantor covenants and agrees that such right of contribution shall be subordinate in right of payment to the rights of the Financing Parties for which full payment has not been made or provided for and, to that end, such Guarantor agrees not to claim or enforce any such right of contribution unless and until all of the Credit Notes, the Mortgage Notes, the Lessor Advance, accrued but unpaid interest, accrued but unpaid Lessor Yield and all other amounts owing under the Operative Agreements have been irrevocably paid and discharged.

     6B.9. Payment of Amounts to the Agent.
           -------------------------------

     Each Financing Party hereby instructs each Guarantor, and each Guarantor hereby acknowledges and agrees, that until such time as the Credit Notes, the Mortgage Notes and the Lessor Advance are paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released any and all Rent (excluding Excepted Payments which shall be payable to each Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to each Person as appropriate) or as the Agent may direct from time to time for allocation and distribution in accordance with the procedures set forth in Section 8.7 hereof.

     6B.10. Release of Guarantors.
            ---------------------

     Each Financing Party hereby agrees that (a) the Agent shall be permitted to release any Guarantor from its guaranty obligations under this Section 6B without the consent of any other Financing Party if the release is granted in connection with a disposition by the applicable Credit Party of all the shares of stock or partnership or other equity interest in such Guarantor and such disposition is permitted pursuant to the applicable provisions of the Operative Agreements and (b) the Agent shall be permitted to release any Guarantor from its guaranty obligations under this Section 6B.9 without the consent of any other Financing Party if the release is requested by the Lessee in connection with a dissolution of the Guarantor, subject to the Lessee providing to the Agent written representations to the effect that such Guarantor has no business operations and no assets.

                     SECTION 7. PAYMENT OF CERTAIN EXPENSES.

     7.1.  Transaction Expenses.
           --------------------

     The Lessor agrees on the Closing Date, to pay, or cause to be paid, all Transaction Expenses arising from the transactions consummated on the Closing Date, including without limitation all reasonable fees, expenses and disbursements of Moore & Van Allen, PLLC, as counsel for the Agent, the Mortgage Lenders and the Lessor, and Chapman and Cutler, as counsel for the Credit Note Purchasers (but excluding the fees, expenses and disbursements of counsel for any individual Credit Note Purchaser), the initial fees and expenses of the Credit Note Purchasers, the Mortgage Lenders, the Lessor and the Agent due and payable on the Closing Date, all fees, taxes and expenses for the recording, registration and filing of documents and all other reasonable fees, expenses and disbursements incurred in connection with the Closing Date; provided, however, the Lessor shall pay such amounts described in this Section 7.1 only from the Note Proceeds, the Mortgage Loans and the Lessor Advance. The Lessee agrees to timely pay all amounts referred to in this Section 7.1 to the extent not paid on the Closing Date from the Note Proceeds, the Mortgage Loans and the Lessor Advance.

     7.2.  Brokers' Fees.
           -------------

     The Lessee agrees to pay or cause to be paid any and all brokers' fees, if any, including without limitation any interest and penalties thereon, which are payable in connection with the transactions contemplated by this Agreement and the other Operative Agreements, excluding the fees of any brokers retained by the Agent, the Lessor, any other Primary Financing Party, or any Affiliate of any of the foregoing.

     7.3.   Certain Fees and Expenses.
            -------------------------

     To the extent not duplicative of amounts funded by the Advance on the Closing Date, the Lessee agrees to pay or cause to be paid (a) all reasonable expenses of the Lessor (including without limitation reasonable counsel fees and expenses) incurred in connection with, or which arises under, the Operative Agreements; (b) all reasonable costs and expenses incurred by the Lessee, the Agent or any Primary Financing Party in entering into any Lease Supplement and any future amendments, modifications, supplements, restatements and/or replacements with respect to any of the Operative Agreements, whether or not such Lease Supplement, amendments, modifications, supplements, restatements and/or replacements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, which have been requested by the Lessee, the Agent or any Primary Financing Party; (c) all reasonable costs and expenses incurred by the Lessee, the Agent or any Primary Financing Party in connection with any exercise of remedies under any Operative Agreement or any purchase of the Property by the Lessee or any third party; and (d) all reasonable costs and expenses incurred by the Lessee, the Agent or any Primary Financing Party in connection with any transfer or conveyance of the Property, whether or not such transfer or conveyance is ultimately accomplished.

     7.4.   [Reserved].
            ----------

     7.5.   Administrative Fee.
            ------------------

     The Lessee shall pay or cause to be paid an administrative fee to the Agent (for its individual account) on the terms and conditions set forth in that certain engagement and fee letter dated May 9, 2003 regarding the lease financing addressed to the Lessee (to the attention of Mr. William R. Coleman, Vice President and Treasurer of the Lessee) from the Agent and Wachovia Securities, Inc. (executed by Mr. Weston R. Garrett, Vice President of the Agent and Evander S. Jones, Vice President of Wachovia Securities, Inc.).

                   SECTION 8. OTHER COVENANTS AND AGREEMENTS.

     8.1.   Cooperation with the Lessee.
            ---------------------------

     The Primary Financing Parties and the Agent shall, at the expense of and to the extent reasonably requested by the Lessee (but without assuming additional liabilities on account thereof and only to the extent such is acceptable to the Primary Financing Parties and/or the Agent , as applicable, in their reasonable discretion), cooperate with the Lessee in connection with the Lessee satisfying its covenant obligations contained in the Operative Agreements including without limitation at any time and from time to time, promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto).

     8.2.   Covenants of the Lessor.
            -----------------------

     The Lessor hereby agrees that so long as this Agreement is in effect:

            (a) The Lessor will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, all Lessor Liens on the Property attributable to it; provided, however, that the Lessor shall not be required to so discharge any such Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not materially and adversely affect the rights of the Lessee under the Lease and the other Operative Agreements or involve any material danger of impairment of the Liens of the Security Documents or of the sale, forfeiture or loss of, and shall not interfere with the use or disposition of, the Property or title thereto or any interest therein or the payment of Rent;

            (b) The Lessor shall not (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seek appointment of a receiver, trustee, custodian or other similar official for all or any substantial benefit of the creditors of the Lessor; and the Lessor shall not take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this paragraph;

            (c) The Lessor shall give prompt written notice to the Lessee, the Primary Financing Parties (other than the Lessor) and the Agent if the Lessor's location for purposes of the UCC shall cease to be North Carolina, or if the Lessor's principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Property are kept, shall cease to be located at One Wachovia Center, 301 South College Street, Charlotte, North Carolina 28288;

            (d) The Lessor shall take or refrain from taking such actions and grant or refrain from granting such approvals with respect to the Operative Agreements and/or relating to the Property in each case as directed in writing by the Agent (until such time as the Financing is paid in full) or, in connection with Section 8.5 hereof, the Lessee; provided, however, that notwithstanding the foregoing provisions of this subparagraph
     (d) the Lessor, the Agent and each of the other Primary Financing Parties each acknowledge, covenant and agree that neither the Lessor nor the Agent shall act or refrain from acting except in accordance with the provisions of any intercreditor agreement among such Persons; provided, further, that each of the Agent, the Primary Financing Parties (other than the Lessor) and the Lessee acknowledges, covenants and agrees that it will not instruct the Lessor to take any action in violation of the terms of any Operative Agreement; and

            (e) The Lessor shall give the Lessee prompt written notice (a "Lessor Notice") following the Lessor's knowledge, but in any event promptly upon receipt by it of (x) notice from an acquiring Person as provided in the related underlying transaction documents that a disposition of property will occur or (y) an appraisal or other form of written valuation study, in either case that, in the exercise of the Lessor's reasonable judgment, would (regarding the Fair Market Sales Value of the Property as set forth in the Appraisal delivered pursuant to Section 5.3(s)), in the case of clause (x) above, cause such Fair Market Sales Value of the Property to exceed fifty percent (50%) of (or, in the case of clause (y) above, provide the Lessor with adequate information to determine that, such Fair Market Sales Value of the Property exceeds fifty percent (50%) of) the fair market value (based on appraisals or other information in the Lessor's possession and delivered in connection with the consummation of such underlying transactions relating to various properties of the Lessor or received by the Lessor as described in clause (y) above) of all of the property owned (as determined in accordance with Lessor's financial reporting under GAAP and excluding those assets that are subject to leases that contain fixed price purchase options and residual value guarantees (a) where the title to such assets does not reside directly with the Lessor or (b) such assets were financed with either (i) non-recourse debt exceeding 95% of the cost of the such assets, or (ii) equity or other non-controlling interests that do not participate in all of the profits and losses of the Lessor) by the Lessor (the "Fifty Percent FMV Event"). In the event that a Lessor Notice is given, the Lessor, upon receipt of a written request from the Lessee, may, at its option, elect to either (i) obtain additional assets such that the gross asset value of the Property does not ever constitute more than fifty percent (50%) of the total assets of the Lessor (excluding those assets that are subject to leases that contain fixed price purchase options and residual value guarantees (a) where the title to such assets does not reside directly with the Lessor or (b) such assets were financed with either (i) non-recourse debt exceeding 95% of the cost of the such assets, or (ii) equity or other non-controlling interests that do not participate in all of the profits and losses of the Lessor),
     (ii) transfer its interests in all of the Property to another Affiliate of the Lessor such that the representations set forth in the Lessor Confirmation Letter remain correct, or (iii) obtain, at the Lessee's sole cost and expense, a SAS 97-type letter reasonably acceptable to the Lessee from the Lessor's auditor to certify that the Lessor is a voting interest entity as defined by FASB Interpretation No. 46 (to be renewed as required). Nothing relating to the circumstances surrounding or the physical delivery of the Lessor Notice will in any way inhibit or prohibit the Lessee's right to replace the Lessor pursuant to Section 10.1(d). Notwithstanding the foregoing, in no event will the Lessor be required to disclose or provide access to any information to the extent that such disclosure or access would violate any law applicable to the Lessor or its Affiliates, including without limitation banking regulations applicable to national banks, or result in a breach of the Lessor's or any Affiliate's confidentiality policies or agreements. The parties hereto agree that the Lessee is the sole beneficiary of the matters addressed in this Section 8.2(e).

            (f) Upon the Lessee's prior written request, the Lessor shall provide to the Lessee at least fifteen (15) days prior to the end of each calendar quarter and at least forty-five (45) days prior to the end of each calendar year, a confirmed copy of the Lessor Confirmation Letter. The parties hereto agree that the Lessee is the sole beneficiary of the matters addressed in this Section 8.2(f).

            (g) Lessor shall not finance any portion of the Lessor Advance with non-recourse debt to the extent that such financing of the Lessor Advance will cause more than 94% of the aggregate amount of the Financing to be funded with non-recourse debt.

     8.3.   Lessee Covenants, Consent and Acknowledgment.
            --------------------------------------------

            (a) Each Credit Party acknowledges and agrees that the Borrower, pursuant to the terms and conditions of the Security Agreement and the Mortgage Instruments, shall create Liens respecting the various personal property, fixtures and real property described therein in favor of the Agent. Each Credit Party hereby irrevocably consents to the creation, perfection and maintenance of such Liens. Each Credit Party shall, to the extent reasonably requested by any of the other parties hereto, cooperate with the other parties in connection with their covenants herein or in the other Operative Agreements and shall from time to time duly execute and deliver any and all such future instruments, documents and financing statements (and continuation statements related thereto) as any other party hereto may reasonably request.

            (b) The Lessor hereby instructs each Credit Party, and each Credit Party hereby acknowledges and agrees, that until such time as the Financing is paid in full and the Liens evidenced by the Security Agreement and the Mortgage Instruments have been released (i) any and all Rent (excluding Excepted Payments which shall be payable to each Person as appropriate) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable to any Person shall instead be paid directly to the Agent (excluding Excepted Payments which shall be payable to each Person as appropriate) or as the Agent may direct from time to time, and (ii) each Credit Party shall cause all notices, certificates, financial statements, communications and other information which are delivered, or are required to be delivered, to the Lessor, to also to be delivered at the same time to the Agent.

            (c) No Credit Party shall consent to or permit any amendment, supplement or other modification of the terms or provisions of any Operative Agreement to which it is a party except in accordance with
     Section 12.4 of this Agreement.

            (d) Each Credit Party hereby covenants and agrees that, except for amounts payable as Basic Rent, any and all payment obligations owing from time to time under the Operative Agreements by any Person to the Agent, the Lessor, any Credit Note Purchaser, any Mortgage Lender or any other Person shall (without further action) be deemed to be Supplemental Rent obligations payable by the Lessee and guaranteed by the other Credit Parties. Without limitation, such obligations of the Credit Parties shall include without limitation Make-Whole Amount, arrangement fees, structuring fees, administrative fees, unused fees, facility fees, breakage costs, indemnities, trustee fees and transaction expenses incurred by the parties hereto in connection with the transactions contemplated by the Operative Agreements.

            (e) The Lessee hereby covenants and agrees to cause an Appraisal or reappraisal (in form and substance reasonably satisfactory to the Agent and from an appraiser selected by the Agent) to be issued respecting the Property as requested by the Agent from time to time (i) at each and every time as such shall be required to satisfy any regulatory requirements imposed on the Agent, the Lessor and/or any Primary Financing Party and (ii) after the occurrence of a Lease Event of Default.

            (f)  [Reserved].

            (g) At any time the Lessor or the Agent is entitled under the Operative Agreements to possession of the Property or any component thereof, the Lessee hereby covenants and agrees, at its own cost and expense, to assemble and make the same available to the Agent (on behalf of the Lessor).

            (h)  [Reserved].

            (i)  [Reserved].

            (j) The Lessee hereby covenants and agrees that it shall give prompt notice to the Agent and the Primary Financing Parties if the Lessee's location for purposes of the UCC shall cease to be Ohio, or if its principal place of business or chief executive office, or the office where the records concerning the accounts or contract rights relating to the Property are kept, shall cease to be located at 201 East Fourth Street, 102-1900, Cincinnati, Hamilton County, Ohio 45201-2301, or if it shall change its name.

            (k)  [Reserved].

            (l)  [Reserved].

            (m)  [Reserved].

            (n)  [Reserved].

            (o) Each Guarantor shall promptly notify the Agent, or cause the Agent to be promptly notified, upon such Guarantor gaining knowledge of the occurrence of any Default or Event of Default which is continuing at such time.

            (p)  [Reserved].

            (q)  [Reserved].

            (r)  [Reserved].

            (s)  [Reserved].

            (t)  [Reserved].

            (u)  [Reserved].

            (v)  [Reserved].

            (w) The Lessee shall deliver (or cause to be delivered) an annual certificate evidencing the insurance required to be maintained by the Lessee under Article XIV of the Lease on the date such certificate is due thereunder.

            (x) The Property shall comply with all Insurance Requirements (unless the failure to comply with such Insurance Requirements will not result in a denial of coverage under any insurance policy required to be maintained hereunder or under any other Operative Agreement) and all standards of Lessee with respect to similar properties owned by Lessee.

            (y) The Property shall comply with all Legal Requirements (including without limitation all zoning and land use laws and Environmental Laws), except to the extent that failure to comply therewith, individually or in the aggregate, shall not have and could not reasonably be expected to have a Material Adverse Effect.

            (z)  [Reserved].

            (aa) [Reserved].

            (bb) [Reserved].

            (cc) [Reserved].

            (dd) Lessee shall not incur or suffer to exist any Lien on the Property other than the Liens created and/or evidenced by the Security Documents, Permitted Liens, Lessor Liens and as otherwise permitted under
     Section 8.5.

            (ee) Lessee shall deliver a written notice to Agent and the Lessor promptly upon Lessee's receiving notice or actual knowledge of a Responsible Officer of Lessee of the taking by a Governmental Authority of an action which would constitute a Condemnation, receiving notice of a material violation of any Legal Requirement on or at the Property, including any Environmental Law, under which liability may be imposed upon Lessor, Agent, any other Primary Financing Party or Lessee, or receiving notice or actual knowledge of modification of the Property (other than routine construction progress, fire, life-safety and similar inspections) for any violation of Lessor under which criminal liability may be imposed upon Agent, any Primary Financing Party or Lessee.

            (ff) Lessee shall not, nor shall it permit anyone authorized to act on its behalf to, take any action which would subject the Property, the Operative Agreements, the issuance or sale of the Credit Notes, the making of the Mortgage Loans or any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering of the aforementioned items, to the registration requirements of Section 5 of the Securities Act or any state securities laws.

            (gg) [Reserved].

            (hh) Lessee will promptly (but in no event more than ten (10) Business Days after such event or occurrence) provide written notice to the Agent if it shall change its legal name or use, or transact any business under, any trade name other than its legal name.

            (ii) The Lessee agrees that in the event neither S&P nor Moody's provides a rating of the Lessee, the Lessee shall cause one of the Rating Agencies to issue and maintain at all times a "private letter" rating for the Lessee, and to submit to such Rating Agency the materials and information necessary for, and a request for, a new "private letter" rating annually thereafter. The Lessee further agrees to provide each of the Credit Note Purchasers a copy of such "private letter" rating and will permit and allow such Credit Note Purchasers to discuss such rating with the Rating Agency.

     8.3A   Affirmative Covenants.
            ---------------------

     Until the principal of and interest on each Note, the principal amount of the Lessor Advance and all Lessor Yield, and all fees or other amounts payable to any Financing Party hereunder or under any other Operative Agreement shall have been paid in full, the Lessee covenants and agrees with the Primary Financing Parties that:

     8.3A.1 Financial Statements and Other Information.
            ------------------------------------------

     The Lessee will furnish to the Agent and each Primary Financing Party:

            (a) within 90 days after the end of each fiscal year of the Lessee, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Lessee and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

            (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Lessee, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Lessee and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

            (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Lessee (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 8.3B.6 and 8.3B.7 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 6.2(x) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

            (d) promptly after the same become publicly available, copies of all periodic and other reports and proxy statements filed by the Lessee or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Lessee to its shareholders generally, as the case may be;

            (e) promptly after Moody's or S&P shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change; and

            (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Lessee or any Subsidiary, or compliance with the terms of this Agreement, as the Agent or any Primary Financing Party may reasonably request.

     8.3A.2 Notices of Material Events.
            --------------------------

     The Lessee will furnish to the Agent and each Primary Financing Party prompt written notice of the following:

            (a)  the occurrence of any Default or Event of Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Lessee or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Lessee and its Subsidiaries in an aggregate amount exceeding $20,000,000;

            (d)  any change in the date of its fiscal year end; and

            (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Lessee setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     8.3A.3 Existence; Conduct of Business.
            ------------------------------

     The Lessee will, and will cause each of the Subsidiaries (including, without limitation, the Guarantors) to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 8.3B.3.

     8.3A.4 Payment of Obligations.
            ----------------------

     The Lessee will, and will cause each of the Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Lessee or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

     8.3A.5 Maintenance of Properties; Insurance.
            ------------------------------------

     The Lessee will, and will cause each of the Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

     8.3A.6 Books and Records; Inspection Rights.
            ------------------------------------

     The Lessee will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Lessee will, and will cause each of the Subsidiaries to, permit any representatives designated by the Agent or any Primary Financing Party, upon reasonable prior notice, to visit and inspect its properties (including the Property), to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

     8.3A.7 Compliance with Laws.
            --------------------

     The Lessee will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     8.3A.8 Use of Proceeds.
            ---------------

     No part of the proceeds of the Financing will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

     8.3A.9 Future Guarantors.
            -----------------

     The Lessee will promptly cause each (a) direct Subsidiary not in existence (or not a direct Subsidiary) on the date hereof and (b) indirect Subsidiary not in existence (or not an indirect Subsidiary or not an indirect Subsidiary that has incurred the type of Indebtedness described below) on the date hereof that, in the case of any such Person described in clauses (a) or (b) herein, has created, incurred or permitted to exist any Indebtedness (other than (i) Intercompany Indebtedness, (ii) Indebtedness of the type described in clauses
(d), (e) and (h) of the definition of "Indebtedness" and (iii) Indebtedness of non-US Subsidiaries in a principal amount at any time not greater than $10,000,000 for any non-US Subsidiary and not greater than $30,000,000 in aggregate, or the equivalent of either such amount in one or more foreign currencies), in each case to become a party to the Participation Agreement and to assume all of the obligations of a Guarantor under such agreement.

     8.3B   Negative Covenants.
            ------------------

     Until the principal of and interest on each Note, the principal amount of the Lessor Advance and all Lessor Yield, and all fees or other amounts payable to any Financing Party hereunder or under any other Operative Agreement shall have been paid in full, the Lessee covenants and agrees with the Primary Financing Parties that:

     8.3B.1 Liens.
            -----

     The Lessee will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

            (a) (i) with respect to the Property, Permitted Liens and Lessor Liens only, and (ii) with respect to any other property or asset, Permitted Encumbrances;

            (b) any Lien on any property or asset of the Lessee or any Subsidiary existing on the date hereof; provided that (i) such Lien shall not apply to any other property or asset of the Lessee or any Subsidiary,
     (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof and (iii) all such Liens (including renewals, extensions or refinancings pursuant to subsection (f) of this Section 8.3B.1) secure obligations having an aggregate principal amount not exceeding at any time $10,000,000;

            (c) any Lien existing on any property or asset prior to the acquisition thereof by the Lessee or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that
     (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Lessee or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (d) Liens on fixed or capital assets acquired, constructed or improved by the Lessee or any Subsidiary; provided that (i) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iii) such security interests shall not apply to any other property or assets of the Lessee or any Subsidiary; and

            (e) sales of accounts receivable and undivided interests therein under Receivables Purchase Facilities, and security interests in accounts receivable securing obligations under Receivables Lending Facilities, but only to the extent that the sum of (i) the aggregate amount paid by the purchasers under all Receivables Purchase Facilities that has not yet been recovered from collections on accounts receivables or otherwise paid by the Lessee and (ii) the aggregate principal amount of Indebtedness outstanding under all Receivables Lending Facilities (including renewals, extensions or refinancings pursuant to subsection (f) of this Section 8.3B.1), shall not exceed $300,000,000 at any time.

            (f) any Lien renewing, extending or refunding any Lien permitted by subsections (a)(ii), (b) (d) or (e) of this Section 8.3B.1, provided that (i) the principal amount of Indebtedness secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist;

     8.3B.2 Sale and Lease-Back Transactions.
            --------------------------------

     The Lessee will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred, except to the extent the aggregate sales price for the assets transferred in all such arrangements in effect at any time does not exceed $40,000,000.

     8.3B.3 Fundamental Changes.
            -------------------
            (a) The Lessee will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (i) any Subsidiary may merge into the Lessee in a transaction in which the Lessee is the surviving corporation, (ii) any Subsidiary may merge into any other Subsidiary in a transaction in which the surviving entity is a Subsidiary,
     (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Lessee or to another Subsidiary and (iv) any Subsidiary may liquidate or dissolve if the Lessee determines in good faith that such liquidation or dissolution is in the best interests of the Lessee and is not materially disadvantageous to the Primary Financing Parties.

            (b) The Lessee will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses similar to or complimentary with businesses of the type conducted by the Lessee and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

     8.3B.4 Transactions with Affiliates.
            ----------------------------

     The Lessee will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Lessee or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Lessee and its Subsidiaries not involving any other Affiliate and (c) dividends or other distributions (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Lessee or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Lessee or any option, warrant or other right to acquire any such shares of capital stock of the Lessee.

     8.3B.5 Restrictive Agreements.
            ----------------------

     The Lessee will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Lessee or any other Subsidiary or to Guarantee Indebtedness of the Lessee or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement and (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 8.3B.5 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition).

     8.3B.6 Interest Coverage Ratio.
            -----------------------

     The Lessee will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for any period of four consecutive fiscal quarters, to be less than 4.0 to 1.00.

     8.3B.7 Consolidated Total Debt to Consolidated Total Capitalization Ratio.
            ------------------------------------------------------------------

     The Lessee will not permit the ratio of (a) Consolidated Total Debt to (b) Consolidated Total Capitalization, in each case at any time, to be greater than
0.6 to 1.0.

     8.3B.8 Hedging Agreements.
            ------------------

     The Lessee will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, except (a) Hedging Agreements entered into to hedge or mitigate risks (including foreign exchange risks) to which the Lessee or any Subsidiary has actual exposure, and (b) Hedging Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate, from floating rate to fixed rates or otherwise) interest rates with respect to any interest-bearing liability or investment of the Lessee or any Subsidiary.

     8.4.   Sharing of Certain Payments.
            ---------------------------

     Except for Excepted Payments, the parties hereto acknowledge and agree that all payments due and owing by the Lessee or any other Credit Party to the Lessor under the Lease or any of the other Operative Agreements shall be made by the Lessee or such other Credit Party directly to the Agent as more particularly provided in Section 8.3 hereof.

     8.5.   Grant of Easements, etc.
            -----------------------

     The Agent, the Credit Note Purchasers, the Mortgage Lenders and the Lessor hereby agree that, so long as no Event of Default shall have occurred and be continuing, and until such time as the Agent gives instructions to the contrary to the Lessor after the occurrence and continuance of such Event of Default, the Lessor shall, from time to time at the request of the Lessee (and with the prior consent of the Agent), in connection with the transactions contemplated by the Lease or the other Operative Agreements, (i) grant easements and other rights in the nature of easements, restrictions, covenants, rights of way or plats with respect to the Property, (ii) release existing easements or other rights in the nature of easements, restrictions, covenants, rights of way or plats which are for the benefit of the Property, (iii) execute and deliver to any Person any instrument appropriate to confirm or effect such grants or releases, and (iv) execute and deliver to any Person such other documents or materials in connection with the acquisition, development, construction, testing or operation of the Property, including without limitation reciprocal easement agreements, construction contracts, operating agreements, development agreements, plats, replats or subdivision documents; provided, that each of the agreements referred to in this Section 8.5 shall be of the type normally executed by the Lessee in the ordinary course of the Lessee's business and shall be on commercially reasonable terms so as not to diminish the value of the Property in any material respect or otherwise have a Material Adverse Effect.

     8.6.   Appointment of the Agent by the Primary Financing Parties.
            ---------------------------------------------------------

            (a) The Secured Parties acknowledge and agree and direct that the rights and remedies of the beneficiaries of the Lien of the Security Documents shall be exercised by the Agent on behalf of the Secured Parties in accordance with the provisions of the

     Intercreditor Agreement; provided, in all cases, the Agent shall allocate payments and other amounts received in accordance with Section 8.7 and the Intercreditor Agreement. The Agent is further appointed to provide notices under the Operative Agreements on behalf of the Lessor and each Primary Financing Party (as determined by the Agent, in its reasonable discretion), to receive notices under the Operative Agreements on behalf of the Lessor and each Primary Financing Party and (subject to Section 8.5) to take such other action under the Operative Agreements on behalf of the Lessor as the Agent shall determine in its reasonable discretion from time to time. The Agent hereby accepts such appointments. Further, the Agent shall be entitled to take such action on behalf of the Lessor as is delegated to the Agent under any Operative Agreement (whether express or implied) as may be reasonably incidental thereto.

            (b) Each Primary Financing Party hereby designates and appoints the Agent as the agent of such Primary Financing Party under this Agreement and the other Operative Agreements, and each such Primary Financing Party authorizes the Agent, in such capacity, to execute the Operative Agreements as agent for and on behalf of such Primary Financing Party, to take such action on behalf of such Primary Financing Party under the provisions of this Agreement and the other Operative Agreements and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and other Operative Agreements, together with such other powers as are reasonably incidental thereto. Subject to the terms of the Operative Agreements (including without limitation the Intercreditor Agreement), each of the Primary Financing Parties directs the Agent to exercise such powers, make such decisions and otherwise perform such duties as are delegated to the Agent hereunder or thereunder. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Primary Financing Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Operative Agreement or otherwise exist against the Agent.

            (c) The Agent may execute any of its duties under this Agreement and the other Operative Agreements by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            (d) Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Operative Agreement (except for its or such Person's own gross negligence, willful misconduct or its or such Person's failure to use ordinary care in the handling of funds) or (b) responsible in any manner to any of the Primary Financing Parties for any recitals, statements, representations or warranties made by the Borrower or the Lessee or any officer thereof contained in this Agreement or any other Operative Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Operative Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Operative Agreement or for any failure of the

     Borrower or the Lessee to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Primary Financing Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Operative Agreement, or to inspect the properties, books or records of the Borrower or the Lessee.

            (e) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including without limitation counsel to the Borrower or the Lessee), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Operative Agreement unless it shall first receive such advice or concurrence of the Majority Secured Parties, the Majority Credit Note Purchasers, the Majority Mortgage Lenders or all the Primary Financing Parties, as the case may be, as set forth in the Intercreditor Agreement or any other Operative Agreement or it shall first be indemnified to its satisfaction by the Primary Financing Parties against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Operative Agreements in accordance with the Intercreditor Agreement, and such and any action taken or failure to act pursuant thereto shall be binding upon all the Primary Financing Parties and all future holders of the Notes.

            (f) The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default (other than the failure of Lessee to pay Basic Rent to the Agent pursuant to the terms and conditions of the Operative Agreements as and when due) hereunder unless the Agent has received written notice from a Primary Financing Party, the Lessee or the Borrower referring to this Agreement or such other Operative Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Primary Financing Parties and the Lessee. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed in accordance with the terms of the Intercreditor Agreement; provided, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Primary Financing Parties; provided, further, the foregoing shall not limit the rights of the Majority Secured Parties, the Majority Credit Note Purchasers, the Majority Mortgage Lenders or all the Primary Financing Parties, as the case may be, as described in this Agreement or the Intercreditor Agreement.

            (g) Each Primary Financing Party expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including without limitation any review of the affairs of the Borrower or the Lessee, shall be deemed to constitute any representation or warranty by the Agent to any Primary Financing Party. Each Primary Financing Party represents to the Agent that it has, independently and without reliance upon the Agent or any other Primary Financing Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and/or the Lessee and made its own decision to purchase its Credit Notes, make its Mortgage Loans or make its Lessor Advance hereunder and enter into this Agreement. Each Primary Financing Party also represents that it will, independently and without reliance upon the Agent or any other Primary Financing Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Operative Agreements, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and/or the Lessee. The Agent agrees to provide to the Primary Financing Parties notices, reports and other documents that are customarily provided by the Agent in its capacity as Agent in transactions similar to the transactions contemplated hereby and by the other Operative Agreements. Except for notices, reports and other documents expressly required to be furnished to the Primary Financing Parties by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Primary Financing Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or the Lessee which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

            (h) The Primary Financing Parties agree to indemnify the Agent, in its capacity as such (to the extent not reimbursed by the Borrower or the Lessee and without limiting any obligation of the Borrower or the Lessee under and in accordance with the terms of the Operative Agreements to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Credit Notes, the Mortgage Notes and the Lessor Advance shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Credit Notes, the Mortgage Notes and the Lessor Advance) be imposed on, incurred by or asserted against any of them in any way relating to or arising out of, the Commitments, this Agreement, any of the other Operative Agreements or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any of them under or in connection with any of the foregoing; provided, that no Primary Financing Party shall be liable for the payment of any portion of such liabilities, obligations, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent, or its failure to use ordinary care in the handling of funds. The agreements in this Section shall survive the payment of the Credit Notes, the Mortgage Loans and the Lessor Advance and all other amounts payable hereunder.

            (i) The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and/or the Lessee as though the Agent were not the Agent hereunder and under the other Operative Agreements.

            (j) (i) The Agent may resign at any time as the Agent upon sixty
            (60) days' notice to the Primary Financing Parties, the Borrower and, so long as no Lease Event of Default shall have occurred and be continuing, the Lessee. If the Agent shall resign as the Agent under this Agreement, a successor Agent shall be appointed by the Majority Secured Parties, which successor Agent shall be subject to the approval of, so long as no Lease Event of Default shall have occurred and be continuing, the Lessee, such approval not to be unreasonably withheld or delayed. If no successor Agent is appointed prior to the effective date of the resignation of the resigning Agent, the Agent may appoint, after consulting with the Primary Financing Parties and subject to the approval of, so long as no Lease Event of Default shall have occurred and be continuing, the Lessee, such approval not to be unreasonably withheld or delayed, a successor Agent. Any successor Agent, however appointed, shall be a national banking association or a state chartered bank doing business within the United States of America and having a combined capital and surplus of at least $350,000,000, and having a Debt Rating of "A" or better on the date of such appointment if there be such an institution willing, able and legally qualified to perform the duties of the Agent hereunder upon reasonable or customary terms. If no successor Agent has accepted appointment as the Agent by the date which is sixty (60) days following a retiring Agent's notice of resignation, the retiring Agent's notice of resignation shall nevertheless thereupon become effective and the Primary Financing Parties shall perform all of the duties of the Agent until such time, if any, as the Majority Secured Parties appoint a successor Agent, as provided for above. Upon the effective date of such resignation, only such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's rights, powers and duties in such capacity shall be terminated. After any retiring Agent resigns hereunder as the Agent, the provisions of this Section 8.6 shall inure to such retiring Agent's benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.

            (ii) The Agent may be removed (x) by any of the Majority Credit Note Purchasers, the Majority Mortgage Lenders or the Lessor in the case of fraud, misappropriation of funds or the commission of illegal acts by the Agent or where the Agent has failed to perform its obligations hereunder or under any other Operative Agreement in any material respect, (y) any time at the request of any Primary Financing Party, but only with the consent of the Majority Credit Note Purchasers, the Majority Mortgage Lenders, the Lessor and so long as no Lease Event of Default shall have occurred and be continuing, the Lessee, or (z) at any time that an Event of Default shall have occurred and be continuing, by the Majority Credit Note Purchasers. Any such removal shall be effective upon the acceptance of appointment of a successor Agent in accordance with the provisions of paragraph (i) of this Section 8.6(j); provided, however, to the extent the Agent being replaced pursuant to clause
            (x) of this Section 8.6(j)(ii) is also a Credit Note Purchaser, a Mortgage Lender or the Lessor, such Person shall not be permitted to vote in connection with the appointment or approval of a successor Agent pursuant to paragraph (i) of this Section 8.6(j).

            (k) Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Agent hereunder or under any other Operative Agreement, the Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Lessee shall be responsible for preservation of all rights in the Collateral, and the Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Lessee. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.

     8.7.   Collection and Allocation of Payments and Other Amounts; Special
            ----------------------------------------------------------------
            Provision Regarding Post-Expiration Date Sales.
            ----------------------------------------------

            (a) The Lessee has agreed pursuant to Section 5.10 and otherwise in accordance with the terms of this Agreement to pay to (i) the Agent any and all Rent (excluding Excepted Payments) and any and all other amounts of any kind or type under any of the Operative Agreements due and owing or payable by the Lessee to any party hereto and (ii) each Person as appropriate the Excepted Payments. Promptly after receipt, the Agent shall apply and allocate, in accordance with the terms of this Section 8.7, such amounts received from the Lessee and all other payments, receipts and other consideration of any kind whatsoever received by the Agent pursuant to the Security Agreement or otherwise received by the Agent, the Lessor or any of the Primary Financing Parties in connection with the Collateral, the Security Documents or any of the other Operative Agreements.

            (b) Except as set forth in Sections 8.7(b)(ii) and 8.7(d) and except for Excepted Payments, payments and other amounts received by the Agent (or the Lessor, in which case such amount shall be paid to the Agent for distribution in accordance with this Section 8.7(b)) from time to time in accordance with the terms of subparagraph (a) shall be applied and allocated as follows (subject in all cases to Section 8.7(c)):

                 (i) Any such payment or amount identified as or deemed to be Basic Rent, any amount in respect of any Casualty, Condemnation or Environmental Violation pursuant to Sections 15.1(a) or 15.1(g) of the Lease (excluding any payments in respect thereof which are payable to the Lessee in accordance with the Lease), any amount equal to any payment identified as proceeds of the sale or other disposition (or lease upon the exercise of remedies) of the Property to a third party or any portion thereof, whether pursuant to Article XXII of the Lease or the exercise of remedies under the Security Documents or otherwise or the exercise of foreclosure remedies under the Lease, any payment in respect of excess wear and tear pursuant to Section 22.3 of the Lease, any payment pursuant to Section 22.1(b) of the Lease (or otherwise) of the Maximum Residual Guarantee Amount, any payment of Termination Value, any payment by any Guarantor, any payment by the Lessee under the Structural Guaranty, and any other amount received by the Agent or the Lessor, as the case may be, shall be applied and allocated by the Agent: first, to the Primary Financing Parties for application and allocation to any and all amounts owing under the Operative Agreements to the Primary Financing Parties in accordance with the terms and provisions of the Intercreditor Agreement; and second, any excess shall be paid to the Lessee or such Person or Persons as the Lessee may designate.

                 (ii) An amount equal to any such payment identified as Supplemental Rent payable to the Agent, the Lessor or any other Primary Financing Party shall be applied and allocated by the Agent to the payment of any amounts then owing to the Agent, the Lessor, the other Primary Financing Parties, and the other parties to the Operative Agreements (or any of them) (other than any such amounts payable pursuant to the preceding provisions of this Section 8.7(b)) as shall be appropriate based upon the purposes for which such amount of Supplemental Rent is payable; provided, however, that Supplemental Rent received after the occurrence and continuance of an Event of Default shall be applied and allocated by the Agent: first, to the Primary Financing Parties for application and allocation to any and all amounts owing under the Operative Agreements to the Primary Financing Parties in accordance with the terms and provisions of the Intercreditor Agreement; and second, any excess shall be paid to the Lessee or such Person or Persons as the Lessee may designate.

                 (iii) The Agent in its reasonable judgment shall identify the nature of each payment or amount received by the Agent and apply and allocate each such amount in the manner specified above.

            (c) Notwithstanding any provision contained herein or in any other Operative Agreement to the contrary, upon the payment in full of the Credit Notes, the Mortgage Notes and all other amounts then due and owing by the Borrower to the Credit Note Purchasers and the Mortgage Lenders hereunder or under any other Operative Agreement, the payment in full of the Lessor Advance, all Lessor Yield and all other amounts then due and owing by the Lessee to the Lessor hereunder or under any other Operative Agreement and the payment in full of all other amounts then due and owing to the Financing Parties pursuant to the Operative Agreements, any moneys remaining with the Agent shall be returned to the Lessee or its designee. Notwithstanding the foregoing, the obligations of the Lessee shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Lessee is rescinded or must be otherwise restored by any Financing Party, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Lessee agrees that it will, subject to the limitations expressly set forth in the Operative Agreements, indemnify each Financing Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by any Financing Party in connection with such rescission or restoration, including without limitation any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

            (d) If possession of the Property is delivered to Lessor pursuant to Section 22.6 of the Lease, then at the end of each calendar month following the Expiration Date, any amounts received by the Agent during the calendar month then ended as proceeds from the sale, rental, or other disposition of the Property and any insurance proceeds paid in connection with a Casualty or Condemnation relating to the Property shall be distributed by the Agent in the following order of priority: first, so much of such payment or amount as shall be required to reimburse the Agent and the Lessor for any expenses, fees, indemnities or other losses incurred by the Agent or the Lessor under the Operative Agreements relating to, or which the Agent or the Lessor determines is allocable to, the Property, second, so much of such amount as shall be required to pay to any Person, including the Agent or the Lessor, all expenses and other costs and expenses of maintaining, operating or insuring the Property, third, so much of such amount as shall be required to pay actual and reasonable costs of selling the Property during the preceding calendar month, including all finders' and brokers' fees allocable to the Property, fourth, to the Primary Financing Parties whose Primary Financing Party Balances were not paid in full as of the Expiration Date to pay in full the Post-Expiration Date Balance of each such Primary Financing Party, fifth, solely with respect to a sale of the Property prior to the two year anniversary of the Expiration Date, to the Lessee in an amount up to any previously unreimbursed Maximum Residual Guarantee Amount; and sixth, the balance, if any, shall be promptly distributed to, or as directed by, the Lessor.

     8.8.   Release of the Property, etc.
            ----------------------------

     If the Lessee shall at any time purchase the Property pursuant to the Lease or if the Property shall be sold in accordance with Article XXII of the Lease, then, upon satisfaction by the Borrower of its obligation to prepay the Financing and all other amounts owing to the Financing Parties under the Operative Agreements, the Agent is hereby authorized and directed to release the Property from the Liens created by the Security Documents to the extent of its interest therein. In addition, upon the termination of the Commitments and the payment in full of the Financing and all other amounts owing by the Borrower and the Lessee hereunder or under any other Operative Agreement, the Agent is hereby authorized and directed to release the Property from the Liens created by the Security Documents to the extent of its interest therein. Upon request of the Borrower following any such release, the Agent shall, at the sole cost and expense of the Lessee, execute and deliver to the Borrower and the Lessee such documents as the Borrower or the Lessee shall reasonably request to evidence such release.

     8.9.   Limitation of Lessor's Obligations.
            ----------------------------------

     (a) The Lessor shall not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of or otherwise deal with the Property or any other part of the Borrower's Interest, or to otherwise take or refrain from taking any action under or in connection with any Operative Agreement to which the Lessor is a party, except as expressly provided by the terms of the Operative Agreements or in written instructions from all the Primary Financing Parties and/or the Majority Secured Parties, as applicable, received pursuant to Section 8.6; and no implied duties or obligations shall be read into the Operative Agreements against the Lessor. The Lessor nevertheless agrees that it will promptly take all action as may be necessary to discharge any Lessor Liens on any part of the Property.

     (b) The Lessor agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Property or any other part of the Borrower's Interest except (a) as required by the terms of the Operative Agreements, (b) in accordance with the powers granted to, or the authority conferred upon, it pursuant to the Operative Agreements or (c) in accordance with the express terms hereof and with written instructions from the Agent, all the Primary Financing Parties and/or the Majority Secured Parties, as applicable, pursuant to Section 8.6.

     (c) Except in accordance with written instructions furnished pursuant to an applicable provision of the Operative Agreements (expressly cited in such instructions), and without limitation of the generality of Section 8.9(a), the Lessor shall not have any duty to (i) file, record or deposit any Operative Agreement or any other document, or to maintain any such filing, recording or deposit or to refile, rerecord or redeposit any such document; (ii) obtain insurance on the Property or effect or maintain any such insurance, other than to receive and forward to each Primary Financing Party and the Agent any notices, policies, certificates or binders furnished to the Lessor pursuant to the Lease; (iii) maintain the Property; (iv) pay or discharge any Tax or any Lien owing with respect to or assessed or levied against any part of the Borrower's Interest, except as provided in the last sentence of Section 8.9(a), other than to forward notice of such Tax or Lien received by the Lessor to the Lessee, each Primary Financing Party and the Agent; (v) confirm, verify, investigate or inquire into the failure to receive any reports or financial statements of Lessee or any other Person; (vi) inspect the Property at any time or ascertain or inquire as to the performance or observance of any of the covenants of Lessee or any other Person under any Operative Agreement with respect to the Property; or (vii) manage, control, use, sell, dispose of or otherwise deal with the Property or any part thereof or any other part of the Borrower's Interest, except as provided in Section 8.9(b).

     (d) The Lessor, in the exercise or administration of its powers pursuant to the Operative Agreements, may, at the expense and, so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, with the consent of Lessee employ agents, attorneys, accountants, and auditors and enter into agreements with any of them and the Lessor shall not be liable for the default or misconduct of any such agents, attorneys, accountants or auditors if such agents, attorneys, accountants or auditors shall have been selected by it with reasonable care.

     8.10.  No Representations or Warranties as to the Property or Operative
            ----------------------------------------------------------------
            Agreements.
            ----------

     THE LESSOR MAKES (I) NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE TITLE, VALUE, USE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OF THE PROPERTY (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) AND THE LESSOR SHALL NOT BE LIABLE

FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY LEGAL REQUIREMENT EXCEPT AS EXPRESSLY SET FORTH IN THE OPERATIVE AGREEMENTS, INCLUDING SECTION 6.1(l) AND THE LAST SENTENCE OF SECTION 8.9(a) HEREOF, AND (II) NO REPRESENTATION OR WARRANTY AS TO THE VALIDITY OR ENFORCEABILITY OF ANY OPERATIVE AGREEMENT AS AGAINST ANY PERSON OTHER THAN THE LESSOR OR AS TO THE CORRECTNESS OF ANY STATEMENT MADE BY A PERSON OTHER THAN THE LESSOR CONTAINED IN ANY THEREOF.

     8.11.  Reliance; Advice of Counsel.
            ---------------------------

     The Lessor shall not incur any liability to any Person in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and believed by it in good faith to be signed by the proper party or parties. The Lessor may accept and rely upon a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Lessor may for all purposes of the Operative Agreements rely on an Officer's Certificate of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Lessor for any action taken or omitted to be taken by it reasonably in good faith in reliance thereon. In the administration of the Lessor's duties, the Lessor may execute and perform its powers and duties directly or through agents or attorneys and may consult with counsel, accountants and other skilled Persons to be selected and employed by it, and the Lessor shall not be liable for anything done, suffered or omitted reasonably in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled Persons and not contrary to the Operative Agreements.

     8.12.  Amendments to Lessee Credit Agreement.
            -------------------------------------

     The Lessee hereby agrees to furnish, or cause to be furnished, to the Agent and each of the Credit Note Purchasers, promptly upon the effectiveness thereof, notice of any additions, amendments or modifications to the general corporate, financial and negative covenants (and related definitions) set forth in the Lessee Credit Agreement to the extent the same are not included in, or are more favorable to the lenders party thereto than the covenants set forth in Sections 8.3, 8.3A or 8.3B of, this Agreement. In such event, the Lessee hereby agrees to make modifications or supplements to the covenants set forth in Sections 8.3, 8.3A and 8.3B of this Agreement in a manner consistent with such addition, amendment, modification or supplement made to such covenants in the Lessee Credit Agreement. Notwithstanding the foregoing, the Lessee hereby further agrees that such changes, additions, modifications or supplements to such covenants shall be deemed immediately and automatically effective hereunder upon the effectiveness of such modification or addition to such covenants set forth in the Lessee Credit Agreement, without any further action on the part of the Majority Credit Note Purchasers, including, without limitation, the entering into of a written amendment or supplement to any Operative Agreement. The parties nevertheless agree to promptly enter into a written amendment or supplement memorializing any of such changes, additions, modifications or supplements upon the request of any other party.

     8.13.  Non-Disturbance.
            ---------------

     In furtherance of Section 5.1 of the Lease, each of the Financing Parties hereby acknowledges and agrees that so long as no Lease Event of Default shall exist and be continuing, neither the Agent nor any Primary Financing Party will disturb the possession of Lessee, will terminate the Lease or join Lessee in summary ejectment or foreclosure proceedings (unless such joinder is required to effect such ejectment or foreclosure proceedings against the Borrower, but subject to the non-disturbance rights of Lessee hereunder), and shall recognize the leasehold estate and contractual rights of the Lessee under the Lease, including without limitation the Purchase Option granted thereunder to the Lessee, it being understood that such leasehold estate and rights of the Lessee shall be unaffected by any foreclosure action or enforcement of remedies by the Agent or any Primary Financing Party hereunder so long as no Lease Event of Default shall exist and be continuing.

                    SECTION 9. MORTGAGE NOTE LOAN AGREEMENT.

     9.1.   The Lessee's Mortgage Note Loan Agreement Rights.
            ------------------------------------------------

     Notwithstanding anything to the contrary contained in the Mortgage Note Loan Agreement, the Agent, the Borrower, the Mortgage Lenders and the Lessee hereby agree that, prior to the occurrence and continuation of any Lease Default or Lease Event of Default, the Lessee shall have the following rights:

            (a)  [Reserved];

            (b)  [Reserved];

            (c) the right to exercise the conversion and continuation options pursuant to Section 2.7 of the Mortgage Note Loan Agreement;

            (d) the right to receive any notice and any certificate, in each case issued pursuant to Section 2.11(a) of the Mortgage Note Loan Agreement; and

            (e) the right to replace any Mortgage Lender pursuant to Section 2.11(b) of the Mortgage Note Loan Agreement.

                        SECTION 10. TRANSFER OF INTEREST.

     10.1.  Restrictions on Transfer.
            ------------------------

     (a) The Lessor may, subject to the rights of the Lessee under the Lease and the other Operative Agreements, the rights of the Primary Financing Parties under the Operative Agreements and to the Lien of the applicable Security Documents, directly or indirectly, assign, convey, or otherwise transfer all but not less than all of its right, title and interest in or to the Property, the Lease and the other Operative Agreements (including without limitation any right to indemnification thereunder), and any other document relating to the Property or any interest in the Property as provided in the Lease to any Eligible Lessor for any reason, but only with the prior written consent of the Majority Secured Parties (the consent of any individual Secured Party not to be unreasonably withheld or delayed) and (provided, no Lease Default or Lease Event of Default has occurred and is continuing) with the consent of the Lessee (not to be unreasonably withheld or delayed). The Lessor hereby agrees that the Lessee shall be deemed to have acted reasonably and shall have exercised reasonable discretion in the event and to the extent the Lessee has withheld its consent to or refused to approve any requested transfer, assignment, conveyance or appointment by the Lessor under this Section 10.1(a) based on a reasonable belief that the requested transfer, assignment, conveyance or appointment will adversely affect the accounting by the Lessee of the transactions contemplated hereunder and under the other Operative Agreements in accordance with GAAP. The provisions of the first sentence of this Section 10.1(a) shall not apply to the obligations of the Lessor to transfer the Property to the Lessee or a third party purchaser pursuant to Article XXII of the Lease upon payment for the Property in accordance with the terms and conditions of the Lease. The Lessee may not assign any of the Operative Agreements or any of its rights or obligations thereunder or with respect to the Property in whole or in part to any Person without the prior written consent of the Agent and the Primary Financing Parties. Each Credit Note Purchaser may participate, assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements only in accordance with the provisions of the Note Purchase Agreement, and each Mortgage Lender may participate, assign or transfer all or a portion of its interest hereunder and under the other Operative Agreements only in accordance with the Mortgage Note Loan Agreement.

     (b) Notwithstanding anything to the contrary in Section 10.1(a), no consent shall be required from the Agent, the Lessee or any Primary Financing Party (but Lessor shall provide one hundred eighty (180) days (or such shorter period as required by the Legal Requirement giving rise to the assignment, conveyance, appointment or transfer contemplated by this Section 10.1(b)) written notice to the Agent and the Lessee) in connection with any assignment, conveyance, appointment or transfer by the Lessor required by any Legal Requirement (including pursuant to the direction or recommendation of any Governmental Authority) of all or any of its right, title or interest in or to the Property, the Lease and the other Operative Agreements (including without limitation any right to indemnification thereunder), or any other document relating to the Property or any interest in the Property as provided in the Lease to an Eligible Lessor; provided, in such case, so long as no Lease Default or Lease Event of Default shall have occurred and be continuing, Lessee shall have the right to require the Lessor (unless such transfer or conveyance has already occurred, in which case the Lessee shall have the right to require such transferee) to transfer its interest to an Eligible Lessor selected by the Lessee, in its reasonable discretion; provided, further, Lessee shall be responsible for any cost or expense incurred by the Lessor in connection with any assignment, conveyance, appointment or transfer by the Lessor pursuant to this Section 10.1(b).

     (c) The Lessee agrees to indemnify the Lessor for any actual loss, claim or increased costs incurred by the Lessor and quantified to Lessee in writing by Lessor in reasonable detail as a result of any change in GAAP that adversely affects the Lessor; provided, however, in the case of such a change in GAAP that adversely affects the Lessor, as long as no Lease Default or Lease Event of Default shall have occurred and be continuing, Lessee shall have the right to require the Lessor to transfer its interest to an Eligible Lessor selected by the Lessee, in its reasonable discretion; provided, further, nothing in the preceding proviso shall limit the obligation of the Lessee to provide the indemnity set forth in this Section 10.1(c). Lessor hereby agrees to notify the Lessee within thirty (30) days after a Responsible Officer of Lessor obtains knowledge of an actual or proposed change in GAAP that would require Lessee's performance under this Section 10.1(c); provided, notwithstanding the foregoing, Lessor agrees to use reasonable efforts to notify Lessee of any such change in GAAP that adversely affects the Lessor prior to the effective date of any such change in GAAP.

     (d) (i) Lessee shall have the right at any time during the Term to require the Lessor to transfer its interest in the Property and the Operative Agreements to an Eligible Lessor selected by the Lessee, in its reasonable discretion; provided, Lessee shall give the Agent (on behalf of the Secured Parties) reasonable prior written notice of any transfer pursuant to this Section 10.1(d)(i).

          (ii) If a Bankruptcy Event of the parent company of the Lessor shall have occurred and be continuing, the Majority Credit Note Purchasers shall have the right to require the Lessor to transfer its interest in the Property and the Operative Agreements to an Eligible Lessor selected by the Majority Credit Note Purchasers, in their reasonable discretion; provided, nothing in this Section 10.1(d)(ii) shall be deemed to prevent the Lessee from exercising its rights (or otherwise affect the Lessee's rights) under
     Section 10.1(d)(i) to require any transferee Eligible Lessor selected by the Majotiy Note Purchasers pursuant to this Section 10.1(d)(ii) to transfer its interest in the Property and the Operative Agreements to an Eligible Lessor selected by the Lessee, in its reasonable discretion.

     10.2.  Effect of Transfer.
            ------------------

     From and after any transfer effected in accordance with this Section 10, the transferor shall be released, to the extent of such transfer, from its liability hereunder and under the other documents to which it is a party in respect of obligations to be performed on or after the date of such transfer; provided, however, that any transferor shall remain liable hereunder and under such other documents to the extent that the transferee shall not have assumed the obligations of the transferor thereunder. Upon any transfer by the Lessor or any other Primary Financing Party as above provided, any such transferee shall assume the obligations of the Lessor or such Primary Financing Party, as the case may be, and shall be deemed the "Lessor" and/or a "Primary Financing Party", as the case may be, for all purposes of such documents and each reference herein to the transferor shall thereafter be deemed a reference to such transferee for all purposes, except as provided in the preceding sentence. Notwithstanding any transfer of all of the transferor's interest as provided in this Section 10, the transferor shall be entitled to all benefits accrued and all rights vested prior to such transfer including without limitation rights to indemnification under any such document.

                          SECTION 11. INDEMNIFICATION.

     11.1.  General Indemnity.
            -----------------

     Subject to the provisions of Sections 11.6 and 11.7 and whether or not any of the transactions contemplated hereby shall be consummated, the Indemnity Provider hereby assumes liability for and agrees to defend, indemnify and hold harmless each Indemnified Person on an After Tax Basis from and against any Claims, which may be imposed on, incurred by or asserted against an Indemnified Person by any third party, including without limitation Claims arising from the negligence of an Indemnified Person (but not to the extent such Claims arise from the (v) failure by an Indemnified Person to comply with applicable state or federal banking Laws or other Laws, (w) acts or omissions that occur after the Credit Notes, the Mortgage Loans, the Lessor Advance and all other amounts outstanding under or pursuant to the Operative Agreements have been paid in full and the Lessee has either purchased the Property in accordance with the terms of the Operative Agreements or relinquished its interest in the Property in accordance with the terms of the Operative Agreements, (x) gross negligence, (y) willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction (as opposed to gross negligence or willful misconduct imputed to such Indemnified Person) or (z) breach of such Indemnified Person's obligations under this Agreement, the Lease or any other Operative Agreement, except any breach by any Indemnified Person caused by any breach by any Credit Party of any obligation of any Credit Party pursuant to the Operative Agreements) in any way relating to or arising or alleged to arise out of the execution, delivery, performance or enforcement of this Agreement, the Lease or any other Operative Agreement or on or with respect to the Property or any component thereof, including without limitation Claims in any way relating to or arising or alleged to arise out of (a) the financing, refinancing, purchase, ownership, design, construction, refurbishment, development, delivery, acceptance, nondelivery, leasing, subleasing, possession, use, occupancy, operation, maintenance, repair, modification or any disposition of the Property or any part thereof; (b) any latent or other defects in the Property or any portion thereof whether or not discoverable by an Indemnified Person or the Indemnity Provider; (c) a violation of Environmental Laws, Environmental Claims or other loss of or damage to any property or the environment relating to the Property, the Lease or the Indemnity Provider (collectively, all such items referenced in this Section 11.1(c) may be referred to as the "Environmental Matters"); (d) the Operative Agreements, or any transaction contemplated thereby; (e) any breach by the Indemnity Provider of any of its representations or warranties under the Operative Agreements to which the Indemnity Provider is a party or failure by the Indemnity Provider to perform or observe any covenant or agreement to be performed by it under any of the Operative Agreements; (f) the transactions contemplated hereby or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA; (g) personal injury, death or property damage, including without limitation Claims based on strict or absolute liability in tort; and (h) any fees, expenses and/or other assessments by any business park or any other similar entity for the Property.

     If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Claim, such Indemnified Person shall promptly notify the Indemnity Provider in writing and shall not take action with respect to such Claim without the consent of the Indemnity Provider for thirty (30) days after the receipt of such notice by the Indemnity Provider; provided, however, that in the case of any such Claim, if action shall be required by law or regulation to be taken prior to the end of such period of thirty (30) days, such Indemnified Person shall endeavor to, in such notice to the Indemnity Provider, inform the Indemnity Provider of such shorter period, and no action shall be taken with respect to such Claim without the consent of the Indemnity Provider before seven (7) days before the end of such shorter period (unless required by law or regulation prior to the end of such seven (7) day period); provided, further, that the failure of such Indemnified Person to give the notices referred to in this sentence shall not diminish the Indemnity Provider's obligation hereunder except to the extent such failure precludes in all respects the Indemnity Provider from contesting such Claim.

     If, within thirty (30) days of receipt of such notice from the Indemnified Person (or such shorter period as the Indemnified Person has notified the Indemnity Provider is required by law or regulation for the Indemnified Person to respond to such Claim), the Indemnity Provider shall request in writing that such Indemnified Person respond to such Claim, the Indemnified Person shall, at the expense of the Indemnity Provider, in good faith conduct and control such action (including without limitation by pursuit of appeals); provided, however, that (A) if such Claim, in the Indemnity Provider's reasonable discretion, can be pursued by the Indemnity Provider on behalf of or in the name of such Indemnified Person, the Indemnified Person, at the Indemnity Provider's request, shall allow the Indemnity Provider to conduct and control the response to such Claim and (B) in the case of any Claim (and notwithstanding the provisions of the foregoing subsection (A), the Indemnified Person may request the Indemnity Provider to conduct and control the response to such Claim with counsel to be selected by the Indemnity Provider after the solicitation and consideration of any advice provided by such Indemnified Person; provided, however, that any Indemnified Person may retain separate counsel at the expense of the Indemnity Provider in the event of a material conflict of interest between such Indemnified Person and the Indemnity Provider) by, in the sole discretion of the Person conducting and controlling the response to such Claim (1) resisting payment thereof, (2) not paying the same except under protest, if protest is necessary and proper, (3) if the payment be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or (4) taking such other action as is reasonably requested by the Indemnity Provider from time to time.

     The party controlling the response to any Claim shall consult in good faith with the non-controlling party and shall keep the non-controlling party reasonably informed as to the conduct of the response to such Claim; provided, that all decisions ultimately shall be made in the discretion of the controlling party. The parties agree that an Indemnified Person may at any time decline to take further action with respect to the response to such Claim and may settle such Claim if such Indemnified Person shall waive its rights to any indemnity from the Indemnity Provider that otherwise would be payable in respect of such Claim (and any future Claim, the pursuit of which is precluded by reason of such resolution of such Claim) and shall pay to the Indemnity Provider any amount previously paid or advanced by the Indemnity Provider pursuant to this Section
11.1 by way of indemnification or advance for the payment of an amount regarding such Claim.

     Notwithstanding the foregoing provisions of this Section 11.1, an Indemnified Person shall not be required to take any action unless (A) the Indemnity Provider shall have agreed to pay and shall pay to such Indemnified Person on demand and on an After Tax Basis all reasonable costs, losses and expenses that such Indemnified Person actually incurs in connection with such Claim, including without limitation all reasonable legal, accounting and investigatory fees and disbursements and, if the Indemnified Person has informed the Indemnity Provider that it intends to contest such Claim (whether or not the control of the contest is then assumed by the Indemnity Provider), the Indemnity Provider shall have agreed that the Claim is an indemnifiable Claim hereunder,
(B) in the case of a Claim that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the amount of the potential indemnity (taking into account all similar or logically related Claims that have been or could be raised for which the Indemnity

Provider may be liable to pay an indemnity under this Section 11.1) exceeds $250,000 (or such lesser amount as may be subsequently agreed between the Indemnity Provider and the Indemnified Person), (C) the Indemnified Person shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of the Property, or any part thereof or interest therein, will not interfere with the payment of Rent, and will not result in risk of criminal liability, (D) if such Claim shall involve the payment of any amount prior to the resolution of such Claim, the Indemnity Provider shall provide to the Indemnified Person an interest-free advance in an amount equal to the amount that the Indemnified Person is reasonably required to pay upon advice of counsel (with no additional net after-tax cost to such Indemnified Person) prior to the date such payment is due, (E) in the case of a Claim, including any appeal thereof, that must be pursued in the name of an Indemnified Person (or an Affiliate thereof), the Indemnity Provider shall have caused to be provided to such Indemnified Person advice, but not an opinion, of independent counsel selected by the Indemnity Provider and reasonably satisfactory to the Indemnified Person stating that a reasonable basis exists to contest such Claim (or, in the case of an appeal of an adverse determination, advice, but not an opinion, of such counsel to the effect that the position asserted in such appeal will more likely than not prevail) and (F) no Event of Default shall have occurred and be continuing. In no event shall an Indemnified Person be required to appeal an adverse judicial determination to the United States Supreme Court. In addition, an Indemnified Person shall not be required to contest any Claim in its name (or that of an Affiliate) if the subject matter thereof shall be of a continuing nature and shall have previously been decided adversely by a court of competent jurisdiction pursuant to the contest provisions of this Section 11.1, unless there shall have been a change in law (or interpretation thereof) and the Indemnified Person shall have received, at the Indemnity Provider's expense, advice, but not an opinion, of independent counsel selected by the Indemnity Provider and reasonably acceptable to the Indemnified Person stating that as a result of such change in law (or interpretation thereof), it is more likely than not that the Indemnified Person will prevail in such contest. In no event shall the Indemnity Provider be permitted to adjust or settle any Claim without the consent of the Indemnified Person to the extent any such adjustment or settlement involves, or is reasonably likely to involve, any performance by or adverse admission by or with respect to the Indemnified Person.

     In the event that the Indemnity Provider shall be required to make any payment under this Section 11.1 to an Indemnified Person, the Indemnified Person agrees to take such reasonable action as is requested by the Indemnity Provider, in writing, any such action to be at the risk and expense of the Indemnity Provider, to minimize the consequences of the After-Tax Basis method of the indemnity.

     11.2.  General Tax Indemnity.
            ---------------------

            (a) Subject to and limited by in all respects the provisions of this Section 11.2 and Sections 11.6 and 11.7, the Indemnity Provider shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Property and all Indemnified Persons, and hold them harmless against, (i) all Impositions on an After Tax Basis and (ii) taxes that are in the nature of gross income, privilege or doing business taxes (not included in the definition of Impositions) imposed to the extent related to the transactions contemplated hereby, the Lessor, and all payments pursuant to the Operative Agreements shall be made free and clear of and without deduction for any and all present and future Impositions. In the event that the Indemnity Provider shall be required to make any payment under this Section 11.2(a) to an Indemnified Person, the Indemnified Person agrees to take such reasonable action as is requested by the Indemnity Provider, in writing, any such action to be at the risk and expense of the Indemnity Provider, to minimize the consequences of the After-Tax Basis method of the indemnity.

            (b) Notwithstanding anything to the contrary in Section 11.2(a) hereof, the following shall be excluded from the indemnity required by
     Section 11.2(a) (collectively, the "Excluded Taxes"):

                 (i) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, ad valorem, transfer or property taxes) that are imposed on any Indemnified Person (other than the Lessor) by the United States federal government that are based on or measured by the net income (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided, that this clause (i) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                 (ii) Taxes (other than Taxes that are, or are in the nature of, sales, use, rental, value added, ad valorem, transfer or property taxes) that are imposed on any Indemnified Person (other than the Lessor) by any state or local jurisdiction or taxing authority within any state or local jurisdiction and that are based upon or measured by the net income (including without limitation taxes based on capital gains and minimum taxes) of such Person; provided that such Taxes shall not be excluded under this subparagraph (ii) to the extent such Taxes would have been imposed had the location, possession or use of the Property in, the location or the operation of the Lessee in, or the Lessee's making payments under the Operative Agreements from, the jurisdiction imposing such Taxes been the sole connection between such Indemnified Person and the jurisdiction imposing such Taxes; provided, further, that this clause (ii) shall not be interpreted to prevent a payment from being made on an After Tax Basis if such payment is otherwise required to be so made;

                 (iii) any Tax to the extent it relates to any act, event or omission that occurs after the termination of the Lease and redelivery or sale of the Property in accordance with the terms of the Lease (but not any Tax that relates to such termination, redelivery or sale and/or to any period prior to such termination, redelivery or sale); and

                 (iv) any Taxes which are imposed on an Indemnified Person as a result of the gross negligence or willful misconduct of such Indemnified Person itself, as determined by a court of competent jurisdiction (as opposed to gross negligence or willful misconduct imputed to such Indemnified Person), but not Taxes imposed as a result of ordinary negligence of such Indemnified Person.

            Notwithstanding the foregoing, the exclusions from the definition of "Impositions" set forth in clauses (i), (ii) and (iii) shall not apply (but the other exclusions shall apply) to any Taxes or increase in Taxes imposed on an Indemnified Person net of any decrease in Taxes realized by such Indemnified Person, to the extent that such tax increase or decrease would not have occurred if on the Closing Date the Primary Financing Parties had advanced funds to the Lessee in the form of a loan secured by the Property in an amount equal to the Advances funded on such date, with debt service equal to the Basic Rent payable on each Schedule Interest Payment Date and a principal balance at the maturity of such loan in an amount equal to the then outstanding amount of the Notes and the Lessor Advance at the end of the term of the Lease.

            (c)  (i)   Subject to the terms of Section 11.2(f), the Indemnity
            Provider shall pay or cause to be paid in a timely manner all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and the Indemnity Provider shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

                 (ii) In the case of Impositions for which no contest is conducted pursuant to Section 11.2(f) and which the Indemnity Provider pays directly to the taxing authorities, the Indemnity Provider shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which the Indemnity Provider reimburses an Indemnified Person, the Indemnity Provider shall do so within thirty (30) days by the Indemnity Provider of demand by such Indemnified Person after receipt describing in reasonable detail the nature of the Imposition and the basis for the demand (including without limitation the computation of the amount payable), accompanied by receipts or other reasonable evidence of such demand. In the case of Impositions for which a contest is conducted pursuant to Section 11.2(f), the Indemnity Provider shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed pursuant to subsection (a), prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 11.2(f).

                 (iii) At the Indemnity Provider's request, the amount of any indemnification payment by the Indemnity Provider pursuant to subsection (a) shall be verified and certified by an independent public accounting firm mutually acceptable to the Indemnity Provider and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by the Indemnity Provider unless such verification shall result in an adjustment in the Indemnity Provider's favor of five percent (5%) or more of the payment as computed by the Indemnified Person, in which case such fee shall be paid by the Indemnified Person.

            (d) The Indemnity Provider shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of the Property. In case any other report or tax return shall be required to be made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a) and of which the Indemnity Provider has knowledge or should have knowledge, the Indemnity Provider, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies the Indemnity Provider that such Indemnified Person intends to prepare and file such report or return) (A) to the extent required or permitted by and consistent with Legal Requirements, make and file in the Indemnity Provider's name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of the Indemnity Provider under or arising out of subsection (a), provide such Indemnified Person at the Indemnity Provider's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of the Indemnity Provider under or arising out of subsection (a) no later than fifteen (15) days prior to the due date thereof. Such Indemnified Person shall, upon the Indemnity Provider's request and at the Indemnity Provider's expense, provide any data maintained by such Indemnified Person (and not otherwise available to or within the control of the Indemnity Provider) with respect to the Property which the Indemnity Provider may reasonably require to prepare any required tax returns or reports. If an Indemnified Person or an Affiliate receives notification from a taxing authority having jurisdiction over the Indemnified Person or the Property that an Imposition has been or will be imposed or a filing is required in connection therewith for which indemnification is required to be provided by the Indemnity Provider hereunder, then such Indemnified Person shall provide prompt written notice thereof to the Indemnity Provider; provided, however, the failure of the Indemnified Person to provide any such notice shall not relieve the Indemnity Provider of its obligations hereunder except to the extent that the failure by the Indemnified Person to provide such notice actually and materially expands the obligations (including any increase in the amount of any indemnity) of the Indemnity Provider hereunder.

            If an Indemnified Person or an Affiliate with whom such Indemnified Person files a consolidated tax return, or equivalent, subsequently receives the refund of an amount that such Indemnified Person determines in its sole discretion to be indemnified hereunder, then, so long as no Event of Default shall exist and be continuing, such Indemnified Person shall pay the amount of such refund, together with the amount of interest actually received thereon, if any, to the Indemnity Provider; provided, however, if any refund or other amount shall ever be subject to reclaim or otherwise be required to be returned or repaid to the applicable taxing authority that issued such refund, then the amount subject to the reclaim or otherwise required to be repaid to such tax authority shall be deemed to be an Imposition for which Indemnity Provider shall be responsible to indemnify and hold harmless such Indemnified Person.

            (e) As between the Indemnity Provider on one hand, and each Financing Party on the other hand, the Indemnity Provider shall be responsible for, and the Indemnity Provider shall indemnify and hold harmless each Financing Party (without duplication of any indemnification required by subsection (a)) on an After Tax Basis against, any obligation for United States or foreign withholding taxes or similar levies, imposts, charges, fees, deductions or withholdings (collectively, "Withholdings") imposed in respect of the interest payable on the Credit Notes or the Mortgage Loans or Lessor Yield payable on the Lessor Advance or with respect to any other payments under the Operative Agreements (all such payments being referred to herein as "Exempt Payments" to be made without deduction, withholding or set off) (and, if any Financing Party receives a demand for such payment from any taxing authority or a Withholding is otherwise required with respect to any Exempt Payment, the Indemnity Provider shall discharge such demand on behalf of such Financing Party); provided, however, that the obligation of the Indemnity Provider under this Section 11.2(e) shall not apply to:

                 (i) Withholdings on any Exempt Payment to any Financing Party which is a non-U.S. Person unless such Financing Party is, on the date hereof (or on the date it becomes a Financing Party hereunder) and on the date of any change in the principal place of business or the lending office of such Financing Party, entitled to submit a Form W-8BEN or Form W-8ECI or successor applicable form, certifying in each case that such party is entitled under Section 1441 or 1442 of the Code or any other applicable provision thereof or under any applicable tax treaty or convention to receive payments pursuant to the Operative Agreements without deduction or withholding of United States federal income tax and is a foreign Person thereby entitled to an exemption from United States backup withholding taxes (except where the failure of the exemption results from a change in the principal place of business of the Lessee); provided, however, if a failure of the exemption is due to a change in law after the date hereof or in the case of a Financing Party that acquires its interest after the date hereof, a change in law occurring after such date, then the Indemnity Provider shall be liable for any withholding resulting therefrom; or

                 (ii) Any U.S. Taxes imposed solely by reason of the failure by a non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes if the Indemnity Provider has provided such certification, information, documentation or other reporting requirements to the Financing Party on a timely basis and the Financing Party is eligible for such relief or exemption.

     For the purposes of this Section 11.2(e), (A) "U.S. Person" shall mean a citizen, national or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) "U.S. Taxes" shall mean any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) "Form W-8BEN" shall mean Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding) of the Department of the Treasury of the United States of America and (D) "Form W-8ECI" shall mean Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States) of the Department of the Treasury of the United States of America (or in relation to either such Form such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates). Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

            If a Financing Party or an Affiliate with whom such Financing Party files a consolidated tax return (or equivalent) subsequently receives the benefit in any country of a tax credit or an allowance resulting from U.S. Taxes with respect to which it has received a payment of an additional amount under this Section 11.2(e), such Financing Party will pay to the Indemnity Provider such part of that benefit as in the opinion of such Financing Party will leave it (after such payment) in a position no more and no less favorable than it would have been in if no additional payment had been required to be paid, provided always that (i) such Financing Party will be the sole judge of the amount of any such benefit and of the date on which it is received, (ii) such Financing Party will have the absolute discretion as to the order and manner in which it employs or claims tax credits and allowances available to it and (iii) such Financing Party will not be obliged to disclose to the Borrower any information regarding its tax affairs or tax computations. A subsequent loss of such tax credit or allowance with respect to which a payment is made pursuant to this paragraph to an Indemnity Provider shall be treated as an Imposition that is indemnifiable under Section 11.2(a) hereof without regard to the exclusions of Section 11.2(b)(i), (ii), and (iii) hereof.

            Each non-U.S. Person that shall become a Financing Party after the date hereof shall, upon the effectiveness of the related transfer or otherwise upon becoming a Financing Party hereunder, be required to provide all of the forms and statements referenced above or other evidences of exemption from Withholdings if the Indemnity Provider has provided such certification, information, documentation or other reporting requirements to the Financing Party and the Financing Party is eligible for such relief or exemption.

            (f) If a written Claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including without limitation a written notice of such proceeding), for any Impositions, the provisions in Section 11.1 relating to notification and rights to contest shall apply; provided, however, that the Indemnity Provider shall have the right to conduct and control such contest only if such contest involves a Tax other than a Tax on net income of the Indemnified Person that can be pursued independently from any other proceeding involving a Tax liability of such Indemnified Person and the Indemnity Provider agrees to pay to such Indemnified Person on demand the Impositions which are the subject of such claim to the extent the contest is unsuccessful. The controlling party shall provide the non-controlling party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant auditing agents or taxing authority to the controlling party thereof, in connection with such claim or the contest thereof.

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
     11.3.  Increased Costs, Illegality, etc.
            --------------------------------

     Subject to and limited by in all respects the provisions of this Section
11.3 and Sections 11.6 and 11.7:

            (a)  (i)    If any change in Law shall:

                        (A) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Financing Party (except any such reserve requirement reflected in the Eurodollar Rate plus the Applicable Percentage); or

                        (B) impose on any Financing Party or the London interbank market any other condition affecting this Agreement or any other Operative Agreement or any Financing made by such Financing Party;

and the result of any of the foregoing shall be to increase the cost to such Financing Party of making or maintaining any Financing (or of maintaining its obligation to purchase any Credit Note, make its Mortgage Loan or make its Lessor Advance ) or to reduce the amount of any sum received or receivable by such Financing Party hereunder or pursuant to any other Operative Agreement (whether of principal, interest, Lessor Yield or otherwise), then the Lessee will pay or cause to be paid to such Financing Party such additional amount or amounts as will compensate such Financing Party for such additional costs incurred or reduction suffered.

                 (ii) If any Financing Party determines that any change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Financing Party's capital or on the capital of such Financing Party's holding company, if any, as a consequence of this Agreement or any other Operative Agreement or the Credit Notes purchased, the Mortgage Loans made, or Lessor Advance made, by such Financing Party to a level below that which such Financing Party or such Financing Party's holding company could have achieved but for such change in Law (taking into consideration such Financing Party's policies and the policies of such Financing Party's holding company with respect to capital adequacy), then from time to time the Lessee will pay or cause to be paid to such Financing Party such additional amount or amounts as will compensate such Financing Party or such Financing Party's holding company for any such reduction suffered.

                 (iii) A certificate of a Financing Party setting forth in reasonable detail the amount or amounts necessary to compensate such Financing Party or its holding company, as the case may be, as specified in paragraphs (a)(i) or (a)(ii) of this Section 11.3 shall be delivered to the Lessee and shall be conclusive absent manifest error. The Lessee shall pay or cause to be paid to such Financing Party the amount shown as due on any such certificate within ten
            (10) days after receipt thereof.

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

                 (iv) Failure or delay on the part of any Financing Party to demand compensation pursuant to this Section 11.3 shall not constitute a waiver of such Financing Party's right to demand such compensation; provided, that the Lessee shall not be required to compensate or cause to be compensated a Financing Party pursuant to this Section 11.3 for any increased costs or reductions incurred more than 270 days prior to the date that such Financing Party notifies the Lessee of the change in Law giving rise to such increased costs or reductions and of such Financing Party's intention to claim compensation therefor; provided, further, that, if the change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

            (b) If any Financing Party determines that compliance with any change in law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law, but in each case promulgated or made after the date hereof) affects or would affect the amount of capital required or expected to be maintained by such Financing Party or any corporation controlling such Financing Party and that the amount of such capital is increased by or based upon the existence of such Financing Party's commitment to make its portion of the Advance and other commitments of this type or upon the Advance, then, upon demand by such Financing Party (with a copy of such demand to the Agent), the Lessee shall pay to the Agent for the account of such Financing Party, from time to time as specified by such Financing Party, additional amounts sufficient to compensate such Financing Party or such corporation in the light of such circumstances, to the extent that such Financing Party reasonably determines such increase in capital to be allocable to the existence of such Financing Party's commitment to make its portion of the Advance. A certificate as to such amounts submitted to the Lessee and the Agent by such Financing Party shall be conclusive and binding for all purposes, absent manifest error.

            (c)  [Reserved].

            (d) Without affecting its rights under Sections 11.3(a), 11.3(b) or 11.3(c) or any other provision of any Operative Agreement, each Financing Party agrees that if there is any increase in any cost to or reduction in any amount receivable by such Financing Party with respect to which the Lessee would be obligated to compensate such Financing Party pursuant to Sections 11.3(a) or 11.3(b), such Financing Party shall use reasonable efforts to select an alternative office for its portion of the Advance which would not result in any such increase in any cost to or reduction in any amount receivable by such Financing Party; provided, however, that no Financing Party shall be obligated to select an alternative office for Advances if such Financing Party determines that (i) as a result of such selection such Financing Party would be in violation of any applicable law, regulation, treaty, or guideline, or would incur additional costs or expenses or (ii) such selection would be inadvisable for regulatory reasons or materially inconsistent with the interests of such Financing Party.

            (e) With reference to the obligations of the Lessee set forth in Sections 11.3(a) through 11.3(d), the Lessee shall not have any obligation to pay to any Financing

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

     Party amounts owing under such Sections for any period which is more than one (1) year prior to the date upon which the request for payment therefor is delivered to the Lessee.

            (f) Notwithstanding any other provision of this Agreement, if any Financing Party shall notify the Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for any Financing Party to perform its obligations hereunder to purchase, make or maintain any Eurodollar Financing, then (i) each such Eurodollar Financing will automatically, at the earlier of the end of the Interest Period for such Eurodollar Financing or the date required by law, convert into an ABR Financing, and (iii) the obligation of the Financing Parties to purchase, make, convert or continue any Eurodollar Financing shall be suspended until the Agent shall notify the Lessee that such Financing Party has determined that the circumstances causing such suspension no longer exist.

     11.4.  Funding/Contribution Indemnity.
            ------------------------------

     Subject to and limited by in all respects the provisions of this Section
11.4 and Sections 11.6 and 11.7, the Lessee agrees to indemnify each Financing Party and to hold each Financing Party harmless from any loss or reasonable expense which such Financing Party may sustain or incur as a consequence of (a) any default in connection with the drawing of funds for any Advance, (b) any default in making any prepayment after a notice thereof has been given in accordance with the provisions of the Operative Agreements or (c) the making of a voluntary or involuntary prepayment of Eurodollar Financings on a day which is not the last day of an Interest Period with respect thereto. Such indemnification shall be in an amount equal to the excess, if any, of (x) the amount of interest or Lessor Yield, as the case may be, which would have accrued on the amount so prepaid, or not so borrowed, accepted, converted or continued for the period from the date of such prepayment or of such failure to borrow, accept, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, accept, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable Eurodollar Rate plus the Applicable Percentage for such Eurodollar Financing for such Interest Period over (y) the amount of interest (as determined by such Financing Party in its reasonable discretion) which would have accrued to such Financing Party on such amount by (I) (in the case of the Lessor or any Mortgage Lender) reemploying such funds in loans of the same type and amount during the period from the date of prepayment or failure to borrow to the last day of the then applicable Interest Period (or, in the case of a failure to borrow, the Interest Period that would have commenced on the date of such failure) and (II) respecting the Credit Notes, the Make-Whole Amount. This covenant shall survive the termination of the Operative Agreements and the payment of all other amounts payable hereunder.

     11.5.  EXPRESS INDEMNIFICATION FOR ORDINARY NEGLIGENCE, STRICT LIABILITY,
            ------------------------------------------------------------------
            ETC.
            ----

     WITHOUT LIMITING THE GENERALITY OF THE INDEMNIFICATION PROVISIONS OF ANY AND ALL OF THE OPERATIVE AGREEMENTS AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PERSON PROVIDING INDEMNIFICATION OF ANOTHER PERSON UNDER ANY OPERATIVE AGREEMENT HEREBY FURTHER EXPRESSLY RELEASES EACH BENEFICIARY

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

OF ANY SUCH INDEMNIFICATION FROM ALL CLAIMS FOR LOSS OR DAMAGE, DESCRIBED IN ANY OPERATIVE AGREEMENT, CAUSED BY ANY ACT OR OMISSION ON THE PART OF ANY SUCH BENEFICIARY ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY, AND INDEMNIFIES, EXONERATES AND HOLDS EACH SUCH BENEFICIARY FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, CLAIMS, LOSSES, COSTS, LIABILITIES, DAMAGES AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEY'S FEES AND EXPENSES), DESCRIBED ABOVE, INCURRED BY ANY SUCH BENEFICIARY (IRRESPECTIVE OF WHETHER ANY SUCH BENEFICIARY IS A PARTY TO THE ACTION FOR WHICH INDEMNIFICATION UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT IS SOUGHT) ATTRIBUTABLE TO THE ORDINARY NEGLIGENCE (WHETHER SOLE OR CONTRIBUTORY) OR STRICT LIABILITY OF ANY SUCH BENEFICIARY.

     11.6.  Additional Provisions Regarding Environmental Indemnification.
            -------------------------------------------------------------

     Subject to and limited by in all respects the provisions of this Section
11.6 and Sections 11.7 and 11.8, each and every Indemnified Person shall at all times have the rights and benefits, and the Indemnity Provider shall have the obligations, in each case provided pursuant to the Operative Agreements with respect to Environmental Matters (including without limitation the rights and benefits provided pursuant to Section 11.1(c)).

     11.7.  Cooperation with the Indemnity Provider.
            ---------------------------------------

     Each Indemnified Person agrees to cooperate in a reasonable manner (but at the expense of the Indemnity Provider) with the Indemnity Provider in responding to any Claim covered by the indemnities referenced in the Operative Agreements.

     11.8.  Time Period in which Claims may arise and be Covered by
            -------------------------------------------------------
            Indemnification.
            ---------------

     The basis for any Claim which is subject to indemnification coverage by the Indemnity Provider pursuant to Sections 11.1 through 11.6 must occur or arise on or before the date on which all of the Notes and the Lessor Advance and all other amounts owing to any Financing Party by the Lessee are paid in full, notwithstanding that any Claim may not be filed or otherwise initiated until a date which is later than any date referenced in this Section 11.8.

                           SECTION 12. MISCELLANEOUS.

     12.1.  Survival of Agreements.
            ----------------------

     The representations, warranties, covenants, indemnities and agreements of the parties provided for in the Operative Agreements, and the parties' obligations under any and all thereof, shall survive the execution and delivery of this Agreement, the transfer of the Property to the Lessor, the acquisition of the Property (or any of its components), any disposition of any interest of the Lessor in the Property, the payment of the Credit Notes, the Mortgage Loans and the

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

Lessor Advance and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party and the fact that any party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Agreements. Except as otherwise expressly set forth herein or in other Operative Agreements, the indemnities of the parties provided for in the Operative Agreements shall survive the expiration or termination of any thereof.

     12.2.  Notices.
            -------

     All notices required or permitted to be given under any Operative Agreement shall be in writing. Notices may be served by certified or registered mail, postage paid with return receipt requested; by private courier, prepaid; by telex, facsimile, or other telecommunication device capable of transmitting or creating a written record; or personally. Mailed notices and couriered notices shall be deemed delivered when delivered as addressed, or if the addressee refuses delivery, when presented for delivery notwithstanding such refusal. Telex or telecommunicated notices shall be deemed delivered when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office. Personal delivery shall be effective when accomplished. Unless a party changes its address by giving notice to the other party as provided herein, notices shall be delivered to the parties at the following addresses:

            If to the Lessee, to such entity at the following address:

                    Convergys Corporation
                    Atrium One
                    201 East Fourth Street, 102-1910
                    P.O. Box 1638
                    Cincinnati, Ohio  45201
                    Attention:  Treasury and Law Department
                    Telephone: (513) 784-5757
                    Telecopy:  (513) 723-6556

            with a copy to:

                    Frost Brown Todd
                    Attention: Frederick W. Kindel
                    201 E. Fifth Street
                    Suite 2200
                    Cincinnati, Ohio 45202
                    (513) 651-6965  Telephone
                    (513) 651-6981   Facsimile
                    fkindel@fbtlaw.com  Email

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

          If to any Guarantor, to such entity in care of Convergys Corporation at the following address:

                    Convergys Corporation
                    Atrium One
                    201 East Fourth Street, 102-1910
                    P.O. Box 1638
                    Cincinnati, Ohio  45201
                    Attention:  Vice President and Treasurer
                    Telephone: (513) 784-5757
                    Telecopy:  (513) 723-6556

            with a copy to:

                    Frost Brown Todd
                    Attention: Frederick W. Kindel
                    201 E. Fifth Street
                    Suite 2200
                    Cincinnati, Ohio 45202
                    (513) 651-6965  Telephone
                    (513) 651-6981   Facsimile
                    fkindel@fbtlaw.com  Email

            If to the Borrower or the Lessor, to such entity at the following address:

                    Wachovia Development Corporation
                    c/o Wachovia Securities, LLC
                    One Wachovia Center
                    301 South College Street
                    Charlotte, North Carolina  28288-0166
                    Attention:  Gabrielle Braverman
                    Telephone:  (704) 383-1967
                    Telecopy:  (704) 383-8108

            If to the Agent, to it at the following address:

                    Wachovia Bank, National Association
                    201 South College Street
                    Charlotte, North Carolina  28288-4708
                    Attention:  Angela Abessinio
                    Telephone:  (704) 383-9334
                    Telecopy:  (704) 383-7989
                    with a copy to:

                    Wachovia Securities, LLC
                    One Wachovia Center
                    301 South College Street, 4th Floor (NC8905)
                    Charlotte, North Carolina  28288-0166
                    Attention:  Doug Sleeper
                    Telephone:  (704) 374-4367
                    Telecopy:  (704) 383-7037

     If to any Credit Note Purchaser, to it at the address set forth for such Credit Note Purchaser in Schedule A to the Note Purchase Agreement.

     If to any Mortgage Lender, to it at the address set forth for such Mortgage Lender in Schedule 2.1 to the Mortgage Note Loan Agreement.

     From time to time any party may designate additional parties and/or another address for notice purposes by notice to each of the other parties hereto. Each notice hereunder shall be effective upon receipt or refusal thereof.

     12.3.  Counterparts.
            ------------

     This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one (1) and the same instrument.

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

     12.4.  Terminations, Amendments, Waivers, Etc.; Unanimous Vote Matters.
            ---------------------------------------------------------------

     Each of the parties hereto agrees that:

            (a) except as expressly provided in subsections (b) and (c) below and except for the Unanimous Vote Matters, each Operative Agreement may only be terminated, amended, modified, extended supplemented, restated, replaced or waived upon the approval in writing by the Borrower (to the extent the Borrower is a party to such Operative Agreement in its capacity as "borrower" or "issuer" under the Note Purchase Agreement and to the extent such termination, amendment, waiver or modification increases the Obligations or has a material adverse effect on the Borrower), the Agent (to the extent the Agent's rights or obligations are affected by such termination, amendment or modification), the Majority Secured Parties and the Lessee (to the extent the Lessee is a party to such Operative Agreement); provided, each termination, amendment, modification, extension, supplement, restatement, replacement or waiver regarding any Operative Agreement, which adversely affects the rights of the Lessee shall also require the written consent of the Lessee (not to be unreasonably withheld or delayed) unless a Lease Default or Lease Event of Default shall have occurred and be continuing, provided, further, that each termination, amendment, modification, extension, supplement, restatement, replacement or waiver regarding any Operative Agreement shall also require the written consent of each Financing Party affected thereby (the "Unanimous Vote Matters"), so as to

                 (i)    extend the scheduled date of maturity of any Note;

                 (ii) extend the scheduled Expiration Date or extend any payment date of any Credit Note, Mortgage Loan or Lessor Advance;

                 (iii) change the stated rate of interest payable on any Credit Note or Mortgage Loan or reduce the stated Lessor Yield payable on the Lessor Advance (other than as a result of waiving the applicability of any post-default increase in interest rates or Lessor Yield);

                 (iv) modify the priority of any Lien in favor of the Agent under any Security Document;

                 (v) subordinate any obligation owed to such Credit Note Purchaser, such Mortgage Lender or the Lessor;

                 (vi) terminate, amend, supplement, waive, discharge or modify any provision of this Section 12.4 or change the percentages specified in the definitions of Majority Credit Note Purchasers, Majority Mortgage Lenders or Majority Secured Parties;

                 (vii) release a material portion of the Collateral (except in accordance with Section 8.8);

                 (viii) release the Borrower or the Lessee or any Guarantor from its obligations under any Operative Agreement or otherwise alter any payment obligations (including, without limitation, the Make-Whole Amount and any principal prepayment provisions) of the Borrower or the Lessee or any Guarantor to the Lessor or any Financing Party under the Operative Agreements;

                 (ix) terminate, amend, supplement, waive, discharge or modify any provision of Sections 8.6 or 8.7 of this Agreement;

                 (x) impose any additional affirmative obligation or requirement on the applicable Financing Party, make any existing obligations of the applicable Financing Party materially more onerous, or further obligate, prohibit or restrict the applicable Financing Party or its right, title or interest under the Operative Agreements in any material manner; or

                 (xi) modify or amend any definition so as to affect the matters described in the foregoing (i)-(x).

            (b) No Mortgage Instrument (nor any UCC Financing Statement related thereto) may be terminated, amended, modified, extended (other than by UCC Financing Statement continuations or extensions), supplemented, restated, replaced or waived without the approval in writing by the Borrower, the Majority Mortgage Lenders, and (to the extent relating to the Lessee as opposed to relating to the Borrower) the Lessee.

            (c) each termination, amendment, modification, extension, supplement, restatement, replacement or waiver regarding any Operative Agreement affecting Sections 4.1, 8.2, 8.3, 9.1, 10.1, 10.2, 11.1, 12.1,
     13.1, 13.2, 14.1, 14.2, 14.3, 15.1, 15.2, 15.3, 16.1, 16.2, 18.1, 19.1,
     19.2, 20.2, 20.3 (excluding all provisions related to payments in Sections
     20.2 or 20.3), 22.1, 22.4, 22.5, 23.1 or 24.1 of the Lease or affecting in any way the Collateral, including the Property, requires the consent of the Majority Mortgage Lenders.

            (d) Notwithstanding any acquisition by the Lessee or any Affiliate of the Lessee of any interest in any Financing, no such party (hereinafter a "Related Financing Party") shall have any voting rights pursuant to the Operative Agreements as a Primary Financing Party. Without limiting the generality of the foregoing, with respect to calculating the voting percentage, any Financing held by a Related Financing Party shall be treated as if the balance on such Financing was zero.

            Upon the occurrence and during the continuation of any Lease Default or Lease Event of Default, the rights of each Related Financing Party to any and all amounts otherwise payable to such Related Financing Party pursuant to the Operative Agreements shall be subordinated and deferred (and the rights of each Related Financing Party to such amounts shall be voided without further action for the duration of any such Lease Default or Lease Event of Default) until such time as all amounts payable to all other parties to any of the Operative Agreements have been paid in full.

            NOTHING IN THIS SECTION 12.4(d) SHALL BE DEEMED TO CONSTITUTE A RIGHT OF, OR A GRANT OF ANY RIGHT TO, THE LESSEE OR ANY AFFILIATE OF THE LESSEE TO ACQUIRE ANY PORTION OF THE FINANCING OR TO CAUSE ANY PRIMARY FINANCING PARTY TO SELL OR ASSIGN ANY PART OF THE FINANCING TO THE LESSEE OR ANY AFFILIATE OF THE LESSEE.

     Any such termination, amendment, supplement, waiver, discharge or modification approved, executed, adopted or consented to in conformity with this
Section 12.4 shall apply equally to each of the Credit Note Purchasers, the Mortgage Lenders and the Lessor and shall be binding upon all the parties to this Agreement. In the case of any waiver, each party to this Agreement shall be restored to its former position and rights under the Operative Agreements, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

     12.5.  Headings, etc.
            -------------

     The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

     12.6.  Parties in Interest.
            -------------------

     Except as expressly provided herein, none of the provisions of this Agreement are intended for the benefit of any Person except the parties hereto.

     12.7.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL;
            ----------------------------------------------------------------
            VENUE.
            ------

     (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED ARE REQUIRED TO APPLY. Any legal action or proceeding with respect to this Agreement or any other Operative Agreement may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of such courts. Each of the parties to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address set out for notices pursuant to Section 12.2, such service to become effective upon receipt or rejection. Nothing herein shall affect the right of any party to serve process in any other manner permitted by Law or to commence legal proceedings or to otherwise proceed against any party in any other jurisdiction.

     (b) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY, TO THE FULLEST EXTENT ALLOWED BY APPLICABLE LAW, WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER OPERATIVE AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

     (c) Each of the parties to this Agreement hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Operative Agreement brought in the courts referred to in subsection (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     Subject to the other applicable provisions of the Operative Agreements, the parties shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale or under applicable law by judicial foreclosure including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off and peaceful possession of personal property; and (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceedings. Any claim or controversy with regard to any party's entitlement to such remedies is a Dispute.

     (d) The parties to this Agreement and/or any other Operative Agreement agree that they shall not have a remedy of special, punitive or exemplary damages against any other party in any Dispute and hereby waive any right or claim to special, punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute.

     12.8.  Severability.
            ------------

     Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     12.9.  Liability Limited.
            -----------------

     Anything to the contrary contained in this Agreement, the Note Purchase Agreement, Mortgage Note Loan Agreement, the Notes or in any other Operative Agreement notwithstanding, no Exculpated Person shall be personally liable in any respect for any liability or obligation arising hereunder or in any other Operative Agreement including without limitation the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in the Note Purchase Agreement, Mortgage Note Loan Agreement, the Notes, this Agreement or any of the other Operative Agreements. The Financing Parties agree that, in the event any remedies under any Operative Agreement are pursued, neither the Primary Financing Parties nor the Agent shall have any recourse against any

Exculpated Person, for any deficiency, loss or Claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Borrower's Interest (excluding Excepted Payments) and the Credit Parties (with respect to the Credit Parties' obligations under the Operative Agreements); but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Borrower's Interest (excluding Excepted Payments) in respect of any and all liabilities, obligations and undertakings contained herein and/or in any other Operative Agreement. Notwithstanding the provisions of this Section, nothing in any Operative Agreement shall: (i) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes arising under any Operative Agreement or secured by any Operative Agreement, but the same shall continue until paid or discharged; (ii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the damages arising by reason of): active waste knowingly committed by any Exculpated Person with respect to the Property, any fraud, gross negligence or willful misconduct on the part of any Exculpated Person; (iii) relieve any Exculpated Person from liability and responsibility for (but only to the extent of the moneys misappropriated, misapplied or not turned over) (A) except for Excepted Payments, misappropriation or misapplication by the Lessor (i.e., application in a manner contrary to any of the Operative Agreements) of any insurance proceeds or condemnation award paid or delivered to the Lessor by any Person other than the Agent, (B) except for Excepted Payments, any deposits or any escrows or amounts held by the Lessor or (C) except for Excepted Payments, any rent or other income or funds received by the Lessor from the Lessee that are not turned over to the Agent; (iv) affect or in any way limit the Agent's rights and remedies under any Operative Agreement with respect to the Rents and rights and powers of the Agent under the Operative Agreements or to obtain a judgment against the Lessee's interest in the Property or the Agent's rights and powers to obtain a judgment against the Lessor or the Lessee; or (v) relieve any Exculpated Person from liability and responsibility (A) with respect to such Person's obligations concerning Lessor Liens pursuant to Section 8.2(a) and the last sentence of
Section 8.9(a) hereof or (B) to the extent such liability or responsibility is attributable to any representation or warranty of any Exculpated Person contained in Section 6.1 hereof that was false or inaccurate in any material way when made (provided, that no deficiency judgment or other money judgment shall be enforced against any Exculpated Person except to the extent of the Borrower's Interest (excluding Excepted Payments) or to the extent the Lessor may be liable as otherwise contemplated in clauses (ii), (iii) or (v) of this Section 12.9(b)).

     12.10. Rights of the Credit Parties.
            ----------------------------

     If at any time all obligations (i) of the Borrower under the Note Purchase Agreement, the Mortgage Note Loan Agreement, the Security Documents and the other Operative Agreements and (ii) of the Credit Parties under the Operative Agreements have in each case been satisfied or discharged in full, then the Credit Parties shall be entitled to (a) terminate the Lease and guaranty obligations under Section 6B and the Structural Guaranty and (b) receive all amounts then held under the Operative Agreements and all proceeds with respect to the Property. Upon the termination of the Lease and Section 6B pursuant to the foregoing clause (a), the Lessor shall transfer to the Lessee all of its right, title and interest free and clear of the Lien of the Lease, the Lien of the Security Documents and all Lessor Liens in and to the Property and any amounts or proceeds referred to in the foregoing clause (b) shall be paid over to the Lessee.

     12.11. Further Assurances.
            ------------------

     The parties hereto shall promptly cause to be taken, executed, acknowledged or delivered, at the sole expense of the Lessee, all such further acts, conveyances, documents and assurances as the other parties may from time to time reasonably request in order to carry out and effectuate the intent and purposes of this Participation Agreement, the other Operative Agreements and the transactions contemplated hereby and thereby (including without limitation the preparation, execution and filing of any and all Uniform Commercial Code financing statements, filings of Mortgage Instruments and other filings or registrations which the parties hereto may from time to time request to be filed or effected). The Lessee, at its own expense and without need of any prior request from any other party, shall take such action as may be necessary (including without limitation any action specified in the preceding sentence), or (if the Lessor or the Agent shall so request) as so requested, in order to maintain and protect all security interests provided for hereunder or under any other Operative Agreement. In addition, in connection with the sale or other disposition of the Property or any portion thereof, the Lessee and Lessor agree to execute such instruments of conveyance as may be reasonably required in connection therewith.

     12.12. Calculations under Operative Agreements; Consents.
            -------------------------------------------------

     (a) The parties hereto agree that all calculations and numerical determinations to be made under the Operative Agreements by the Lessor shall be made by the Agent and that such calculations and determinations shall be conclusive and binding on the parties hereto in the absence of manifest error; provided, however, the Agent shall furnish (with any out-of-pocket cost or expense incurred by the Agent to be paid by the Lessee) the Lessee, at any Credit Party's request, with reasonable documentation and information which substantiates all such calculations and numerical determinations in order to satisfy that the same are correct.

     (b) The parties hereby agree that a Financing Party shall be deemed to have acted reasonably and shall have exercised reasonable discretion in the event and to the extent such Financing Party has withheld its consent to or refused to approve any requested action, amendment, supplement, modification, approval or similar matter based on a reasonable belief that the requested action, amendment, supplement, modification, approval or similar matter will adversely affect the rating from any Rating Agency of such Financing Party's Notes or Lessor Advance.

     12.13. Confidentiality.
            ---------------
     (a) Each Financing Party agrees to keep confidential any information furnished or made available to it by any Credit Party or any of its Subsidiaries pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Financing Party from disclosing such information (a) to any other Financing Party or any Affiliate of any Financing Party, or any officer, director, employee, agent, or advisor of any Financing Party or Affiliate of any Financing Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority having jurisdiction over any such Person (including, but not limited to, the National Association of Insurance Commissioners), (f) that is or becomes available to the public or that is or becomes available to any Financing Party other than as a result of a disclosure by any Financing Party prohibited by this Agreement, (g) in connection with any litigation to which such Financing Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Operative Agreement,
(i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee, and (j) to any Rating Agency. Notwithstanding anything herein to the contrary, "information" shall not include, and the Financing Parties may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and by the other Operative Agreements and all materials of any kind (including opinions or other tax analyses) that are provided to such Financing Party relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the transactions contemplated hereby and by the other Operative Agreements.

     (b) Neither the Borrower nor the Lessee will publish or give to any creditor or prospective creditor of the Borrower or the Lessee any copy, statement or summary (or acquiesce in the publication or giving of any such copy, statement or summary) as to the subordination of the rights of the Credit Note Purchasers under the Intercreditor Agreement or otherwise without also stating or causing to be stated (in a conspicuous manner in the case of any document) that such subordination is solely for the benefit of the purchasers of Mortgage Obligations, and is not for the benefit of any other creditor of the Borrower or the Lessee.

     12.14. Financial Reporting/Tax Characterization.
            ----------------------------------------

     Lessee agrees to obtain advice from its own accountants and tax counsel regarding the financial reporting treatment and the tax characterization of the transactions described in the Operative Agreements. Lessee further agrees that Lessee shall not rely upon any statement of any Financing Party or any of their respective Affiliates and/or Subsidiaries regarding any such financial reporting treatment and/or tax characterization.

     12.15. Set-off.
            -------

     In addition to any rights now or hereafter granted under applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Credit Note Purchasers, the Mortgage Lenders, the Lessor, their respective Affiliates and any assignee or participant of a Credit Note Purchaser, a Mortgage Lender or the Lessor in accordance with the applicable provisions of the Operative Agreements are hereby authorized by the Credit Parties at any time or from time to time, without notice to the Credit Parties or to any other Person, any such notice being hereby expressly waived, to set-off and to appropriate and to apply any and all deposits (general or special, time or demand, including without limitation indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Credit Note Purchasers, the Mortgage Lenders, the Lessor, their respective Affiliates or any assignee or participant of a Credit Note Purchaser, a Mortgage Lender or the Lessor in accordance with the applicable provisions of the Operative Agreements to or for the credit or the account of any

Credit Party against and on account of the obligations of any Credit Party under the Operative Agreements irrespective of whether or not (a) the Credit Note Purchasers, the Mortgage Lenders, or the Lessor shall have made any demand under any Operative Agreement or (b) the Agent shall have declared any or all of the obligations of any Credit Party under the Operative Agreements to be due and payable and although such obligations shall be contingent or unmatured. Notwithstanding the foregoing, neither the Agent nor any other Financing Party shall exercise, or attempt to exercise, any right of setoff, banker's lien, or the like, against any deposit account or property of any Credit Party held by the Agent or any other Financing Party, without the prior written consent of the Agent (acting upon the direction of the Secured Parties in accordance with the Intercreditor Agreement), and any Financing Party violating this provision shall indemnify the Agent and the other Financing Parties from any and all costs, expenses, liabilities and damages resulting therefrom. The contractual restriction on the exercise of setoff rights provided in the foregoing sentence is solely for the benefit of the Agent and the Financing Parties and may not be enforced by the Lessee.

                            [signature pages follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

LESSEE:                                     CONVERGYS CORPORATION, as the Lessee
------


                                            By: /s/ William R. Coleman
                                               ---------------------------------
                                            Name:   William R. Coleman
                                                 -------------------------------
                                            Title:  V.P. & Treas.
                                                  ------------------------------

GUARANTORS:                                 CONVERGYS CUSTOMER MANAGEMENT GROUP
----------                                  Inc., as a Guarantor


                                            By: /s/ William R. Coleman
                                               ---------------------------------
                                            Name:   William R. Coleman
                                                 -------------------------------
                                            Title:  V.P. & Treas.
                                                  ------------------------------

                                            CONVERGYS INFORMATION MANAGEMENT
                                            GROUP INC., as a Guarantor


                                            By: /s/ William R. Coleman
                                               ---------------------------------
                                            Name:   William R. Coleman
                                                 -------------------------------
                                            Title:  V.P. & Treas.
                                                  ------------------------------

                           (signature pages continue)

BORROWER AND LESSOR:                        WACHOVIA DEVELOPMENT CORPORATION,
-------------------                         as the Borrower and as the Lessor


                                            By: /s/ Evander S. Jones, Jr.
                                               ---------------------------------
                                            Name: Evander S. Jones, Jr.
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------

                           (signature pages continue)

THE AGENT:                                  WACHOVIA BANK, NATIONAL
---------                                   ASSOCIATION, as the Agent


                                            By:  /s/ Weston R. Garrett
                                               ---------------------------------
                                            Name:  Weston R. Garrett
                                                 -------------------------------
                                            Title:  Vice President
                                                  ------------------------------

                           (signature pages continue)

CREDIT NOTE PURCHASERS:                     METROPOLITAN LIFE INSURANCE COMPANY,
----------------------                      as a Credit Note Purchaser


                                            By: /s/ Judith A. Gulotta
                                               ---------------------------------
                                            Name:  Judith A. Gulotta
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                           (signature pages continue)

                                            GENERAL ELECTRIC CAPITAL ASSURANCE
                                            COMPANY, as a Credit Note Purchaser


                                               By:  GE Asset Management
                                                    Incorporated, its investment
                                                    manager


                                            By: /s/ Stephen De Motto
                                               ---------------------------------
                                            Name: Stephen De Motto
                                                 -------------------------------
                                            Title: Vice President-Private
                                                  ------------------------------
                                                   Investments
                                                  ------------------------------

                           (signature pages continue)

                                            EMPLOYERS REINSURANCE CORPORATION,
                                            as a Credit Note Purchaser


                                               By:  GE Asset Management
                                                    Incorporated, its investment
                                                    manager


                                            By:  /s/ Stephen De Motto
                                               ---------------------------------
                                            Name:  Stephen De Motto
                                                 -------------------------------
                                            Title: Vice President-Private
                                                  ------------------------------
                                                   Investments
                                                  ------------------------------

                           (signature pages continue)

                                            WACHOVIA BANK, NATIONAL ASSOCIATION,
                                            as the Mortgage Lender


                                            By:  /s/ Lynwood D. Brewer
                                               ---------------------------------
                                            Name:  Lynwood D. Brewer
                                                 -------------------------------
                                            Title: Vice President
                                                  ------------------------------

                              (signature pages end)

                                Schedule 6.2(dd)

                       [Schedule of Material Subsidiaries]

                   Convergys Information Management Group Inc.

                    Convergys Customer Management Group Inc.

                                 Schedule 8.3B.5
                                 ---------------

                     [Schedule of Restrictive Arrangements]

     That certain $325,000,000 Three-Year Competitive Advance and Revolving Credit Facility Agreement dated as of August 1, 2002, by and among Convergys Corporation, the Lender Parties thereto, JP Morgan Chase Bank, as Administrative Agent, Citicorp USA, Inc., PNC Bank, National Association, Bank One, NA, as Co-Syndication Agents, U.S. Bank N.A., and The Royal Bank of Scotland PLC, as Co-Documentation Agents.

                                    EXHIBIT A
                                    ---------

                                REQUISITION FORM
                                ----------------
     (Pursuant to Sections 4.2, 5.2 and 5.3 of the Participation Agreement)

     CONVERGYS CORPORATION, an Ohio corporation (the "Company"), hereby certifies as true and correct and delivers the following Requisition to WACHOVIA BANK, NATIONAL ASSOCIATION, as the agent for the Primary Financing Parties (such term as hereinafter defined) and respecting the Security Documents, as the agent for the Secured Parties (the "Agent"):

     Reference is made herein to that certain Participation Agreement dated as of June 30, 2003 (as amended, modified, extended, supplemented, restated and/or replaced from time to time, the "Participation Agreement") among the Company, as the lessee (the "Lessee"), the parties thereto from time to time as guarantors, (the "Guarantors"), Wachovia Development Corporation, as the lessor and as the borrower (the "Lessor"), the various financial institutions and other institutional investors which are parties thereto from time to time as purchasers of the Credit Notes (the "Credit Note Purchasers"), the various banks and other lending institutions which are parties thereto from time to time, as mortgage lenders (the "Mortgage Lenders"), and the Agent. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth therefor in the Participation Agreement.

            CLOSING DATE:
                         ----------------------------------------------
            (three (3) Business Days prior notice required for Advance)

1. Transaction Expenses and other fees, expenses and disbursements under Sections 7.1(a) or 7.1(b) of the Participation Agreement and any and all other amounts contemplated to be financed under the Participation Agreement including without limitation any broker's fees, taxes, recording fees and the like (with supporting invoices or closing statement attached):

                  Party to Whom                      Amount Owed
                 Amount is Owed                    (in US Dollars)
                 --------------                    ---------------

        --------------------------------   ---------------------------------

        --------------------------------   ---------------------------------

        --------------------------------   ---------------------------------

2. Description of Land (which shall be a legal description of the Land): See attached Schedule 1

3.   Description of Improvements: See attached Schedule 2

     In connection with this Requisition, the Company hereby requests that the Credit Note Purchasers purchase Credit Notes in the amount of $______________, that the Mortgage Lenders make Mortgage Loans to the Borrower pursuant to the Mortgage Notes in the amount of

$_____________, and that the Lessor make a Lessor Advance in the amount of $________________. The Company hereby certifies (i) that the foregoing amounts requested do not exceed the total aggregate of the Credit Note Purchaser Commitments plus the Lessor Commitments and (ii) each of the provisions of the Participation Agreement and the other Operative Agreements applicable to the Credit Notes and the Lessor Advance requested hereunder have been complied with as of the date of this Requisition.

     The Company requests the Lessor Advances be allocated as follows:

          $______________           ABR Lessor Advances

          $______________           Eurodollar Lessor Advances

     The Lessee requests the Mortgage Loans be allocated as follows:

          $______________           ABR Loans

          $______________           Eurodollar Loans

     The Company has caused this Requisition to be executed by its duly authorized officer as of this _____ day of __________, ______.

                                            CONVERGYS CORPORATION


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                   Schedule 1
                                   ----------

                               Description of Land
                     (Legal Description and Street Address)

                                   Schedule 2
                                   ----------

                           Description of Improvements

                                    EXHIBIT B
                                    ---------

                                   [Reserved]

                                    EXHIBIT C
                                    ---------

                              CONVERGYS CORPORATION

                              OFFICER'S CERTIFICATE
                              ---------------------
           (Pursuant to Section 5.3(y) of the Participation Agreement)

     CONVERGYS CORPORATION, an Ohio corporation (the "Company"), DOES HEREBY CERTIFY as follows:

     1. Each and every representation and warranty of each Credit Party contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

     2. No Default or Event of Default has occurred and is continuing under any Operative Agreement.

     3. Each Operative Agreement to which any Credit Party is a party is in full force and effect with respect to it.

     4. Each Credit Party has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof.

     Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement, dated as of June 30, 2003 among the Company, as the Lessee, the parties thereto from time to time as Guarantors, Wachovia Development Corporation, as the Lessor, the various financial institutions and other institutional investors which are parties thereto from time to time, as Credit Note Purchasers, the various banks and other lending institutions which are parties thereto from time to time, as Mortgage Lenders, and Wachovia Bank, National Association, as the Agent for the Primary Financing Parties and respecting the Security Documents, as the Agent for the Secured Parties.

     IN WITNESS WHEREOF, the Company has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of __________, ______.

                                            CONVERGYS CORPORATION


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT D
                                    ---------

                             [NAME OF CREDIT PARTY]

                             SECRETARY'S CERTIFICATE
                             -----------------------
           (Pursuant to Section 5.3(z) of the Participation Agreement)

     [NAME OF CREDIT PARTY], a _____________ corporation (the "Company") DOES HEREBY CERTIFY as follows:

     1. Attached hereto as Schedule 1 is a true, correct and complete copy of the resolutions of the Board of Directors of the Company duly adopted by the Board of Directors of the Company on __________. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

     2. Attached hereto as Schedule 2 is a true, correct and complete copy of the Articles of Incorporation of the Company on file in the Office of the Secretary of State of Ohio. Such Articles of Incorporation have not been amended, modified or rescinded since their date of adoption and were in full force and effect on the date of the resolutions referenced in paragraph 1 and remain in full force and effect as of the date hereof.

     3. Attached hereto as Schedule 3 is a true, correct and complete copy of the Bylaws of the Company. Such Bylaws have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

     4. The persons named below now hold the offices set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.

          Name                   Office                     Signature
          ----                   ------                     ---------

     ---------------         ---------------         -----------------------

     ---------------         ---------------         -----------------------

IN WITNESS WHEREOF, the Company has caused this Secretary's Certificate to be duly executed and delivered as of this _____ day of ___________, ______.

                                               [NAME OF CREDIT PARTY]


                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                   Schedule 1
                                   ----------

                                Board Resolutions

                                   Schedule 2
                                   ----------

                            Articles of Incorporation

                                   Schedule 3
                                   ----------

                                     Bylaws

                                    EXHIBIT E
                                    ---------

                        WACHOVIA DEVELOPMENT CORPORATION

                              OFFICER'S CERTIFICATE
                              ---------------------
          (Pursuant to Section 5.3(bb) of the Participation Agreement)

     WACHOVIA DEVELOPMENT CORPORATION, a North Carolina corporation (the "Lessor"), DOES HEREBY CERTIFY as follows:

     1. Each and every representation and warranty of the Lessor contained in the Operative Agreements to which it is a party is true and correct on and as of the date hereof.

     2. Each Operative Agreement to which the Lessor is a party is in full force and effect with respect to it.

     3. The Lessor has duly performed and complied with all covenants, agreements and conditions contained in the Participation Agreement (hereinafter defined) or in any Operative Agreement required to be performed or complied with by it on or prior to the date hereof, other than those conditions which have been expressly waived.

     4. No Default or Event of Default attributable solely to the Lessor has occurred and is continuing under any Operative Agreement.

Capitalized terms used in this Officer's Certificate and not otherwise defined herein have the respective meanings ascribed thereto in the Participation Agreement dated as of June 30, 2003 among Convergys Corporation, as the Lessee, the various parties thereto from time to time as Guarantors, the Lessor, the various financial institutions and other institutional investors which are parties thereto from time to time, as Credit Note Purchasers, the various banks and other lending institutions which are parties thereto from time to time, as Mortgage Lenders, and Wachovia Bank, National Association, as the Agent for the Primary Financing Parties and, respecting the Security Documents, as the Agent for the Secured Parties.

IN WITNESS WHEREOF, the Lessor has caused this Officer's Certificate to be duly executed and delivered as of this _____ day of __________________, ______.

                                            WACHOVIA DEVELOPMENT CORPORATION


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT F
                                    ---------

                        WACHOVIA DEVELOPMENT CORPORATION

                             SECRETARY'S CERTIFICATE
                             -----------------------
          (Pursuant to Section 5.3(cc) of the Participation Agreement)

                      CERTIFICATE OF [ASSISTANT] SECRETARY

     I, ______________________, duly elected and qualified [Assistant] Secretary of Wachovia Development Corporation (the "Company"), hereby certify as follows:

     1. Attached hereto as Schedule 1 is a true, correct and complete copy of the resolutions of the Board of Directors of the Company duly adopted by the Board of Directors of the Company on __________. Such resolutions have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

     2. Attached hereto as Schedule 2 is a true, correct and complete copy of the Articles of Incorporation of the Company on file in the Office of the Secretary of State of North Carolina. Such Articles of Incorporation have not been amended, modified or rescinded since their date of adoption and were in full force and effect on the date of the resolutions referenced in paragraph 1 and remain in full force and effect as of the date hereof.

     3. Attached hereto as Schedule 3 is a true, correct and complete copy of the Bylaws of the Company. Such Bylaws have not been amended, modified or rescinded since their date of adoption and remain in full force and effect as of the date hereof.

     4. The persons named below now hold the offices set forth opposite their names, and the signatures opposite their names and titles are their true and correct signatures.

          Name                   Office                     Signature
          ----                   ------                     ---------

     ---------------         ---------------         -----------------------

     ---------------         ---------------         -----------------------

     IN WITNESS WHEREOF, the Company has caused this ________ Secretary's Certificate to be duly executed and delivered as of this _____ day of ___________, ______.

                                            WACHOVIA DEVELOPMENT CORPORATION


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------

                                    EXHIBIT G
                                    ---------

                                   [Reserved]

                                    EXHIBIT H
                                    ---------

                                   [Reserved]

                                    EXHIBIT I
                                    ---------

                                   [Reserved]

                                    EXHIBIT J
                                    ---------

                                   [Reserved]

                                    EXHIBIT K
                                    ---------

                      [Description of Material Litigation]
           (Pursuant to Section 6.2(d) of the Participation Agreement)

     The Credit Parties have no material litigation to disclose pursuant to
Section 6.2(d) of the Participation Agreement.

                                    EXHIBIT L
                                    ---------

   [States of Incorporation/Formation and Principal Place of Business of Each
                                   Guarantor]
           (Pursuant to Section 6.2(i) of the Participation Agreement)


                                State of             State of Principal Place
     Guarantors           Incorporation/Formation          of Business
----------------------    -----------------------    ------------------------
Convergys Information              Ohio                       Ohio
 Management Group Inc.
Convergys Customer                 Ohio                       Ohio
 Management Group Inc.

--------------------------------------------------------------------------------
                                   Appendix A
                         Rules of Usage and Definitions
--------------------------------------------------------------------------------

                                I. Rules of Usage

The following rules of usage shall apply to this Appendix A and the Operative Agreements (and each appendix, schedule, exhibit and annex to the foregoing) unless otherwise required by the context or unless otherwise defined therein:

     (a) Except as otherwise expressly provided, any definitions set forth herein or in any other document shall be equally applicable to the singular and plural forms of the terms defined.

     (b) Except as otherwise expressly provided, references in any document to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits are references to articles, sections, paragraphs, clauses, annexes, appendices, schedules or exhibits in or to such document.

     (c) The headings, subheadings and table of contents used in any document are solely for convenience of reference and shall not constitute a part of any such document nor shall they affect the meaning, construction or effect of any provision thereof.

     (d) References to any Person shall include such Person, its successors, permitted assigns and permitted transferees.

     (e) Except as otherwise expressly provided, reference to any agreement means such agreement as amended, modified, extended, supplemented, restated and/or replaced from time to time in accordance with the applicable provisions thereof.

     (f) Except as otherwise expressly provided, references to any law includes any amendment or modification to such law and any rules or regulations issued thereunder or any law enacted in substitution or replacement therefor.

     (g) When used in any document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

     (h) References to "including" means including without limiting the generality of any description preceding such term and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

     (i) References herein to "attorney's fees", "legal fees", "costs of counsel" or other such references shall be deemed to include the allocated cost of in-house counsel.

     (j) Each of the parties to the Operative Agreements and their counsel have reviewed and revised, or requested revisions to, the Operative Agreements, and the usual rule of construction that any ambiguities are to be resolved against the drafting party shall be inapplicable in the construction and interpretation of the Operative Agreements and any amendments or exhibits thereto.

     (k) Capitalized terms used in any Operative Agreements which are not defined in this Appendix A but are defined in another Operative Agreement shall have the meaning so ascribed to such term in the applicable Operative Agreement.

     (l) In computing any period of time for purposes of any Operative Agreement, the mechanics for counting the number of days set forth in Rule 6 of the Federal Rules of Civil Procedure shall be observed.

                                 II. Definitions

     "ABR" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Lending Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.5%). For purposes hereof: "Prime Lending Rate" shall mean the rate announced by the Agent from time to time as its prime lending rate as in effect from time to time. The Prime Lending Rate is a reference rate and is one of several interest rate bases used by the Agent and does not necessarily represent the lowest or most favorable rate offered by the Agent actually charged to any customer. The Lessor or any Mortgage Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate. The Prime Lending Rate shall change automatically and without notice from time to time as and when the prime lending rate of the Agent changes. "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members or the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) Federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Lending Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Lending Rate or the Federal Funds Effective Rate, respectively.

     "ABR Financings" shall mean principal amounts of the Lessor Advance or principal amounts owing under the Mortgage Notes, bearing a Lessor Yield or rate of interest, as applicable, based upon the ABR.

     "ABR Lessor Advance" shall mean principal amounts of the Lessor Advance bearing a Lessor Yield based upon the ABR.

     "ABR Loans" shall mean Mortgage Loans the rate of interest applicable to which is based upon the ABR.

     "Acceleration" shall have the meaning given to such term in Section 11 of the Note Purchase Agreement and/or Section 6 of the Mortgage Note Loan Agreement.

     "Accounts" shall have the meaning given to such term in Section 1 of the Security Agreement.

     "Advance" shall have the meaning given to such term in Section 5.3 of the Participation Agreement.

     "Affiliate" shall mean, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls or is controlled by or is under common control with such Person.

     "After Tax Basis" shall mean, with respect to any payment to be received, the amount of such payment increased so that, after deduction of the amount of all taxes required to be paid by the recipient calculated at the then maximum marginal rates generally applicable to Persons of the same type as the recipients with respect to the receipt by the recipient of such amounts (less any tax savings realized as a result of the payment of the indemnified amount), such increased payment (as so reduced) is equal to the payment otherwise required to be made.

     "Agent" shall mean Wachovia Bank, National Association, as agent for the Primary Financing Parties pursuant to the Participation Agreement, or any successor agent appointed in accordance with the terms of the Participation Agreement, and respecting the Security Documents, as agent for the Secured Parties.

     "Applicable Percentage" shall mean respecting the Mortgage Loans and the Lessor Advance, 1.25%.

     "Appraisal" shall mean, with respect to the Property, an "as-built" appraisal to be delivered in connection with the Participation Agreement or in accordance with the terms of the Lease, in each case prepared by a reputable appraiser reasonably acceptable to the Agent, which in the reasonable judgment of counsel to the Agent, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Legal Requirements.

     "Appraisal Procedure" shall have the meaning given such term in Section
22.4 of the Lease.

     "Approved State" shall mean the State of Florida.

     "Appurtenant Rights" shall mean (a) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to the Land underlying the Improvements or the Improvements, including without limitation the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to the Land and (b) all permits, licenses and rights, whether or not of record, appurtenant to such Land or the Improvements.

     "Assignment and Acceptance" shall mean the Assignment and Acceptance in the form attached to the Mortgage Note Loan Agreement as Exhibit B.

     "Assignment and Recharacterization Agreement" shall mean that certain Assignment and Recharacterization Agreement dated as of the Closing Date by and among Lessee, the Guarantors, Wells Fargo Bank Northwest, National Association, not individually, except as expressly stated, but solely as the Owner Trustee under the CRT Realty Trust 1998-1, the various banks and other lending institutions listed on the signature pages thereto as existing holders of certificates issued with respect to the CRT Realty Trust 1998-1, the various banks and other lending institutions party thereto as existing lenders with respect to the CRT Realty Trust 1998-1, Bank of America, N.A., as the Agent pursuant to the Existing Operative Agreements, Wachovia Development Corporation, the Credit Note Purchasers, the Mortgage Lenders and the Agent.

     "Assignment of Lease" shall mean the Assignment of Leases and Rents dated as of the Closing Date from the Borrower to the Agent for the benefit of the Secured Parties, and consented to by the Lessee.

     "Bankruptcy Code" shall mean Title 11 of the U. S. Code entitled "Bankruptcy," as now or hereafter in effect or any successor thereto.

     "Bankruptcy Event" means with respect to any Person, any voluntary or involuntary dissolution, winding-up, total or partial liquidation or reorganization, or bankruptcy, insolvency, receivership or other statutory or common law proceedings or arrangements involving such Person or the readjustment of its liabilities or any assignment for the benefit of creditors or any marshalling of its assets or liabilities.

     "Basic Documents" shall mean the following: the Participation Agreement, the Note Purchase Agreement, the Mortgage Loan Note Agreement, the Notes, the Lease and the Security Agreement.

     "Basic Rent" shall mean, the sum of (a) the Credit Note Basic Rent, (b) the Mortgage Loan Basic Rent and (c) the Lessor Basic Rent, calculated as of the applicable date on which Basic Rent is due.

     "Basic Term" shall have the meaning given to such term in Section 2.2 of the Lease.

     "Basic Term Commencement Date" shall have the meaning specified in Section
2.2 of the Lease.

     "Beneficiary" shall have the meaning given to such term in Section 1.1 of the Structural Guaranty.

     "Benefited Lender" shall have the meaning specified in Section 9.10(a) of the Mortgage Note Loan Agreement.

     "Benefited Note Purchaser" shall have the meaning specified in Section 22.6(a) of the Note Purchase Agreement.

     "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

     "Borrower" shall mean Wachovia Development Corporation, a North Carolina corporation, in its capacity as the "Company" under the Note Purchase Agreement and/or the "borrower" under the Mortgage Note Loan Agreement and the other Operative Agreements, and any successor, replacement and/or additional borrower expressly permitted under the Note Purchase Agreement, the Mortgage Note Loan Agreement and the other Operative Agreements.

     "Borrower's Interest" shall mean the Borrower's rights in, to and under the Property, the Operative Agreements, any other property contributed on behalf of the Lessee and any and all other property or assets from time to time of the Borrower obtained with respect to the Operative Agreements, including, without limitation, Modifications, and all amounts of Rent, insurance proceeds and condemnation awards, indemnity or other payments of any kind received by the Borrower pursuant to the Operative Agreements; provided, the term "Borrower's Interest" shall not include the Lessor Advance or any Lessor Yield.

     "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York or any other states from which the Agent, the Lessor, any Mortgage Lender or any Credit Note Purchaser funds the transactions contemplated by the Operative Agreements are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Financing, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Called Principal" shall mean, with respect to any Credit Note, the principal amount of such Credit Note that is to be prepaid or has become or is declared to be immediately due and payable, as the context requires.

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

     "Capital Stock" shall mean any nonredeemable capital stock of the Lessee or any of its Subsidiaries or of any other applicable Person, whether common or preferred.

     "Casualty" shall mean any damage or destruction of all or any portion of the Property as a result of a fire or other casualty.

     "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C.Section 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

     "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Lessee; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Lessee by Persons who were neither (i) nominated by the board of directors of the Lessee nor (ii) appointed by directors so nominated; or (c) the acquisition of direct or indirect Control of the Lessee by any Person or group; provided, the term "Change in Control" shall not include any merger, consolidation, sale, transfer, lease, other disposition of assets or stock, liquidation or dissolution by or involving the Lessee or any Subsidiary to the extent such is expressly permitted pursuant to Section 8.3B.3 of the Participation Agreement.

     "Chattel Paper" shall have the meaning given to such term in Section 1 of the Security Agreement.

     "Claims" shall mean any and all obligations, liabilities, losses, actions, suits, penalties, claims, demands, costs and expenses (including without limitation reasonable attorney's fees and expenses) of any nature whatsoever.

     "Closing" shall have the meaning given to such term in Section 3 of the Note Purchase Agreement.

     "Closing Date" shall mean June 30, 2003.

     "Code" shall mean the Internal Revenue Code of 1986 together with rules and regulations promulgated thereunder, as amended from time to time, or any successor statute thereto.

     "Collateral" shall mean all assets of the Borrower or the Lessee, now owned or hereafter acquired, upon which a Lien is purported to be created by one or more of the Security Documents.

     "Commitments" shall mean the Credit Note Purchaser Commitments of each Credit Note Purchaser as set forth in Schedule A to the Note Purchase Agreement, as such Schedule A may be amended or replaced from time to time, the Mortgage Note Commitments of each Mortgage

Lender as set forth in Schedule 2.1 to the Mortgage Note Loan Agreement, as such
Schedule 2.1 may be amended or replaced from time to time, and the Lessor Commitment of the Lessor.

     "Commitment Percentage" shall mean, as to any Primary Financing Party at any time, the percentage which such Primary Financing Party's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Primary Financing Party's Financing then outstanding constitutes of the aggregate principal amount of all of the Financing then outstanding).

     "Company Obligations" shall mean the obligations of Convergys, in any and all capacities under and with respect to the Operative Agreements and the Property.

     "Condemnation" shall mean any taking or sale of the use, access, occupancy, easement rights or title to the Property or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including without limitation an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, the Property or alter the pedestrian or vehicular traffic flow to the Property so as to result in a change in access to the Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action.

     "Consolidated EBITDA" means, for any fiscal period, with respect to the Lessee and the Consolidated Subsidiaries, Consolidated Net Income for such period plus, to the extent deducted in computing such Consolidated Net Income, without duplication, the sum of (a) income tax expense, (b) interest expense (including the aggregate yield (expressed in dollars) obtained by the purchasers under any Receivables Purchase Facilities on their investments in accounts receivable of the Lessee and the Subsidiaries during such period, determined in accordance with generally accepted financial practice and the terms of such Receivables Purchase Facilities), (c) depreciation and amortization expense, (d) any non-cash extraordinary or non-cash non-recurring losses and (e) other noncash items (other than accruals) reducing Consolidated Net Income, minus, to the extent added in computing such Consolidated Net Income, without duplication, the sum of (i) interest income, (ii) any extraordinary or non-recurring gains and (iii) other noncash items increasing Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, for any fiscal period, the aggregate of all interest expense of the Lessee and the Consolidated Subsidiaries for such period that, in accordance with GAAP, is or should be included in "interest expense" reflected in the income statement for the Lessee and the Consolidated Subsidiaries, less the amount of capital lease interest accrued to the Lessee or any Consolidated Subsidiary for such period that is not reflected in Consolidated EBITDA for such period, all as determined on a consolidated basis in accordance with GAAP, plus, for any fiscal period, the aggregate yield (expressed in dollars) obtained by the purchasers under any Receivables Purchase Facilities on their investments in accounts receivable of the Lessee and the Subsidiaries during such period, determined in accordance with generally accepted financial practice and the terms of such Receivables Purchase Facilities.

     "Consolidated Net Income" means, for any fiscal period, net income of the Lessee and the Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Subsidiary" means any Subsidiary that should be consolidated with the Lessee for financial reporting purposes in accordance with GAAP.

     "Consolidated Total Capitalization" means, on any date, the sum of (a) Consolidated Total Debt and (b) stockholders' equity of the Lessee and the Consolidated Subsidiaries, at such date, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Total Debt" means, at any date, all Indebtedness of the Lessee and the Consolidated Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, plus the aggregate amount paid by the purchasers under any Receivables Purchase Facilities for interests in accounts receivable of the Lessee and the Subsidiaries that has not yet been recovered from collections on accounts receivable or otherwise paid by the Lessee.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Lessee, are treated as a single employer under Section 414 of the Code.

     "Convergys" shall mean Convergys Corporation, an Ohio corporation.

     "Credit Documents" shall mean the Participation Agreement, the Note Purchase Agreement, the Mortgage Note Loan Agreement, the Notes and the Security Documents.

     "Credit Note" shall have the meaning given to it in Section 1 of the Note Purchase Agreement.

     "Credit Note Basic Rent" shall mean the scheduled interest due on the Credit Notes on any Scheduled Interest Payment Date pursuant to the Note Purchase Agreement.

     "Credit Note Obligations" means the collective reference to all obligations, now existing or hereafter arising, owing by the Borrower and/or the Credit Parties and/or any of their affiliates to the Credit Note Purchasers under or pursuant to the Operative Agreements whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Participation Agreement, the Note Purchase Agreement, the Lease Agreement, the Credit Notes or any of the other Operative Agreements, whether on account of principal, advanced amounts, interest, Make-Whole Amount, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or to the Credit Note Purchasers) that are required to be paid by the Borrower and/or the Lessee pursuant to the terms of the Operative Agreements.

     "Credit Note Purchaser Commitments" shall mean the obligation of the Credit Note Purchasers to purchase the Credit Notes from the Borrower in an aggregate principal amount not to exceed the aggregate of the amounts set forth opposite each Credit Note Purchaser's name on Schedule A to the Note Purchase Agreement; provided, no Credit Note Purchaser shall be obligated to purchase Credit Notes in excess of such Credit Note Purchaser's share of the Credit Note Purchaser Commitments as set forth adjacent to such Credit Note Purchaser's name on Schedule A to the Note Purchase Agreement.

     "Credit Note Purchasers" shall mean the several institutional investors from time to time party to the Note Purchase Agreement that commit to purchase or otherwise hold from time to time the Credit Notes.

     "Credit Parties" shall mean the Lessee and each Guarantor.

     "Debt Rating" shall mean, as of any date of determination thereof and with respect to any Person, the ratings most recently published by the Rating Agencies relating to the unsecured, unsupported senior long-term debt obligations of such Person.

     "Deed" shall mean a warranty deed or other instrument of conveyance regarding the Land and/or Improvements in form and substance satisfactory to the Agent.

     "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

     "Discounted Value" shall mean, with respect to the Called Principal of any Credit Notes, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on such Credit Note is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     "Dispute" shall mean any claim or controversy arising out of, or relating to, the Operative Agreements between or among the parties thereto.

     "Documents" shall have the meaning given to such term in Section 1 of the Security Agreement.

     "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

     "Domestic Subsidiary" shall mean, with respect to any Person, any Subsidiary of such Person which is incorporated or organized under the laws of any State of the United States or the District of Columbia.

     "Election Date" shall have the meaning given to such term in Section 20.1 of the Lease.

     "Election Notice" shall have the meaning given to such term in Section 20.1 of the Lease.

     "Eligible Lessor" shall mean a Person not affiliated with the Lessee with a Debt Rating from a Rating Agency of "A" or higher and with a total net worth of $350,000,000 or more, or any Affiliate of such a Person if such Person otherwise agrees in writing to indemnify the Credit Note Purchasers in a manner reasonably satisfactory to the Credit Note Purchasers for any Claim arising as a result of
(i) a Bankruptcy Event respecting such Affiliate, (ii) such Affiliate's breach of any covenant, representation or warranty under any Operative Agreement, and
(iii) such Affiliate's failure to perform any of its obligations under any Operative Agreement (but such written agreement may exclude any such Claim if such Claim arises, in whole or in part, from a Lease Event of Default).

     "Employee Benefit Plan" or "Plan" shall mean an employee benefit plan (within the meaning of Section 3(3) of ERISA, including without limitation any Multiemployer Plan), or any "plan" as defined in Section 4975(e)(1) of the Code and as interpreted by the Internal Revenue Service and the Department of Labor in rules, regulations, releases or bulletins in effect on the Closing Date.

     "Environmental Claims" shall mean any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) relating to or affecting the Property arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Substance, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Substance, Environmental Law, or other order of a Tribunal or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

     "Environmental Laws" shall mean any Law, permit, consent, approval, license, award, or other authorization or requirement of any Tribunal relating to emissions, discharges, releases, threatened releases of any Hazardous Substance into ambient air, surface water, ground water, publicly owned treatment works, septic system, or land, or otherwise relating to the handling, storage, treatment, generation, use, or disposal of Hazardous Substances, pollution or to the protection of health or the environment, including without limitation CERCLA, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., and state statutes analogous thereto.

     "Environmental Matters" shall have the meaning given to such term in
Section 11.1 of the Participation Agreement.

     "Environmental Violation" shall mean any activity, occurrence or condition that violates or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to violate or results in or threatens (if the threat requires remediation under any Environmental Law and is not remediated during any grace period allowed under such Environmental Law) to result in noncompliance with any Environmental Law relating to or affecting the Property.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Lessee, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

     "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Lessee or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Lessee or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Lessee or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Lessee or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Lessee or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurocurrency Reserve Requirements" shall mean for any day as applied to a Eurodollar Financing, the aggregate (without duplication) of the maximum rates (expressed as a decimal) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed on eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

     "Eurodollar Financings" shall mean principal amounts of the Lessor Advance or principal amounts owing under the Mortgage Notes, bearing a Lessor Yield or rate of interest, as applicable, based upon the Eurodollar Rate.

     "Eurodollar Lessor Advance" shall mean principal amounts of the Lessor Advance bearing a Lessor Yield based upon the Eurodollar Rate.

     "Eurodollar Loans" shall mean Mortgage Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

     "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Financing comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), a per annum interest rate equal to a fraction (a) expressed as a percentage (rounded upward to the nearest one sixteenth (1/16) of one percent (1%)) (i) with the numerator equal to a per annum interest rate determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), reported on Telerate page 3750 as of 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period and (ii) the denominator equal to 100% minus the Eurocurrency Reserve Requirements. In the event no such offered rates appear on Telerate page 3750, "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Financing comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), a per annum interest rate equal to a fraction (b) expressed as a percentage (rounded upward to the nearest one sixteenth (1/16) of one percent (1%)) (i) with the numerator equal to a per annum interest rate determined by the Agent on the basis of the offered rates for deposits in dollars for a period of time corresponding to such Interest Period (and commencing on the first day of such Interest Period), which appear on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period (provided that if at least two (2) such offered rates appear on the Reuters Screen LIBO Page, the rate in respect of such Interest Period will be the arithmetic mean of such offered rates) and (ii) the denominator equal to 100% minus the Eurocurrency Reserve Requirements. As used herein, "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) ("RMMRS"). In the event the RMMRS is not then quoting such offered rates, "Eurodollar Rate" shall mean for the Interest Period for each Eurodollar Financing comprising part of the same borrowing or advance (including without limitation conversions, extensions and renewals), a per annum interest rate equal to a fraction (c) expressed as a percentage (rounded upward to the nearest one-sixteenth (1/16) of one percent (1%)) (i) with the numerator equal to the average per annum rate of interest determined by the office of the Agent (each such determination to be conclusive and binding) as of two (2) Business Days prior to the first day of such Interest Period, as the effective rate at which deposits in immediately available funds in U.S. dollars are being, have been, or would be offered or quoted by the Agent to major banks in the applicable interbank market for Eurodollar deposits at any time during the Business Day which is the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and in the amount of the requested Eurodollar Financing and (ii) the denominator equal to 100% minus the Eurocurrency Reserve Requirements. If no such offers or quotes are generally available for such amount, then the Agent shall be entitled to determine the Eurodollar Rate from another recognized service or interbank quotation, or by estimating in its reasonable judgment the per annum rate (as described above) that would be applicable if such quote or offers were generally available.

     "Event of Default" shall mean a Lease Event of Default, a Note Purchase Agreement Event of Default or a Mortgage Note Loan Agreement Event of Default.

     "Event of Loss" shall mean any Casualty, Condemnation or Environmental Violation that causes or results in the delivery of a Termination Notice by the Lessee in accordance with Section 16.1 of the Lease.

     "Excepted Payments" shall mean:

          (a) all indemnity payments (including without limitation indemnity payments made pursuant to Section 11 of the Participation Agreement), whether made by adjustment to Basic Rent or otherwise, to which any Financing Party or any of its Affiliates, agents, officers, directors or employees is entitled;

          (b) any amounts (other than Basic Rent or Termination Value) payable under any Operative Agreement to reimburse any Financing Party or any of its Affiliates (including without limitation the reasonable expenses of any Financing Party incurred in connection with any such payment) for performing or complying with any of the obligations of the Lessee under and as permitted by any Operative Agreement;

          (c) any amount payable to the Lessor or any Primary Financing Party by an transferee permitted under the Operative Agreements of the Lessor or such Primary Financing Party as the purchase price of the Lessor's interest in the Borrower's Interest (which amount shall not include any amounts necessary to pay the principal, interest and Make-Whole Amount, if any, on the Notes or any other amount payable to the Agent or the Primary Financing Parties) or such Primary Financing Party's interest in the transactions contemplated by the Operative Agreements (or a portion thereof);

          (d) any insurance proceeds (or payments with respect to risks self-insured or policy deductibles) under liability policies other than such proceeds or payments payable or any Financing Party;

          (e) any insurance proceeds under policies maintained by the Lessor or any other Financing Party pursuant to or in accordance with the terms of the Operative Agreements;

          (f) Transaction Expenses or other amounts, fees, disbursements or expenses paid or payable to or for the benefit of the Lessor or any other Financing Party;

          (g) any payments in respect of interest to the extent attributable to payments referred to in clauses (a) through (f) above; and

          (h) any rights of the Financing Parties to demand, collect, sue for or otherwise receive and enforce payment of any of the foregoing amounts, provided that such rights shall not include the right to terminate or exercise any other remedies under the Lease.

     "Excess Proceeds" shall mean the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the Termination Value paid by the Lessee pursuant to the Lease with respect to such Casualty or Condemnation.

     "Excluded Taxes" shall have the meaning given to such term in Section 11.2(b) of the Participation Agreement.

     "Exculpated Persons" shall mean the Lessor (except with respect to the representations and warranties and the other obligations of the Lessor pursuant to the Operative Agreements solely with respect to the making of the Lessor Advance), the Borrower, and their respective officers, directors, shareholders and partners.

     "Exempt Payments" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

     "Existing Holder Certificates" shall have the meaning specified in Section 2 of the Participation Agreement.

     "Existing Notes" shall have the meaning specified in Section 2 of the Participation Agreement.

     "Existing Operative Agreements" shall mean the "Operative Agreements" as such term is defined in the Existing Participation Agreement.

     "Existing Participation Agreement" shall mean that certain Participation Agreement dated as of December 31, 1998 among the Lessee, the Guarantors, Wells Fargo Bank, Northwest, National Association, as successor to First Security Bank, National Association, as the Owner Trustee under the CRT Realty Trust 1998-1, the various banks and other lending institutions which are parties thereto from time to time, as holders of the certificates issued with respect to the CRT Realty Trust 1998-1, the various banks and other lending institutions which are parties thereto from time to time, as lenders, and Bank of America, N.A., as the agent for the Lenders and respecting the Security Documents, as the agent for the lenders and the holders, to the extent of their interests .

     "Expiration Date" shall mean the last day of the Term.

     "Fair Market Sales Value" shall mean, with respect to the Property, the amount, which in any event, shall not be less than zero (0), that would be paid in cash in an arms-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, the Property. Fair Market Sales Value of the Property shall be determined based on the assumption that, except for purposes of Section 17 of the Lease, the Property is in the condition and state of repair required under Section 10.1 of the Lease and the Lessee is in compliance with the other requirements of the Operative Agreements.

     "Federal Funds Effective Rate" shall have the meaning given to such term in the definition of ABR.

     "Fifty Percent FMV Event" shall have the meaning given to such term in
Section 8.2(e) of the Participation Agreement.

     "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Lessee.

     "Financing" shall mean the collective amount of financing provided by the Lessor in the form of the Lessor Advance, the Note Proceeds received from the sale of the Credit Notes pursuant to the Note Purchase Agreement and the proceeds of the Mortgage Loans from the Mortgage Lenders.

     "Financing Parties" shall mean the Agent and the Primary Financing Parties.

     "First Priority Liens" shall have the meaning given to such term in Section
3.1 of the Intercreditor Agreement.

     "Fixtures" shall mean all fixtures relating to the Improvements, including without limitation all components thereof, located in or on the Improvements, together with all replacements, modifications, alterations and additions thereto.

     "Form W-8BEN" shall have the meaning given to such term in Section 11.3(e) of the Participation Agreement.

     "Form W-8ECI" shall have the meaning given to such term in Section 11.3(e) of the Participation Agreement.

     "GAAP" shall mean generally accepted accounting principles, consistently applied, set forth in the opinions and pronouncements of the accounting principles board of the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

     "Governmental Action" shall mean all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Legal Requirement, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operating of the Property.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

     "Ground Lease" shall mean a ground lease (in form and substance satisfactory to the Agent) respecting all or any portion of the Property (a) owned by any Credit Party (or a parent corporation or any Subsidiary of any Credit Party) and leased to the Lessor where such lease has at least a ninety-nine (99) year term and payments set at no more than $1.00 per year, or
(b) where such lease is subject to such other terms and conditions as are satisfactory to the Agent, and shall include but shall not be limited to that certain Amended and Restated Ground Lease Agreement dated as of June 30, 2003 from Lessee to the Lessor of that certain land in Seminole County, Florida, as described more particularly in the Exhibit A attached thereto.

     "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Guarantor" means (a) Convergys Information Management Group Inc., a wholly owned Subsidiary, (b) Convergys Customer Management Group Inc., a wholly owned Subsidiary, (c) any indirect Subsidiary that on the date hereof has outstanding any Indebtedness (other than (i) Intercompany Indebtedness, (ii) Indebtedness of the type described in clauses (d), (e) and (h) of the definition of "Indebtedness" and (iii) Indebtedness of non-US Subsidiaries in a principal amount at any time not greater than $10,000,000 for any non-US Subsidiary and not greater than $30,000,000 in aggregate, or the equivalent of either such amount in one or more foreign currencies), and (d) each Subsidiary that shall become a Guarantor pursuant to Section 8.3A.9 of the Participation Agreement.

     "Hazardous Substance" shall mean any of the following: (a) any petroleum or petroleum product, explosives, radioactive materials, asbestos, formaldehyde, polychlorinated biphenyls, lead and radon gas; (b) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety as determined in accordance with any Environmental Law; or (c) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

     "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "Impositions" shall mean any and all liabilities, losses, expenses, costs, charges and Liens of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever including but not limited to (i) real and personal property taxes, including without limitation personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) excise taxes; (iv) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, privilege and doing business taxes, license and registration fees; (vi) assessments on the Property, including without limitation all assessments for public Improvements or benefits, whether or not such improvements are commenced or completed within the Term; and (vii) taxes, Liens, assessments or charges asserted, imposed or assessed by the PBGC or any governmental authority succeeding to or performing functions similar to, the PBGC; and all interest, additions to tax and penalties, which at any time prior to, during or with respect to the Term or in respect of any period for which the Lessee shall be obligated to pay Supplemental Rent, may be levied, assessed or imposed by any Governmental Authority upon or with respect to (a) any Indemnified Person, the Property or any part thereof or interest therein; (b) the leasing, financing, refinancing, purchase, acceptance, rejection, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on or in, delivery, insuring, use, rental, lease, operation, improvement, sale, transfer of title, return or other disposition of the Property or any part thereof or interest therein; (c) the Notes, the Lessor Advance, other indebtedness with respect to the Property, or any part thereof or interest therein; (d) the rentals, receipts or earnings arising from the Property or any part thereof or interest therein; (e) the Operative Agreements, the execution, performance or enforcement thereof, or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to the Property or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; (h) the issuance of the Credit Notes; (i) the Borrower or the Borrower's Interest; or
(j) otherwise in connection with the transactions contemplated by the Operative Agreements including in connection with the transfers, assignments, conveyances and other transactions contemplated by the Assignment and Recharacterization Agreement.

     "Improvements" shall mean, with respect to the construction, renovations and/or Modifications on any Land, all buildings, structures, Fixtures, and other improvements of every kind existing at any time and from time to time on or under the Land purchased or otherwise acquired using the proceeds of the Lessor Advance, the Note Proceeds and the Mortgage Loans or which is subject to a Ground Lease, together with any and all appurtenances to such buildings, structures or improvements, including without limitation sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including without limitation all Modifications and other additions to or changes in the Improvements at any time, including without limitation (a) any

Improvements existing as of the Closing Date as such Improvements may be referenced on the Requisition and (b) any Improvements made subsequent to such Closing Date.

     "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

     "Indemnified Person" shall mean the Lessor, the Agent, the Placement Agent, the other Primary Financing Parties and their respective successors, assigns, directors, trustees, shareholders, partners, officers, employees, agents and Affiliates.

     "Indemnity Provider" shall mean the Lessee.

     "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Lessee that is not guaranteed by any other Person or subject to any other credit enhancement.

     "Instruments" shall have the meaning given to such term in Section 1 of the Security Agreement.

     "Insurance Requirements" shall mean all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee, and all requirements of the issuer of any such policy and, regarding self insurance, any other requirements of the Lessee.

     "Intercompany Indebtedness" means any Indebtedness of any Subsidiary which is owing to the Lessee or any other Subsidiary.

     "Intercreditor Agreement" shall mean that certain Intercreditor and Lien Subordination Agreement dated as of the Closing Date among the Lessor, the Credit Note Purchasers, the Mortgage Lenders and the Agent.

     "Interest Period" shall mean as to any Eurodollar Financing (i) with respect to the initial Interest Period and any Interest Period immediately following a conversion from an ABR Financing to a Eurodollar Financing, the period beginning on the date of the first Eurodollar Financing and ending one
(1) month thereafter, and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Financing and ending one (1) month thereafter; provided, however, that all of the foregoing provisions relating to Interest Periods are subject to the following: (A) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (B) no Interest Period shall extend beyond the Expiration Date, as the case may be, (C) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month, (D) there shall not be more than four (4) Interest Periods outstanding at any one (1) time.

     "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, together with the rules and regulations promulgated thereunder.

     "Land" shall mean a parcel of real property described on (a) the Requisition submitted by the Lessee in connection with the Closing Date relating to such parcel and (b) the schedules to the Lease Supplement executed and delivered in accordance with the requirements of Section 2.4 of the Lease.

     "Law" shall mean any statute, law, ordinance, regulation, rule, directive, order, writ, injunction or decree of any Tribunal.

     "Lease" or "Lease Agreement" shall mean the Lease Agreement dated as of the Closing Date, between the Lessor and the Lessee, together with the Lease Supplement thereto.

     "Lease Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Lease Event of Default.

     "Lease Event of Default" shall have the meaning specified in Section 17.1 of the Lease.

     "Lease Supplement" shall mean the Lease Supplement dated as of the Closing Date substantially in the form of Exhibit A to the Lease, together with all attachments and schedules thereto.

     "Legal Requirements" shall mean all foreign, federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Lessor, the Lessee, the Agent, any other Primary Financing Party or the Property, Land or Improvements, or the taxation, demolition, construction, use or alteration of the Property, Land or Improvements, whether now or hereafter enacted and in force, including without limitation any that require repairs, modifications or alterations in or to the Property or in any way limit the use and enjoyment thereof (including without limitation all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. Section 12101 et. seq., and any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including without limitation all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting the Property or the Appurtenant Rights.

     "Lessee" shall have the meaning set forth in the Lease.

     "Lessee Credit Agreement" shall mean that certain $325,000,000 Three-Year Competitive Advance and Revolving Credit Facility Agreement dated as of August 1, 2002, among Lessee, as borrower, the lenders party thereto, JPMorgan Chase Bank, as Administrative Agent, Citicorp USA, Inc., PNC Bank, National Association, and Bank One, NA, as Co-Syndication Agents, and US Bank N.A. and The Royal Bank of Scotland PLC, as Co-Documentation Agents, as such may hereafter be amended, modified, supplemented, restated and/or replaced from time to time.

     "Lessee Credit Agreement Event of Default" shall mean an Event of Default as defined in Article VII of the Lessee Credit Agreement.

     "Lessor" shall mean Wachovia Development Corporation, a North Carolina corporation, in its capacity as "lessor" under the Lease or as a Primary Financing Party, as the context may require, and any successor, replacement and/or additional lessor or lessor expressly permitted under the Operative Agreements.

     "Lessor Advance" shall mean the advance of funds made by the Lessor pursuant to the terms of the Participation Agreement.

     "Lessor Basic Rent" shall mean the scheduled Lessor Yield due on the Lessor Advance on any Scheduled Interest Payment Date.

     "Lessor Commitment" shall mean the obligation of the Lessor to make the Lessor Advance in an amount not to exceed $3,900,000.

     "Lessor Confirmation Letter" shall mean the confirmation letter issued by the Lessor from time to time to the Lessee pursuant to Section 8.2(f) of the Participation Agreement, in a form substantially similar to the form of confirmation letter provided to the Lessee on or prior to the Closing Date.

     "Lessor Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed for filing in the applicable jurisdictions in order to protect the Lessor's interest under the Lease to the extent the Lease is a security agreement or a mortgage.

     "Lessor Lien" shall mean any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor not resulting from the transactions contemplated by the Operative Agreements, (b) any act or omission of the Lessor which is not required by the

Operative Agreements or is in violation of any of the terms of the Operative Agreements, (c) any claim against the Lessor with respect to Taxes or Transaction Expenses against which the Lessee is not required to indemnify the Lessor pursuant to Section 11 of the Participation Agreement or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in the Property, the Borrower's Interest or the Operative Agreements other than the transfer of title to or possession of the Property by the Lessor pursuant to and in accordance with the Lease, the Note Purchase Agreement, the Mortgage Note Loan Agreement, the Security Agreement or the Participation Agreement or pursuant to the exercise of the remedies set forth in Article XVII of the Lease.

     "Lessor Notice" shall have the meaning given to such term in Section 8.2(e) of the Participation Agreement.

     "Lessor Overdue Rate" shall mean the lesser of (a) the Lessor Yield plus two percent (2%) and (b) the highest rate permitted by applicable Law.

     "Lessor Property Cost" shall mean, with respect to the Property at any date of determination, an amount equal to (a) the aggregate principal amount of the Lessor Advance made on or prior to such date minus (b) the aggregate amount of prepayments or repayments as the case may be of the Lessor Advance allocated to reduce the Lessor Property Cost of the Property pursuant to Section 5B.4(c) of the Participation Agreement.

     "Lessor Yield" shall mean with respect to the Lessor Advance from time to time either the Eurodollar Rate plus the Applicable Percentage or the ABR plus the Applicable Percentage, as elected by the Lessee; provided, however, (a) in the event the Agent is unable to determine the Eurodollar Rate as provided in
Section 5B.6(c) of the Participation Agreement, the outstanding Lessor Advance shall bear a yield at the ABR plus the Applicable Percentage applicable from time to time from and after the dates and during the periods specified in
Section 5B.6(c) of the Participation Agreement, and (b) upon the delivery by Lessor of the notice described in Section 11.3(e) of the Participation Agreement, the Lessor Advance shall bear a yield at the ABR plus the Applicable Percentage applicable from time to time after the dates and during the periods specified in Section 11.3(e) of the Participation Agreement.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Limited Recourse Amount" shall mean with respect to the Property, an amount equal to the Termination Value with respect to the Property on the Expiration Date, less the Maximum Residual Guarantee Amount as of such date with respect to the Property.

     "Limited Recourse Event of Default" shall have the meaning given to such term in Section 17.11 of the Lease.

     "Majority Secured Parties" shall mean at any time, Primary Financing Parties whose Financings outstanding represent at least fifty-one percent (51%) of (a) the aggregate Financings outstanding or (b) to the extent there are no Financings outstanding, the aggregate of the Primary Financing Party Commitments.

     "Majority Credit Note Purchasers" shall mean at any time, Credit Note Purchasers whose Note Proceeds outstanding represent at least fifty-one percent (51%) of the aggregate Note Proceeds outstanding.

     "Majority Mortgage Lenders" shall mean at any time, Mortgage Lenders whose Mortgage Loans outstanding represent at least fifty-one percent (51%) of the aggregate Mortgage Loans outstanding.

     "Make-Whole Amount" shall mean, with respect to any Credit Note, an amount equal to the excess, if any of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Credit Note over the amount of such Called Principal; provided that the Make-Whole Amount may in no event be less than zero.

     "Marketing Notice" shall have the meaning given to such term in Section 3.2(c) of the Intercreditor Agreement.

     "Marketing Period" shall mean, if the Lessee has given a Sale Notice in accordance with Section 20.1 of the Lease, the period commencing on the date such Sale Notice is given and ending on the Expiration Date.

     "Marketing Price" shall have the meaning given to such term in Section 3.2(c) of the Intercreditor Agreement.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, condition (financial or otherwise), assets, prospects or operations of the Lessee and the Subsidiaries taken as a whole, (b) the ability of Lessee or any other Credit Party to perform its respective obligations under any Operative Agreement to which it is a party, (c) the validity or enforceability of any Operative Agreement or the rights and remedies of the Agent, the Lessor or the other Primary Financing Parties thereunder, (d) the validity, priority or enforceability of any Lien on the Property or any other Collateral created by any of the Operative Agreements, or (e) the fair market value, utility or useful life of the Property or the use, or ability of the Lessee to use, the Property for the purpose for which it was intended.

     "Material Indebtedness" means Indebtedness (other than the Revolver Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Lessee and its Subsidiaries in an aggregate principal amount exceeding $15,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Lessee or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements provided for in such Hedging

Agreements) that the Lessee or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

     "Maturity Date" shall mean June 30, 2010, or such earlier date on which the Lease terminates.

     "Maximum Residual Guarantee Amount" shall mean an amount equal to $55,200,000.00.

     "Modifications" shall have the meaning specified in Section 11.1(a) of the Lease.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Mortgage Instruments" shall mean each deed of trust and any other instrument executed by the Borrower and the Lessee in favor of the Agent (for the benefit of any Primary Financing Party) and evidencing a Lien on the Property, in form and substance reasonably acceptable to the Agent.

     "Mortgage Lenders" shall mean Wachovia Bank, National Association, and shall include the other banks and financial institutions which may be from time to time party to the Mortgage Note Loan Agreement.

     "Mortgage Loan Basic Rent" shall mean the scheduled interest due on the Mortgage Loans on any Scheduled Interest Payment Date pursuant to the Mortgage Note Loan Agreement.

     "Mortgage Loan Property Cost" shall mean, with respect to the Property at any date of determination, an amount equal to (a) the aggregate principal amount of all Mortgage Loans made on or prior to such date minus (b) the aggregate amount of prepayments or repayments as the case may be of the Mortgage Loans allocated to reduce the Mortgage Loan Property Cost of the Property pursuant to
Section 2.6(c) of the Mortgage Note Loan Agreement.

     "Mortgage Note" shall have the meaning given to it in Section 2.2 of the Mortgage Note Loan Agreement.

     "Mortgage Note Commitments" shall mean the obligation of the Mortgage Lenders to make Mortgage Loans to the Borrower in an aggregate principal amount not to exceed the aggregate of the amounts set forth opposite each Mortgage Lender's name on Schedule 2.1 to the Mortgage Note Loan Agreement; provided, no Mortgage Lender shall be obligated to make Mortgage Loans to the Borrower in excess of such Mortgage Lender's share of the Mortgage Note Commitments as set forth adjacent to such Mortgage Lender's name on Schedule 2.1 to the Mortgage Note Loan Agreement.

     "Mortgage Note Loan Agreement" shall mean the Mortgage Note Loan Agreement, dated as of the Closing Date, among the Borrower, the Agent and the Mortgage Lenders, as specified therein.

     "Mortgage Note Loan Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Mortgage Note Loan Agreement Event of Default.

     "Mortgage Note Loan Agreement Event of Default" shall mean any event or condition defined as an "Event of Default" in Section 6 of the Mortgage Note Loan Agreement.

     "Mortgage Obligations" means the collective reference to (i) all obligations, now existing or hereafter arising, owing by the Lessee and/or any of its affiliates to the Lessor (or the Agent, on behalf of the Lessor) under or pursuant to the Operative Agreements whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Participation Agreement, the Lease Agreement, or any of the other Operative Agreements, whether on account of principal, advanced amounts, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or to the Lessor) that are required to be paid by the Lessee pursuant to the terms of the Operative Agreements and (ii) all obligations, now existing or hereafter arising, owing by the Borrower and/or the Lessee and/or any of their affiliates to the Mortgage Lenders (or the Agent, on behalf of the Mortgage Lenders) under or pursuant to the Operative Agreements whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Participation Agreement, the Mortgage Note Loan Agreement, the Lease Agreement, the Mortgage Notes, or any of the other Operative Agreements, whether on account of principal, advanced amounts, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or to the Mortgage Lenders) that are required to be paid by the Borrower and/or the Lessee pursuant to the terms of the Operative Agreements. Notwithstanding the foregoing, the term "Mortgage Obligations" shall not include the Credit Note Obligations or any obligation or amount included in the definition of the term "Rent" that is owed by the Lessee to the Lessor for the benefit of, or on account of, any of the Credit Note Obligations (including without limitation any portion of Basic Rent or Supplemental Rent attributable to or calculated based on any amount of interest or other amounts payable under the Credit Notes).

     "Multiemployer Plan" shall mean a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been made by the Lessee or any ERISA Affiliate and that is covered by Title IV of ERISA.

     "Multiple Employer Plan" shall mean a plan to which the Lessee or any ERISA Affiliate and at least one (1) other employer other than an ERISA Affiliate is making or accruing an obligation to make, or has made or accrued an obligation to make, contributions.

     "Note Proceeds" shall mean the proceeds from the sale of the Credit Notes to the Credit Note Purchasers pursuant to the Credit Note Purchaser Commitments.

     "Note Purchase Agreement" shall mean that certain Note Purchase Agreement dated as of the Closing Date among the Credit Note Purchasers, the Borrower and the Agent.

     "Note Purchase Agreement Default" shall mean any event or condition which, with the lapse of time or the giving of notice, or both, would constitute a Note Purchase Agreement Event of Default.

     "Note Purchase Agreement Event of Default " shall have the meaning given to such term in Section 11 of the Note Purchase Agreement.

     "Note Purchaser Property Cost" shall mean, with respect to the Property at any date of determination, an amount equal to (a) the aggregate principal amount of all Note Proceeds minus (b) the aggregate amount of prepayments or repayments as the case may be of the Credit Notes allocated to reduce the Note Purchaser Property Cost of the Property pursuant to Section 8.2(d) of the Note Purchase Agreement.

     "Notes" shall mean the Credit Notes and the Mortgage Notes.

     "Obligations" shall mean the collective reference to all obligations (including without limitation all payment and performance obligations), now existing or hereafter arising, owing by the Borrower and/or the Lessee and/or any of their affiliates to the Secured Parties under or pursuant to the Operative Agreements whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with the Participation Agreement, the Lease Agreement, the Note Purchase Agreement, the Mortgage Note Loan Agreement, the Notes or any of the other Operative Agreements, whether on account of principal, advanced amounts, interest, reimbursement obligations, fees, indemnities, costs, expenses, termination payments or otherwise (including without limitation all reasonable fees and disbursements of counsel to any of the Secured Parties) that are required to be paid by the Borrower and/or the Lessee pursuant to the terms of the Operative Agreements, and including without limitation the Credit Note Obligations and the Mortgage Obligations.

     "Officer's Certificate" with respect to any person shall mean a certificate executed on behalf of such person by a Responsible Officer who has made or caused to be made such examination or investigation as is necessary to enable such Responsible Officer to express an informed opinion with respect to the subject matter of such Officer's Certificate.

     "Operative Agreements" shall mean the following: the Participation Agreement, the Note Purchase Agreement, the Mortgage Note Loan Agreement, the Notes, the Lease, each Lease Supplement, the Ground Lease, the Security Agreement, the Assignment of Lease, the Intercreditor Agreement, the Mortgage Instruments, the other Security Documents, the Deed, the Structural Guaranty and any and all other agreements, documents and instruments executed in connection with any of the foregoing.

     "Original Executed Counterpart" shall have the meaning given to such term in Section 5 of Exhibit A to the Lease.

     "Original Lease" shall have the meaning given to such term in Article IA of the Lease.

     "Overdue Rate" shall mean (a) with respect to Note Purchaser Basic Rent, interest payable under the Note Purchase Agreement or any Credit Note, and any other amount owed under or with respect to the Note Purchase Agreement, the Credit Notes and any other amount owing to any Credit Note Purchaser under the Security Documents or the other Operative Agreements, the rate specified in
Section 7.1(b) of the Note Purchase Agreement, (b) with respect to the Mortgage Loan Basic Rent, interest payable under the Mortgage Note Loan Agreement or any Mortgage Note, and any other amount owed to any Mortgage Lender under or with respect to the Mortgage Note Loan Agreement, the Mortgage Notes and any other amount owing to any Mortgage Lender under the Security Documents or the other Operative Agreements, the rate specified in Section 2.8(b) of the Mortgage Note Loan Agreement, and (c) with respect to the Lessor Basic Rent, the Lessor Yield and any other amount owing to the Lessor under the Security Documents or the other Operative Agreements, the Lessor Overdue Rate, and (d) with respect to any other amount, the greater of the rate specified in Section 7.1(b) of the Note Purchase Agreement or the rate specified in Section 2.8(b) of the Mortgage Note Loan Agreement.

     "Participant" shall have the meaning given to such term in Section 9.7 of the Mortgage Note Loan Agreement.

     "Participation Agreement" shall mean the Participation Agreement dated as of the Closing Date, among the Lessee, the Lessor, the Credit Note Purchasers, the Mortgage Lenders, and the Agent.

     "Payment Date" shall mean any Scheduled Interest Payment Date and any date on which interest or Lessor Yield in connection with a prepayment of principal on the Notes or the Lessor Advance is due under the Note Purchase Agreement, the Mortgage Note Loan Agreement or the Notes or any other Operative Agreement.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation created by
Section 4002(a) of ERISA or any successor thereto.

     "Pension Plan" shall mean a "pension plan", as such term is defined in section 3(2) of ERISA, which is subject to title IV of ERISA (other than a Multiemployer Plan), and to which the Lessee or any ERISA Affiliate may have any liability, including without limitation any liability by reason of having been a substantial employer within the meaning of section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under section 4069 of ERISA.

     "Permitted Encumbrances" means:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 8.3A.4 of the Participation Agreement;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 8.3A.4 of the Participation Agreement;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 17.1(m) of the Lease; and

          (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Lessee or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

     "Permitted Facility" shall mean each parcel of real property (together with improvements existing or to be built thereon) selected by the Lessee and acceptable to the Agent, in its sole discretion.

     "Permitted Liens" shall mean, with respect to the Property:

          (a) the respective rights and interests of the parties to the Operative Agreements as provided in the Operative Agreements;

          (b) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease for no longer than the duration of the Lease;

          (c) Liens for Taxes that either are not yet due or are being contested in accordance with the provisions of Section 13.1 of the Lease;

          (d) Liens arising by operation of law, materialmen's, mechanics', workmen's, repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than thirty (30) days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

          (e) Liens of any of the types referred to in clause (d) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor and the Agent have been made), which bonding (or arrangements) shall comply with applicable Legal Requirements, and shall have effectively stayed any execution or enforcement of such Liens;

          (f) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 13.1 of the Lease;

          (g) Liens in favor of municipalities to the extent agreed to by the Lessor and the Agent;

          (h) all encumbrances, exceptions, restrictions, easements, rights of way, servitudes, encroachments and irregularities in title, other than Liens which, in the reasonable assessment of the Agent, will have a Material Adverse Effect; and

          (i)  any other Lien expressly consented to or approved by the Agent.

     "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or any other entity.

     "Placement Agent" shall mean Wachovia Securities, LLC, in its capacity as the Placement Agent under the Note Purchase Agreement.

     "Plan" means an employee benefit or other plan established or maintained by the Lessee or any ERISA Affiliate and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

     "Plans and Specifications" shall mean, with respect to Improvements and other components of the Property, the as-built plans and specifications for such Improvements and other components of the Property.

     "Post-Expiration Date Balance" shall mean the sum of (i) the remaining Termination Value for the Property after application of the Maximum Residual Guarantee Amount actually paid to Lessor on the Expiration Date pursuant to
Section 22.1(b) of the Lease, (ii) all reasonable costs and expenses incurred by or payable to Lessor (including management, supervisory or any remarketing fees payable to any Person, including Lessor) following the Expiration Date to maintain, lease or sell the Property (including any allocated internal costs of Lessor), and (iii) an amount equal to the amount of holdover Rent that Lessor would have received under Article XXIII of the Lease if Lessee had remained in possession of the Property during the period following the Expiration Date through the date Lessor recovers gross proceeds of sale (without deduction for any marketing, closing or other costs, prorations or commissions) equal to the sum of items (i) and (ii) above.

     "Primary Financing Parties" shall mean the Credit Note Purchasers, the Mortgage Lenders, the Lessor and any other banks, financial institutions or other institutional investors which may be from time to time a Credit Note Purchaser, a Mortgage Lender or the Lessor.

     "Primary Financing Party Balance" shall mean, with respect to any Primary Financing Party as of any date of determination: (i) with respect to any Credit Note Purchaser, the outstanding principal amount of the Credit Notes held by such Credit Note Purchaser at such time or (ii) with respect to any Mortgage Lender, the outstanding principal amount of the Mortgage Loans owed to such Mortgage Lender at such time or (iii) with respect to the Lessor, the outstanding principal amount of the Lessor Advance at such time, plus, in each case, all accrued and unpaid interest and Lessor Yield, as the case may be, thereon.

     "Primary Financing Party Financing Statements" shall mean UCC financing statements and fixture filings appropriately completed for filing in the applicable jurisdiction in order to procure a security interest in favor of the Agent in the Collateral subject to the Security Documents.

     "Prime Lending Rate" shall have the meaning given to such term in the definition of ABR.

     "Property" shall mean the properties described on the schedules to the Lease Supplement and in the attachments to the applicable Mortgage Instruments (including, without limitation, all of the Land and the Improvements related thereto).

     "Property Cost" shall mean, with respect to the Property at any date of determination, an amount equal to the aggregate sum of the Lessor Property Cost plus the Mortgage Loan Property Cost plus the Note Purchaser Property Cost.

     "PTE" shall have the meaning given to such term in Section 6.2(a) of the Note Purchase Agreement.

     "Purchase Option" shall have the meaning given to such term in Section 20.1 of the Lease.

     "Purchasing Mortgage Lender" shall have the meaning given to such term in
Section 9.8(a) of the Mortgage Note Loan Agreement.

     "QPAM Exemption" shall mean Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

     "Rating Agencies" shall mean Moody's, S&P and Fitch Investors Service, L.P. or, in each case, any successor nationally recognized statistical rating organization.

     "Receivables Facility" means a Receivables Lending Facility or a Receivables Purchase Facility.

     "Receivables Lending Facility" means one or more credit, loan or similar facilities established by the Lessee, the obligations under which are secured by accounts receivable of the Lessee and its Subsidiaries.

     "Receivables Purchase Facility" means one or more facilities established by the Lessee under which the Lessee and its Subsidiaries may sell accounts receivable, on a non-recourse basis, to one or more financial institutions or special purpose entities.

     "Register" shall have the meaning given to such term in Section 9.9(a) of the Mortgage Note Loan Agreement.

     "Regulation D" shall mean Regulation D of the Board, as the same may be modified and supplemented and in effect from time to time.

     "Regulation T" shall mean Regulation T of the Board, as the same may be modified and supplemented and in effect from time to time.

     "Regulation U" shall mean Regulation U of the Board, as the same may be modified and supplemented and in effect from time to time.

     "Regulation X" shall mean Regulation X of the Board, as the same may be modified and supplemented and in effect from time to time.

     "Reinvestment Yield" shall mean, with respect to the Called Principal of any Credit Note, 0.50% per annum over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the third Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in U.S. Treasury securities) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

     "Release" shall mean any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

     "Remaining Average Life" shall mean, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     "Remaining Scheduled Payments" shall mean, with respect to the Called Principal of any Credit Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Credit Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.

     "Rent" shall mean, collectively, the Basic Rent and the Supplemental Rent, in each case payable under the Lease.

     "Reportable Event" shall have the meaning specified in Section 4043 of ERISA.

     "Requested Funds" shall mean any funds requested by the Lessee in accordance with Section 5 of the Participation Agreement.

     "Requisition" shall have the meaning specified in Section 4.2 of the Participation Agreement.

     "Responsible Officer" shall mean the Chairman or Vice Chairman of the Board of Directors, the Chief Executive Officer, the President, any Senior Vice President or Executive Vice President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer.

     "Revolver Loans" means the loans made by the Revolving Credit Lenders to the Lessee pursuant to the Lessee Credit Agreement.

     "Revolving Credit Lenders" means, collectively, the parties to the Lessee Credit Agreement from time to time referenced therein as "Lenders".

     "Rule 144A" shall mean Rule 144A of the Securities Act.

     "S&P" shall mean Standard and Poor's Rating Group, a division of The McGraw-Hill Companies, Inc.

     "Sale Date" shall have the meaning given to such term in Section 20.3(a) of the Lease.

     "Sale Notice" shall mean a notice given to the Agent in connection with the election by the Lessee of its Sale Option.

     "Sale Option" shall have the meaning given to such term in Section 20.1 of the Lease.

     "Sale Proceeds Shortfall" shall mean the amount by which the proceeds of a sale described in Section 22.1 of the Lease are less than the Limited Recourse Amount with respect to the Property if it has been determined that the Fair Market Sales Value of the Property at the expiration of the term of the Lease has been impaired by greater than ordinary wear and tear during the Term of the Lease.

     "Scheduled Interest Payment Date" shall mean (a) as to any Eurodollar Financing, the last day of the Interest Period applicable to such Eurodollar Financing, (b) as to any ABR Financing and any interest payment pursuant to any Credit Note, the first day of each month (provided, the first Scheduled Interest Payment Date pursuant to this clause (b) shall be August 1, 2003), unless such day is not a Business Day and in such case on the next occurring Business Day and (c) as to all Financings, the date of any voluntary or involuntary payment, prepayment, return or redemption, and the Maturity Date or the Expiration Date, as the case may be.

     "Second Priority Liens" shall have the meaning given to such term in
Section 3.1 of the Intercreditor Agreement.

     "Secured Parties" shall have the meaning given to such term in the Security Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     "Security Agreement" shall mean the Security Agreement dated as of the Closing Date between the Borrower and the Agent, for the benefit of the Secured Parties, and accepted and agreed to by the Lessee.

     "Security Assets" shall have the meaning given to such term in Section 2 of the Security Agreement.

     "Security Documents" shall mean the collective reference to the Security Agreement, the Mortgage Instruments, the Lease (to the extent the Lease is construed as a security instrument), the UCC Financing Statements and all other security documents hereafter delivered to the Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower under the Note Purchase Agreement, the Mortgage Note Loan Agreement and/or under any of the other Credit Documents or the obligations and liabilities of the Lessee under the Lease and/or under the other Operative Agreements.

     "Security Right" shall have the meaning given to such term in Section 7.1(b) of the Lease.

     "Senior Secured Party" shall have the meaning given to such term in Section
1.1 of the Intercreditor Agreement.

     "Settlement Date" shall mean, with respect to the Called Principal of any Credit Note, the date on which such Called Principal is to be prepaid or has become or is declared to be immediately due and payable, as the context requires.

     "Soft Costs" shall mean all costs which are ordinarily and reasonably incurred in relation to the acquisition of the Property by the Lessor, including without limitation structuring fees, administrative fees, legal fees, upfront fees, fees and expenses related to appraisals, title examinations, title insurance, document recordation, surveys, environmental site assessments, geotechnical soil investigations and similar costs and professional fees customarily associated with a real estate closing, the fees and expenses of the Lessor payable or reimbursable under the Operative Agreements and costs and expenses incurred pursuant to Sections 7.3(a) and 7.3(b) of the Participation Agreement.

     "Source" shall have the meaning given to such term in Section 6.2 of the Note Purchase Agreement.

     "Specified Collateral" shall have the meaning given to such term in Section 7.1(b) of the Lease.

     "Structural Guaranty" shall mean that certain Structural Guarantee dated as of the Closing Date from Convergys Corporation in favor of the Beneficiaries.

     "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary" means any subsidiary of the Lessee.

     "Supplemental Amounts" shall have the meaning given to such term in Section
22.14 of the Note Purchase Agreement or Section 9.18 of the Mortgage Note Loan Agreement, respectively.

     "Supplemental Rent" shall mean all amounts, liabilities and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to the Lessor, the Agent, the Primary Financing Parties or any other Person under the Lease or under any of the other Operative Agreements including without limitation payments of the Termination Value and the Maximum Residual Guarantee Amount and all indemnification amounts, liabilities and obligations.

     "Tax Affiliate" means, with respect to any corporate Person, any member of an affiliated group (within the meaning of Section 1504(a) of the Code or any similar provision of state or local law) in which such Person is a member, "former Tax Affiliate" means, with respect to any corporate Person, any other Person that had been but is not currently affiliated (within the meaning of Section 1504(a) of the Code or any similar provision of state or local law) with such Person, with respect to the period of their affiliation.

     "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

     "Term" shall mean the Basic Term.

     "Termination Date" shall have the meaning specified in Section 16.2(a) of the Lease.

     "Termination Event" shall mean (a) with respect to any Pension Plan, the occurrence of a Reportable Event or an event described in Section 4062(e) of ERISA, (b) the withdrawal of the Lessee or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, (c) the distribution of a notice of intent to terminate a Plan or Multiemployer Plan pursuant to Section 4041(a)(2) or 4041A of ERISA,
(d) the institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC under Section 4042 of ERISA, (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or
(f) the complete or partial withdrawal of the Lessee or any ERISA Affiliate from a Multiemployer Plan.

     "Termination Notice" shall have the meaning specified in Section 16.1 of the Lease.

     "Termination Value" shall mean the sum of (a) the outstanding aggregate purchase price paid by the Credit Note Purchasers for the Credit Notes, plus (b) the outstanding aggregate principal amount of the Mortgage Loans, plus (c) the outstanding aggregate principal amount of the Lessor Advance, plus (d) any accrued and unpaid interest owing to the Credit Note Purchasers under the Credit Notes and the Mortgage Lenders under the Mortgage Notes and any accrued and unpaid Lessor Yield owning to the Lessor under the Operative Agreements, plus
(e) any amounts payable pursuant to Section 11.4 of the Participation Agreement, plus (f) to the extent the same is not duplicative of the amounts payable under clauses (a) through (e) above, all other Rent and other amounts then due and payable or accrued under the Lease and/or under any other Operative Agreement (including without limitation amounts under Sections 11.1 and 11.2 of the Participation Agreement and all costs and expenses referred to in clause FIRST of Section 22.2 of the Lease).

     "Transaction Expenses" shall mean all Soft Costs and all other costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Agreements and the transactions contemplated by the Operative Agreements including without limitation all costs and expenses described in
Section 7 of the Participation Agreement and the following:

          (a) the reasonable fees, out-of-pocket expenses and disbursements of Moore & Van Allen PLLC and Chapman and Cutler, as counsel to certain of the Financing Parties, and of counsel to the Lessee in negotiating the terms of the Operative Agreements and the other transaction documents, preparing for the closings under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Agreements, but excluding in all cases the fees, expenses and disbursements of counsel to any individual Credit Note Purchaser or Mortgage Lender;

          (b) the reasonable fees, out-of-pocket expenses and disbursements of accountants for the Lessee in connection with the transaction contemplated by the Operative Agreements;

          (c) any and all other reasonable fees, charges or other amounts payable to the Primary Financing Parties, the Agent, or any broker which arises under any of the Operative Agreements;

          (d) any other reasonable fees, out-of-pocket expenses, disbursements or costs of any party to the Operative Agreements or any of the other transaction documents; and

          (e) any and all Taxes and fees incurred in recording or filing any Operative Agreement or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Agreements.

     "Tribunal" shall mean any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision agency, department, commission, board, bureau or instrumentality of a governmental body.

     "Trust" shall mean the CRT Realty Trust 1998-1.

     "Type" shall mean, as to any Financing, whether it is an ABR Financing or a Eurodollar Financing.

     "UCC Financing Statements" shall mean collectively the Primary Financing Party Financing Statements and the Lessor Financing Statements.

     "Unfunded Liability" shall mean, with respect to any Plan, at any time, the amount (if any) by which (a) the present value of all accrued benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of the Lessee or any member of the Controlled Group to the PBGC or such Plan under Title IV of ERISA.

     "Uniform Commercial Code" and "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

     "U.S. Person" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

     "U.S. Taxes" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.

     "Wholly-Owned Entity" shall mean a Person all of the shares of capital stock or other ownership interest of which are owned by a referent Person and/or one of such referent Person's wholly-owned Subsidiaries or other wholly-owned entities.

     "Withdrawal Liability" shall have the meaning given to such term under Part I of Subtitle E of Title IV of ERISA.

     "Withholdings" shall have the meaning specified in Section 11.2(e) of the Participation Agreement.